                                                                   EXHIBIT 10.17

                                                                  CONFORMED COPY



                  SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 26, 2001

                                      Among

                       FELCOR LODGING TRUST INCORPORATED,
                     FELCOR LODGING LIMITED PARTNERSHIP and
                               FELCOR CANADA CO.,
                                  as Borrowers,

                            THE LENDERS PARTY HERETO,

                              BANKERS TRUST COMPANY
                              as Syndication Agent,


                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                                       and

                       THE CHASE MANHATTAN BANK OF CANADA,
                      as an Additional Administrative Agent





                          J.P. MORGAN SECURITIES INC.,
                    as Co-Lead Arranger and Joint Bookrunner

                       DEUTSCHE BANC ALEX. BROWN INC., as
                      Co-Lead Arranger and Joint Bookrunner

                             BANK OF AMERICA, N.A.,
                           as Co-Documentation Agent,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            as Co-Documentation Agent

                                       and

                           SALOMON SMITH BARNEY INC.,
                            as Co-Documentation Agent

                                TABLE OF CONTENTS

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         1.1.  Defined Terms....................................................................................     2
         1.2.  Computation of Time Periods......................................................................    39
         1.3.  Accounting Terms.................................................................................    39
         1.4.  Certain Terms....................................................................................    39

ARTICLE II

         AMOUNTS AND TERMS OF THE LOANS AND LETTERS OF CREDIT...................................................    40

         2.1.  The Revolving Credit Loans.......................................................................    40
         2.2.  Making the Revolving Credit Loans................................................................    40
         2.3.  Fees.............................................................................................    43
         2.4.  Reduction and Termination of the Commitments.....................................................    44
         2.5.  Repayment........................................................................................    45
         2.6.  Prepayments......................................................................................    45
         2.7.  Conversion/Continuation Option...................................................................    47
         2.8.  Interest.........................................................................................    48
         2.9.  Interest Rate Determination and Protection.......................................................    49
         2.10.  Increased Costs.................................................................................    49
         2.11.  Illegality......................................................................................    50
         2.12.  Capital Adequacy................................................................................    50
         2.13.  Payments and Computations.......................................................................    50
         2.14.  Taxes...........................................................................................    52
         2.15.  Sharing of Payments, Etc........................................................................    54
         2.16.  Swing Advances..................................................................................    54
         2.17.  Letters of Credit...............................................................................    56
         2.18.  Letter of Credit Requests.......................................................................    57
         2.19.  Letter of Credit Participations.................................................................    57
         2.20.  Agreement to Repay Letter of Credit Drawings....................................................    59
         2.21.  Additional Revolving Credit Commitments.........................................................    60
         2.22.  Extension of the Final Maturity Date............................................................    62
         2.23.  Bankers' Acceptance Provisions..................................................................    63
         2.24.  Special Provisions Regarding Canadian Revolving Credit Loans....................................    63
         2.25.  Certain Override Provisions Regarding Utilizations of the Canadian
                  Revolving Credit Sub-Commitments..............................................................    66

ARTICLE III

         CONDITIONS TO EFFECTIVENESS
         OF THIS AGREEMENT AND OF LENDING
         AND OF ISSUANCE OF LETTERS OF CREDIT...................................................................    67

                                      (i)

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         3.1.  Conditions Precedent to Effectiveness of this Agreement, to Initial
                  Revolving Credit Loans and Letters of Credit..................................................    67
         3.2.  Additional Conditions Precedent to Effectiveness of this Agreement, to
                  Initial Revolving Credit Loans and Letters of Credit..........................................    69
         3.3.  Conditions Precedent to Each Revolving Credit Loan and Letter of Credit..........................    70

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES.........................................................................    71

         4.1.  Existence; Compliance with Law...................................................................    71
         4.2.  Power: Authorization, Enforceable Obligations....................................................    72
         4.3.  Taxes............................................................................................    72
         4.4.  Full Disclosure..................................................................................    73
         4.5.  Financial Matters................................................................................    73
         4.6.  Litigation.......................................................................................    74
         4.7.  Margin Regulations...............................................................................    74
         4.8.  Ownership of Borrower and Subsidiaries...........................................................    74
         4.9.  ERISA............................................................................................    75
         4.10.  Indebtedness....................................................................................    76
         4.11.  Restricted Payments.............................................................................    76
         4.12.  No Burdensome Restrictions; No Defaults.........................................................    76
         4.13.  Investments.....................................................................................    76
         4.14.  Government Regulation...........................................................................    76
         4.15.  Insurance.......................................................................................    77
         4.16.  Labor Matters...................................................................................    77
         4.17.  Force Majeure...................................................................................    77
         4.18.  Use of Proceeds.................................................................................    78
         4.19.  Environmental Protection........................................................................    78
         4.20.  Contractual Obligations Concerning Assets.......................................................    79
         4.21.  Intellectual Property...........................................................................    80
         4.22.  Title...........................................................................................    80
         4.23.  Status as REIT..................................................................................    81
         4.24.  Operator: Compliance with Law...................................................................    82
         4.25.  Operating Leases, Licenses and Management Agreement.............................................    82
         4.26.  FF&E Reserves...................................................................................    82

ARTICLE V

         FINANCIAL COVENANTS....................................................................................    83

         5.1.  Unsecured Interest Expense Coverage..............................................................    83
         5.2.  Fixed Charge Coverage Ratio......................................................................    83
         5.3.  Maintenance of Tangible Net Worth................................................................    83
         5.4.  Limitations on Total Indebtedness................................................................    83
         5.5.  Limitations on Total Secured Indebtedness........................................................    83
         5.6.  Adjusted NOI and Hotels..........................................................................    83

                                      (ii)

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         5.7.  Limitations on Recourse Secured Indebtedness.....................................................    84

ARTICLE VI

         AFFIRMATIVE COVENANTS..................................................................................    84

         6.1.  Compliance with Laws, Etc........................................................................    84
         6.2.  Conduct of Business..............................................................................    84
         6.3.  Payment of Taxes, Etc............................................................................    84
         6.4.  Maintenance of Insurance.........................................................................    85
         6.5.  Preservation of Existence, Etc...................................................................    85
         6.6.  Access...........................................................................................    85
         6.7.  Keeping of Books.................................................................................    85
         6.8.  Maintenance of Properties, Etc...................................................................    85
         6.9.  Performance and Compliance with Other Covenants..................................................    85
         6.10.  Application of Proceeds.........................................................................    86
         6.11.  Financial Statements............................................................................    86
         6.12.  Reporting Requirements..........................................................................    87
         6.13.  Leases and Operating Leases; Management Agreements and Licenses.................................    90
         6.14.  Intentionally Omitted...........................................................................    90
         6.15.  Employee Plans..................................................................................    90
         6.16.  Intentionally Omitted...........................................................................    91
         6.17.  Fiscal Year.....................................................................................    91
         6.18.  Environmental Matters...........................................................................    91
         6.19.  REIT Requirements...............................................................................    91
         6.20.  Maintenance of FF&E Reserves....................................................................    92
         6.21.  Intentionally deleted...........................................................................    92
         6.22.  Further Assurances..............................................................................    92
         6.23.  Unencumbered Hotel Properties/Financial Covenant Imbalance......................................    92
         6.24.  Hotel Documents.................................................................................    92

ARTICLE VII

         NEGATIVE COVENANTS.....................................................................................    92

         7.1.  Restrictions on Wholly-Owned Subsidiaries........................................................    92
         7.2.  Operation/Ownership of Hotels....................................................................    93
         7.3.  Lease Obligations................................................................................    93
         7.4.  Restricted Payments..............................................................................    94
         7.5.  Mergers, Stock Issuances, Asset Sales, Etc.......................................................    94
         7.6.  Restrictions on Construction/Budget Hotels.......................................................    95
         7.7.  Change in Nature of Business or in Capital Structure.............................................    95
         7.8.  Modification of Material Agreements..............................................................    95
         7.9.  Accounting Changes...............................................................................    96
         7.10.  Transactions with Affiliates....................................................................    96
         7.11.  Adverse or Speculative Transactions.............................................................    96
         7.12.  Environmental Matters...........................................................................    96

                                     (iii)

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         7.13.  Joint Enterprises...............................................................................    96
         7.14.  Intentionally Omitted...........................................................................    96
         7.15.  ERISA Plan Assets...............................................................................    97
         7.16.  Limitation on Liens.............................................................................    97

ARTICLE VIII

         EVENTS OF DEFAULT......................................................................................    97

         8.1.  Events of Default................................................................................    97
         8.2.  Remedies.........................................................................................    99
         8.3.  Actions in Respect of Letters of Credit..........................................................    99

ARTICLE IX

         THE ADMINISTRATIVE AGENT...............................................................................   101

         9.1.  Authorization and Action.........................................................................   101
         9.2.  Administrative Agent's Reliance, Etc.............................................................   101
         9.3.  Chase and Affiliates.............................................................................   102
         9.4.  Lender Credit Decision...........................................................................   102
         9.5.  Indemnification..................................................................................   102
         9.6.  Successor Agent..................................................................................   103
         9.7.  Duties of Other Agents...........................................................................   103

ARTICLE X

         MISCELLANEOUS..........................................................................................   104

         10.1.  Amendments, Etc.................................................................................   104
         10.2.  Notices, Etc....................................................................................   105
         10.3.  No Waiver, Remedies.............................................................................   105
         10.4.  Costs; Expenses; Indemnities....................................................................   105
         10.5.  Right of Set-off................................................................................   107
         10.6.  Binding Effect..................................................................................   107
         10.7.  Assignments and Participations..................................................................   107
         10.8.  Governing Law; Severability.....................................................................   110
         10.9.  Submission to Jurisdiction:  Service of Process.................................................   111
         10.10.  Section Titles.................................................................................   111
         10.11.  Execution in Counterparts......................................................................   111
         10.12.  Entire Agreement...............................................................................   111
         10.13.  Confidentiality................................................................................   111
         10.14.  WAIVER OF JURY TRIAL...........................................................................   112
         10.15.  Joint and Several Obligations..................................................................   112
         10.16.  Judgment Currency..............................................................................   112

                                      (iv)

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ARTICLE XI

         US BORROWER GUARANTY...................................................................................   113

         11.1.  The Guaranty....................................................................................   113
         11.2.  Bankruptcy......................................................................................   113
         11.3.  Nature of Liability.............................................................................   113
         11.4.  Guaranty Absolute...............................................................................   113
         11.5.  Independent Obligation..........................................................................   114
         11.6.  Authorization...................................................................................   114
         11.7.  Reliance........................................................................................   115
         11.8.  Subordination...................................................................................   115
         11.9.  Waivers.........................................................................................   115
         11.10.  Guaranty Continuing............................................................................   116
         11.11.  Binding Nature of Guaranties...................................................................   116
         11.12.  Judgments Binding..............................................................................   116


SCHEDULES

Schedule I-A        -     Revolving Credit Commitments
Schedule I-B        -     Canadian Revolving Credit Sub-Commitments
Schedule II-A       -     Revolving Credit Applicable Lending Offices and
                          Addresses for Notices
Schedule II-B       -     Canadian Revolving Credit Sub-Commitments Applicable
                          Lending Offices and Addresses for Notices
Schedule III        -     Operating Lessees
Schedule IV         -     Certain Provisions Relating to Bankers' Acceptances
Schedule V          -     Qualified Leases
Schedule 2.17       -     Existing Letters of Credit
Schedule 4.8        -     Subsidiaries and Unconsolidated Entities
Schedule 4.10       -     Existing Indebtedness
Schedule 4.13       -     Existing Investments
Schedule 4.19       -     Environmental Protection
Schedule 4.22(a)    -     Owned Real Estate
Schedule 4.22(b)    -     Leased Real Estate

EXHIBITS

Exhibit A-1         -     Form of Dollar Revolving Credit Note
Exhibit A-2         -     Form of Canadian Revolving Credit Note
Exhibit B           -     Form of Notice of Borrowing
Exhibit C           -     Form of Notice of Conversion or Continuation
Exhibit D-1         -     Legal Opinion of Patterson, Palmer, Hunt, Murphy
Exhibit D-2         -     Legal Opinion of Jenkens & Gilchrist

                                      (v)
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
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Exhibit D-3        -      Legal Opinion of Jenkins & Gilchrist Parker Chapin LLP
Exhibit D-4        -      Legal Opinion of Miles & Stockbridge P.C.
Exhibit E           -     Form of Assignment and Acceptance
Exhibit F           -     Form of Letter of Credit Request
Exhibit G           -     Form of Compliance Certificate
Exhibit H           -     Form of Operating Lease
Exhibit I-1         -     Form of Subsidiary Guaranty
Exhibit I-2         -     Form of Canadian Subsidiary Guaranty
Exhibit J           -     Form of Additional Revolving Credit
                          Commitment Agreement
Exhibit K           -     Form of Officers' Certificate
Exhibit L           -     Form of Solvency Certificate
Exhibit M           -     Form of Closing Certificate

                                      (vi)

                  SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 26, 2001, among FELCOR LODGING TRUST INCORPORATED (f/k/a Felcor Suite Hotels, Inc.), a Maryland corporation ("FelCor"), FELCOR LODGING LIMITED PARTNERSHIP (f/k/a Felcor Suites Limited Partnership), a Delaware limited partnership ("FelCor LP" and collectively with FelCor, the "US Borrower"), FELCOR CANADA CO., a Nova Scotia unlimited liability company (the "Canadian Borrower" and collectively with the US Borrower, the "Borrower"), the Lenders from time to time party hereto, Bankers Trust Company, as Syndication Agent (the "Syndication Agent") and THE CHASE MANHATTAN BANK ("Chase") and The Chase Manhattan Bank of Canada ("Chase Canada") as Administrative Agent for the Lenders.


                              W I T N E S S E T H:


                  WHEREAS, pursuant to that certain Revolving Credit Agreement dated as of September 30, 1996, among the US Borrower, the financial institutions listed on the signature pages thereof, the Administrative Agent and Wells Fargo Bank, National Association ("Wells Fargo") as documentation agent (as amended, modified or supplemented to, but not including, the effective date of the Amended Revolving Credit Agreement referred to below, the "Original Revolving Credit Agreement"), the lenders party thereto agreed to make to the US Borrower revolving credit advances of up to $250,000,000 in aggregate principal amount outstanding at any one time, for the purposes and upon the terms and subject to the conditions set forth therein;

                  WHEREAS, pursuant to that certain Amended and Restated Revolving Credit Agreement dated as of October 18, 1996, among the US Borrower, the lenders party thereto, the Administrative Agent and Wells Fargo as documentation agent (as amended, modified or supplemented to, but not including, the effective date of the Second Amended Revolving Credit Agreement referred to below, the "Amended Revolving Credit Agreement"), the terms and provisions of the Original Revolving Credit Agreement were amended and restated as more particularly set forth therein;

                  WHEREAS, pursuant to that certain Second Amended and Restated Revolving Credit Agreement dated as of March 10, 1997, among the US Borrower, the lenders party thereto, the Administrative Agent and Wells Fargo as documentation agent (as amended, modified or supplemented to, but not including, the effective date of the Third Amended Revolving Credit Agreement referred to below, the "Second Amended Revolving Credit Agreement"), the terms and provisions of the Amended Revolving Credit Agreement were amended and restated as more particularly set forth therein;

                  WHEREAS, pursuant to that certain Third Amended and Restated Revolving Credit Agreement dated as of August 14, 1997, among the US Borrower, the lenders party thereto, the Administrative Agent and Wells Fargo as documentation agent (as amended, modified or supplemented to, but not including, the effective date of the Fourth Amended Revolving Credit Agreement referred to below, the "Third Amended Revolving Credit Agreement"), the terms and provisions of the Second Amended Revolving Credit Agreement were amended and restated as more particularly set forth therein;

                  WHEREAS, pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of July 1, 1998, among the US Borrower, the lenders party thereto, the Administrative Agent, Bankers Trust Company, Bank of America, N.A. and Wells Fargo, National Association, as documentation agents (as amended, modified or supplemented to, but not including, the effective date of the Fifth Amended and Restated Credit Agreement referred to below, the "Fourth Amended Revolving Credit Agreement"), the terms and provisions of the Third Amended Revolving Credit Agreement were amended and restated as more particularly set forth therein;

                  WHEREAS, pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of August 1, 2000, among the US Borrower, the lenders party thereto, the Administrative Agent, Bankers Trust Company, Bank of America, N.A., Chase Securities Inc. and Wells Fargo, National Association, as documentation agents (as amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Fifth Amended Revolving Credit Agreement"), the lenders thereunder agreed to decrease the maximum revolving credit amount to $600,000,000 (subject to increases provided therein) and to amend and restate certain terms and provisions of the Fourth Amended Credit Agreement as more particularly set forth therein;

                  WHEREAS, pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of December 18, 2000, among the US Borrower, the Canadian Borrower, the lenders party thereto, the Administrative Agent, Bankers Trust Company, Bank of America, N.A., and Wells Fargo, National Association, as documentation agents (as amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Sixth Amended Revolving Credit Agreement"), the lenders thereunder agreed (i) that up to $60,000,000 of the Revolving Credit Commitments may be utilized for extensions of credit to the Canadian Borrower and (ii) to amend and restate certain terms and provisions of the Fifth Amended Credit Agreement as more particularly set forth therein; and

                  WHEREAS, the parties hereto now wish to amend and restate the Sixth Amended Revolving Credit Agreement as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that the aforementioned recitals are true and correct and hereby incorporated herein and that the Sixth Amended Revolving Credit Agreement is hereby amended and restated in its entirety so that all of the terms and conditions contained in this Agreement shall supersede and control the terms and conditions of the Sixth Amended Revolving Credit Agreement.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acceptance Fee" means, in respect of a Bankers' Acceptance, a fee calculated on the Face Amount of such Bankers' Acceptance at a rate per annum equal to the Applicable Margin that would be payable with respect to a Eurodollar Rate Loan drawn on the Drawing Date of such Bankers' Acceptance.

                  "Additional Revolving Credit Commitment" means, for each Lender, any commitment to make Dollar Revolving Credit Loans provided by such Lender pursuant to Section 2.21, in such amount as agreed to by such Lender in the respective Additional Revolving Credit Commitment Agreement; provided that on the Additional Revolving Credit Commitment Date upon which an Additional Revolving Credit Commitment of any Lender becomes effective, such Additional Revolving Credit Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Credit Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.21.

                  "Additional Revolving Credit Commitment Agreement" means a Revolving Credit Commitment Agreement substantially in the form of Exhibit J (appropriately completed).

                  "Additional Revolving Credit Commitment Date" means each date upon which an Additional Revolving Credit Commitment under an Additional Revolving Credit Commitment Agreement becomes effective as provided in Section 2.21(b)(i).

                  "Additional Revolving Credit Lender" has the meaning specified in Section 2.21(b).

                  "Adjusted EBITDA" means, for any Person for any period, EBITDA of such Person for such period less the FF&E Reserve for such Person.

                  "Adjusted Funds From Operations" means, for any Person, for any period, Net Income (Loss) of such Person for such period plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges with respect to their real estate assets for such period, (iii) losses from Asset Sales, losses resulting from restructuring of Indebtedness and other extraordinary losses, and
(iv) minority interests attributable to FelCor LP's partnership units; less (b) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) gains from Asset Sales, gains resulting from restructuring of Indebtedness and other extraordinary gains, and (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities; plus (c) such Person's Pro Rata Share of Adjusted Funds From Operations of such Person's Unconsolidated Entities.

                  "Adjusted NOI" means, with respect to any Hotel owned or leased by the Borrower or any of its Subsidiaries, Eligible Joint Ventures or Unconsolidated Entities, for any period, the Net Operating Income for such Hotel for such period less the FF&E Reserve for such Hotel for such period.

                  "Adjustment Date" has the meaning specified in Section
2.25(b).

                  "Administrative Agent" means (i) with respect to all matters relating to Canadian Revolving Credit Loans, Chase Canada, and (ii) for all other purposes Chase, and in each case shall include any successor to the Administrative Agent, identified in clauses (i) and (ii) above, appointed pursuant to Section 9.6.

                  "Affiliate" means, to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each executive officer, director, trustee, limited liability company manager or general partner of such Person, and each Person who is the beneficial owner of 10% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Seventh Amended and Restated Credit Agreement, together with all Exhibits and Schedules attached hereto and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Allerton Hotel" means that certain Hotel located in Chicago Illinois and commonly known as the Allerton Hotel.

                  "Alternative Currency" means any lawful currency of a country where a Hotel is located, other than Dollars, which is freely transferable and convertible into Dollars.

                  "Alternative Currency Contract" means a currency swap agreement, currency cap agreement, currency collar agreement or forward currency agreement entered into to provide protection against fluctuations in an Alternative Currency.

                  "Amended Revolving Credit Agreement" has the meaning specified in the recitals to this Agreement.

                  "Applicable Currency" means, with respect to any Obligations, Dollars or, to the extent relating to Canadian Revolving Credit Loans, Canadian Dollars (except to the extent otherwise required to be paid in Dollars as provided in this Agreement).

                  "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, its Eurodollar Lending Office in the case of a Eurodollar Rate Loan and its Canadian Lending Office in the case of Canadian Revolving Credit Loans.

                  "Applicable Margin" means, with respect to each Revolving Credit Loan, the applicable percentage per annum set forth below based upon (i) with respect to Level I through IV Status, the Status then in effect and (ii) with respect to Level V through X Status, the Status in effect on the most recent Applicable Margin Reset Date, it being understood that the Applicable Margin for (i) Base Rate Loans, Swing Advances and Canadian Prime Rate Loans shall be the percentage set forth under the column "Base Rate/Canadian Prime Rate Loans",
(ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans", and (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":


                                    Base Rate/Canadian
                                        Prime Rate                 Eurodollar Rate                Commitment
                                           Loans                        Loans                         Fee
                                           -----                        -----                         ---
Level I Status                            0.0%                         .875%                         0.125%
Level II Status                           0.0%                        1.000%                         0.150%
Level III Status                          0.0%                        1.125%                         0.150%
Level IV Status                           0.0%                        1.250%                         0.200%
Level V Status                            0.0%                        1.375%                         0.200%
Level VI Status                           0.250%                      1.750%                         0.250%
Level VII Status                          0.375%                      1.875%                         0.250%
Level VIII Status                         0.500%                      2.000%                         0.300%
Level IX Status                           0.625%                      2.125%                         0.375%
Level X Status                            1.000%                      2.500%                         0.500%

                  "Applicable Margin Reset Date" means the 45th day following the end of the most recent Fiscal Quarter.

                  "Asset Sale" means any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage, or destruction, and whether by operation of law or otherwise) by the Borrower or any of its Subsidiaries to any Person (other than to Borrower or any of its Subsidiaries) of any Stock of any of its Subsidiaries, any Stock Equivalents of any of its Subsidiaries or any Hotel, but excluding Operating Leases.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E.

                  "Available Canadian Credit" means, at any time, an amount equal to the then effective Canadian Revolving Credit Sub-Commitments of the Lenders at such time less the aggregate of the outstanding principal amount of the Canadian Revolving Credit Loans (using the Dollar Equivalent then in effect for all outstanding Canadian Revolving Credit Loans).

                  "Available Credit" means, at any time, an amount equal to the then effective Revolving Credit Commitments of the Lenders less the sum of (x) the aggregate of the outstanding principal amount of the Revolving Credit Loans at such time and (y) the Letter of Credit Outstandings.

                  "Available Dollar Credit" means, at any time, an amount equal to the then effective Dollar Revolving Credit Sub-Commitments of the Lenders at such time less the sum of (x) the aggregate of the outstanding principal amount of the Dollar Revolving Credit Loans at such time and (y) the Letter of Credit Outstandings.

                  "BA Discount Proceeds" means, in respect of any Bankers' Acceptance to be purchased by a Canadian Lender on any date pursuant to Section 2.1(b) and Schedule IV, an amount rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up, calculated on such day by dividing:

                  (a) the Face Amount of such Bankers' Acceptance; by

                  (b) the sum of one plus the product of:

                           (i) the respective Canadian Lender's Discount Rate
                  (expressed as a decimal) applicable to such Bankers' Acceptance; and

                           (ii) a fraction, the numerator of which is the number
                  of days in the term of maturity of such Bankers' Acceptance and the denominator of which is 365;

         with such product rounded up or down to the fifth decimal place and with .000005 being rounded up.

                  "Bankers' Acceptance" means a Draft accepted by a Canadian Lender pursuant to Section 2.1(b) and Schedule IV.

                  "Bankers' Acceptance Loans" means the creation and discount of Bankers' Acceptances as contemplated in Section 2.1(b) and Schedule IV.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum, shall be equal at all times to the higher of:

                  (a) the rate of interest announced publicly by Chase at its principal office, from time to time, as Chase's base rate; and

                  (b) the sum (adjusted to the nearest 1/8 of one percent or, if there is no nearest 1/8 of one percent, to the next higher 1/8 of one percent) of (i) 1/2 of one percent per annum plus (ii) the Federal Funds Rate.

                  "Base Rate Loan" means any outstanding principal amount of the Dollar Revolving Credit Loans of any Lender that bears interest with reference to the Base Rate, other than Swing Advances.

                  "Bass" shall mean Bass Hotels and Resorts, a Delaware corporation, or any Person controlled by Bass Hotels and Resorts which is a Manager.

                  "Borrower" has the meaning specified in the preamble to this Agreement.

                  "Borrower's Investment" means, with respect to any Hotel, the US Borrower's or any of its Subsidiaries' investment in such Hotel (including all investments constituting, evidencing or secured by an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in, or in any manner connected with or relating to, the ownership or leasing of such Hotel, specifically including, without limitation, investments in Subsidiaries and Unconsolidated Entities owning or leasing Hotels), at cost, on a consolidated basis, provided that in determining the cost of such investments, there shall be included (i) the amount of all cash paid and the value (as determined by the Board of Directors of FelCor for purposes of such investment) of any other property transferred therefor by the US Borrower or its Subsidiary, (ii) the amount of all indebtedness and other obligations assumed or incurred by the US Borrower or its Subsidiary or to which the US Borrower or its Subsidiary takes subject, and (iii) the value (as determined by the Board of Directors of FelCor for the purposes of such investment) of all equity securities of which the issuer is an entity that is, or upon such investment will be, included within the US Borrower or its Subsidiary and which are issued (otherwise than for cash) to, or retained by, any person other than the US Borrower or its Subsidiary in connection with such investment. For purposes of this definition only, "indebtedness" of the US Borrower or its Subsidiary shall mean the consolidated liabilities of the US Borrower and its Subsidiaries for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under Capitalized Leases.

                  "Borrowing" means (i) a borrowing consisting of Dollar Revolving Credit Loans made on the same day by the Lenders ratably according to their respective Dollar Revolving Credit Sub-Commitments and (ii) a borrowing consisting of Canadian Revolving Credit Loans made on the same day by the Canadian Lenders ratably according to their respective Canadian Revolving Credit Sub-Commitments and having, in the case of Bankers' Acceptance Loans, underlying Bankers' Acceptances with the same maturities.

                  "Business Day" means (i) for all purposes other than as covered in clause (ii) below, (x) a day of the year on which banks are not required or authorized to close in New York City and California and (y) if the applicable Business Day relates to a Eurodollar Rate Loan, a day described in preceding clause (x) and which is also a day on which dealings are also carried on in the London interbank market and (ii) with respect to the Canadian Revolving Credit Loans, any day which is a Business Day described in preceding clause (i)(x) and which is also a day which is not in Toronto, Ontario, a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

                  "Canadian Borrower" has the meaning specified in the preamble to this Agreement.

                  "Canadian Dollar" and "Cdn" means freely transferable lawful money of Canada.

                  "Canadian Dollar Equivalent" means, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

                  "Canadian Guaranteed Parties" means the Lenders and the Administrative Agent.

                  "Canadian Lender" means (a) (i) each Lender listed on Schedule I-B-1 at all times prior to the MeriStar Merger Date and (ii) each Lender listed on Schedule 1-B-2 on and after the MeriStar Merger Date and (b) each additional Person that becomes a Canadian Lender party hereto in accordance with Section
10.7. A Canadian Lender shall cease to be a "Canadian Lender" when it has assigned all of its Canadian Revolving Credit Sub-Commitments in accordance with
Section 11.7. For purposes of this Agreement, the term "Lender" includes each Canadian Lender unless the context otherwise requires.

                  "Canadian Lending Office" means, with respect to any Canadian Lender, the office of such Canadian Lender specified as its "Canadian Lending Office" opposite its name on Schedule II-B or such other office as such Canadian Lender may from time to time specify to the Administrative Agent and the Canadian Borrower.

                  "Canadian Obligations" has the meaning specified in Section 11.1.

                  "Canadian Prime Rate" means, at any time, the greater of (i) the per annum rate of interest quoted, published and commonly known as the "prime rate" of Chase Canada which Chase Canada establishes at its main office in Toronto, Ontario, Canada as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without necessity of any notice to any Borrower or any other Person and (ii) the sum of (I) the 30-day CDOR Rate on such date, plus (II) 1.00%.

                  "Canadian Prime Rate Loans" means any Canadian Revolving Credit Loan designated or deemed designated as such by the Canadian Borrower at the time of the incurrence thereof or conversion thereto.

                  "Canadian Ratable Portion" means with respect to any Canadian Lender, the quotient obtained by dividing the Canadian Revolving Credit Sub-Commitment of such Canadian Lender by the Canadian Revolving Credit Sub-Commitments of all Canadian Lenders, provided that if the Canadian Ratable Portion of any Canadian Lender is to be determined after the Revolving Credit Commitments have been terminated, then the Canadian Ratable Portion of the Canadian Lenders shall be determined immediately prior (and without giving effect) to such termination.

                  "Canadian Revolving Credit Loan" has the meaning specified in
Section 2.1(b).

                  "Canadian Revolving Credit Note" means any promissory note of the Canadian Borrower payable to the order of each Canadian Lender that has a Canadian Revolving Credit Sub-Commitment, in substantially the form of Exhibit A-2, in a stated principal amount (expressed in Canadian Dollars) which exceeds by 25% the Canadian Dollar Equivalent (as of the date of issuance) of the respective Canadian Lender's Canadian Revolving Credit Sub-Commitment; provided that if, because of fluctuations in exchange rates after the Restatement Effective Date, the amount of the Canadian Revolving Credit Note of the Canadian Borrower held by any Canadian Lender would not be at least as great as the outstanding principal amount of, and the Face Amount of, as applicable, Canadian Revolving Credit Loans made by such

Canadian Lender to the Canadian Borrower and evidenced thereby, the respective Canadian Lender may request (and in such case the Canadian Borrower shall promptly execute and deliver) a new Canadian Revolving Credit Note in an amount equal to the greater of (x) that amount (expressed in Canadian Dollars) which at that time exceeds by 25% the Canadian Dollar Equivalent of the respective Canadian Lender's Canadian Revolving Credit Sub-Commitment or (y) the then outstanding principal amount of, and the Face Amount of, as applicable, all Canadian Revolving Credit Loans made by such Canadian Lender to the Canadian Borrower. Each Canadian Revolving Credit Note evidences the aggregate Indebtedness of the Canadian Borrower to such Canadian Lender that has a Canadian Revolving Credit Sub-Commitment resulting from Canadian Revolving Credit Loans made by such Canadian Lender to the Canadian Borrower and "Canadian Revolving Credit Notes" means collectively the Canadian Revolving Credit Notes.

                  "Canadian Revolving Credit Sub-Commitment" means, as to any Canadian Lender, the amount, if any, set forth opposite such Canadian Lender's name in directly below the column entitled "Canadian Revolving Credit Sub-Commitment"(i) on Schedule I-B-1 at all times prior to the MeriStar Merger Date and (ii) on Schedule I-B-2 on and after the MeriStar Merger Date. The Canadian Revolving Credit Sub-Commitment of each Canadian Lender is a sub-limit of the Revolving Credit Commitment of the respective Canadian Lender (or its respective Affiliate which is a Lender with the related Revolving Credit Commitment) and not an additional commitment and, in no event, may exceed at any time, the Revolving Credit Commitment of such Canadian Lender (or its respective Affiliate which is a Lender with the related Revolving Credit Commitment).

                  "Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capitalized Lease Obligations" means, as to any Person, the. capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

                  "Cash Equivalents" means (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000 having maturities of one year or less from the date of acquisition, and (iii) commercial paper of an issuer rated at least "A-I" by S&P or "P- 1" by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                  "CDOR Rate" means, on any date, the annual rate of interest which is the rate based on an average rate applicable to Canadian Dollar Bankers' Acceptances for the applicable period appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. 1991 definitions, as modified and amended from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:00 A.M. (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to Canadian Dollar Bankers' Acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) as of 10:00 A.M. (Toronto time) on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

                  "Chase" has the meaning specified in the preamble to this Agreement.

                  "Chase Canada" has the meaning specified in the preamble to this Agreement.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Commitment Fee" has the meaning specified in Section 2.3(a).

                  "Compliance Certificate" has the meaning specified in Section 3.1(j).

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person (including, in the case of any Guarantor, its obligations under its Subsidiary Guaranty), and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. Anything herein to the contrary notwithstanding, no agreement entered into by the US Borrower or any of its Subsidiaries or Unconsolidated Entities with respect to its acquisition of any direct or indirect, interest in any Hotel shall, prior to the satisfaction in full of all conditions precedent to the obligations of such Person pursuant to the agreement, be deemed or construed to constitute a "Contingent Obligation" or "Indebtedness" of such Person hereunder, provided that pursuant to any such agreement, the US Borrower or its Subsidiary or Unconsolidated Entity is not liable or responsible for, and does not assume any, development or construction risks. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                  "Continuing Lender" means each Existing Lender with a Revolving Credit Commitment under this Agreement.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement (including, without limitation, any management or franchise agreement), undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Discount Rate" means (i) with respect to any Canadian Lender which is a Schedule I chartered bank under the Bank Act (Canada), as applicable to a Bankers' Acceptance being purchased by such Canadian Lender on any day, the CDOR Rate for the applicable period; and (ii) with respect to any Canadian Lender which is not a Schedule I chartered bank under the Bank Act (Canada), as applicable to a Bankers' Acceptance being purchased by such Lender on any day, the discount rate (expressed to two decimal places and rounded upward, if not an increment of 1/100th of 1%, the nearest 0.01%) quoted by such Canadian Lender as the percentage discount rate at which such Canadian Lender would, in accordance with its normal practice, at or about 10:00 A.M., (Toronto time) on such date, be prepared to purchase bankers' acceptances having a face amount and term comparable to the Face Amount and term of such Bankers' Acceptance, provided, however, that no Discount Rate calculated pursuant to this clause (ii) shall exceed the Discount Rate calculated pursuant to clause (i) above in respect of the same issue of Bankers' Acceptances plus 0.06% per annum.

                  "Disqualified Stock" means any class or series of Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Final Maturity Date of the Revolving Credit Loans (other than in exchange for other equity securities which do not constitute Disqualified Stock), (ii) redeemable at the option of the holder of such class or series of Stock at any time prior to the Final Maturity Date of the Revolving Credit Loans (other than in exchange for other securities which do not constitute Disqualified Stock), or
(iii) convertible into or exchangeable for Stock referred to in clause (i) or
(ii) above or Indebtedness having a scheduled maturity prior to the Final Maturity Date of the Revolving Credit Loans.

                  "DJONT" means DJONT Operations, L.L.C., a Delaware limited liability company.

                  "DOL" means the United States Department of Labor, or any successor thereto.

                  "Dollar Equivalent" of an amount denominated in Canadian Dollars means, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of Canadian Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date; provided that
(1) for purposes of Section 2.24, the Dollar Equivalent of any amount expressed in Canadian Dollars shall be the amount of Dollars that the Administrative Agent determines, based upon the actual exchange rates which the Administrative Agent believes can be obtained on the date of conversion pursuant to Section 2.24, would be required to be paid in Dollars to purchase such amount of Canadian Dollars and (2) for purposes of (x) determining compliance with Sections 2.1, 2.6, 2.16 and 2.17(c) and (y) calculating fees pursuant to Section 2.3, the Dollar Equivalent of any amounts outstanding in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rate therefor quoted in the Wall Street Journal on the last Business Day of each month, provided that, at any time during a month, if the full principal amount of Canadian Revolving Credit Loans permitted to be incurred pursuant to this Agreement (i.e., up to the full amount of the respective Canadian Revolving Credit Sub-Commitments as then in effect) were incurred, and if the Dollar Equivalent as recalculated based on the exchange rate therefor quoted in the Wall Street Journal on the respective date of determination pursuant to this exception would result in an increase in the Dollar Equivalent as then in effect of such amounts of 1% or more above the Canadian Revolving Credit Sub-Commitments then in effect, then at the discretion of the Administrative Agent or at the request of the Majority Lenders, the Dollar Equivalent shall be reset based upon the exchange rates quoted on such date in the Wall Street Journal, which rates shall remain in effect until the last Business Day of such month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding in Canadian Dollars in its sole discretion.

                  "Dollar Ratable Portion" means, with respect to any Lender, the quotient obtained by dividing the Dollar Revolving Credit Sub-Commitment of such Lender by the Dollar Revolving Credit Sub-Commitments of all Lenders, provided that if the Dollar Ratable Portion of any Lender is to be determined after the Revolving Credit Commitments have been terminated, then the

Dollar Ratable Portion of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

                  "Dollar Revolving Credit Loan" has the meaning specified in
Section 2.1.

                  "Dollar Revolving Credit Note" means a promissory note of the US Borrower payable to the order of any Lender in a stated principal amount equal to the amount of such Lender's Revolving Credit Commitment as originally in effect, in substantially the form of Exhibit A-1, evidencing the aggregate Indebtedness of the US Borrower to such Lender resulting from the Revolving Credit Loans made by such Lender to the US Borrower and "Revolving Credit Notes" means, collectively, the Revolving Credit Notes.

                  "Dollar Revolving Credit Sub-Commitment" means, for any Lender at any time, such Lender's Revolving Credit Commitment at such time minus, in the case of a Lender that is, or whose Affiliate is, a Canadian Lender, such Canadian Lender's Canadian Revolving Credit Sub-Commitment at such time.

                  "Dollars" and "$" shall mean freely transferable lawful money of the United States.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II-A or such other office of such Lender as such Lender may from time to time specify to the US Borrower and the Administrative Agent.

                  "Draft" means, at any time, a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time has not been completed or accepted by such Canadian Lender.

                  "Drawing" shall have the meaning provided in Section 2.20(a).

                  "Drawing Date" means any Business Day fixed pursuant to
Schedule IV for the creation and purchase of Bankers' Acceptances by a Canadian Lender.

                  "EBITDA" means, for any Person for any period, the Net Income
(Loss) of such Person for such period taken as a single accounting period, plus
(a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP), and (vi) minority interests attributable to FelCor LP's partnership units, less (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) extraordinary gains (and in the case of the US Borrower, other gains on Asset Sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP), (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities,

(iii) cash payments made with respect to any non-cash charge which was added back to Net Operating Income to determine EBITDA for any prior period; plus (c) such Person's Pro Rata Share of EBITDA of such Person's Unconsolidated Entities.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; (iv) a mutual fund or an insurance company organized under the laws of the United States, or any State thereof and having total assets in excess of $5,000,000,000; (v) any Lender; (vi) any Affiliate of any Lender; (vii) any person that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender; and (viii) only with respect to any Lender that is a fund that invests in bank loans, any other fund or trust entity that invests in bank loans and is advised by or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, in each case ((i) through (viii) above) acceptable (a) to the Administrative Agent, and
(b) provided no Default or Event of Default exists, to the US Borrower, which acceptance will not be unreasonably withheld, conditioned or delayed.

                  "Eligible Joint Venture" means any joint venture, corporation, partnership or other business entity in which the US Borrower (i) owns directly or indirectly a JV% of at least 50%; (ii) is (or owns directly or indirectly a majority of the voting Stock of and controls) the managing general partner or equivalent thereof for such entity and (iii) alone controls such managing general partner or equivalent. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person (including without limitation the power to authorize the sale or encumbrance of the assets of such Person), whether through the ownership of voting securities, by contract or otherwise.

                  "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non- accidental Releases) of, or exposure to, any Hazardous Material or other nuisance (to the extent the same relates to any Hazardous Materials), or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures or their operations or facilities; or
(iii) the violation or alleged violation, of any Environmental Laws,

Orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures.

                  "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement having the force or effect of law relating to the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.Section 136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C.Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C.Section 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C.Section 651 et seq. (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C.Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

                  "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries or Eligible Joint Ventures.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority arising under any Environmental Law.

                  "Environmental Permit" means any Permit required under any applicable Environmental Laws or Order and all supporting documents associated therewith.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

                  "ERISA Event" means (i) an event described in Sections 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Pension
Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(iii) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan or the insolvency of any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings by the PBGC to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan; (vi) the failure to make any required contribution to a Pension Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA; (ix) a prohibited transaction (as described in Code
Section 4975 or ERISA Section 406) shall occur with respect to any Plan; or (x) any Loan Party or ERISA Affiliate shall request a minimum funding waiver from the IRS with respect to any Pension Plan.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule II (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the US Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Principal Balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Loan" means any outstanding principal amount of the Dollar Revolving Credit Loans of any Lender that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

                  "Eurodollar Rate Reserve Percentage" for any Interest Period means the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any of the Lenders are now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that any portion of the Principal Balance bearing interest at a rate determined by reference to the Eurodollar Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to any of the Lenders from time to time under such Regulation and irrespective of whether such Lender actually maintains all or any portion of such reserve.

                  "Event of Default" has the meaning specified in Section 8.1.

                  "Excluded Taxable REIT Subsidiary" means any Taxable REIT Subsidiary that is not a Specified Taxable REIT Subsidiary.

                  "Existing Credit Facility" means the credit facilities provided for in the Sixth Amended Revolving Credit Agreement.

                  "Existing Guarantors" means (i) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, (ii) FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, (iii) FelCor/CSS Holdings, L.P., a Delaware limited partnership, (iv) FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, (v) FelCor/LAX Holdings, L.P., a Delaware limited partnership, (vi) FelCor Eight Hotels L.L.C., a Delaware limited liability company, (vii) FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, (viii) FelCor Nevada Holdings, L.L.C., a Nevada limited liability company, (ix) FHAC Nevada Holdings, L.L.C., a Nevada limited liability company, (x) FHAC Texas Holdings, L.P., a Texas limited partnership, (xi) FelCor Omaha Hotel Company, L.L.C, (xii) FelCor Country Villa Hotel, L.L.C., (xiii) FelCor Moline Hotel, L.L.C., (xiv) the Canadian Borrower; (xv) FelCor TRS Holdings, L.P. and (xvi) Kingston Plantation Development Corp..

                  "Existing Lender" means each Lender which was a Lender under, and as defined in, the Existing Credit Facility.

                  "Existing Letter of Credit" has the meaning specified in
Section 2.17.

                  "Existing Loans" means all Revolving Credit Loans and Swing Advances outstanding under the Existing Credit Facility.

                  "Extension Effective Date" has the meaning specified in
Section 2.22.

                  "Extension Fee" shall have the meaning specified in Section 2.22.

                  "Face Amount" means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers' Acceptance Loan shall be equal to the Face Amounts of the underlying Bankers' Acceptances.

                  "Facing Fee" has the meaning specified in Section 2.3(c).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FelCor" has the meaning specified in the preamble of this Agreement.

                  "FelCor LP" has the meaning specified in the preamble of this Agreement.

                  "FF&E Reserve" means, for any Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP (or with respect to any Hotel) for any period, a reserve equal to four percent (4%) of Room Revenues from any Hotel owned by such Person or its Subsidiary (or from such Hotel), for such Period (unless such Person is contractually obligated to reserve a greater percentage of Room Revenues, in which case such Person shall be required to reserve such greater amount with respect to such Hotel), plus, for any Person, such Person's Pro Rata Share of any FF&E Reserve for any Hotel owned by such Person's Unconsolidated Entities.

                  "Fifth Amended Revolving Credit Agreement" has the meaning specified in the recitals to this Agreement.

                  "Final Maturity Date" means the earlier (a) the third anniversary of the MeriStar Merger Date or (b) October 31, 2004; provided that the "Final Maturity Date" may be extended pursuant to and in accordance with the terms of Section 2.22.

                  "Financial Covenant Imbalance" shall have the meaning set forth in Section 2.6(c).

                  "First Extension Deadline Date" has the meaning specified in
Section 2.22.

                  "Fiscal Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve-month period ending on December 31.

                  "Fixed Charges" means, for any Person for any period, (a) Gross Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Total Indebtedness which is payable in a single installment at final maturity) required to be made during such period plus (c) dividends required to be paid by such Person (and its Subsidiaries determined on a consolidated basis in conformity with GAAP) in connection with preferred Stock issued by such Person (including such Person's Pro Rata Share of such dividends required to be paid by such Person's Unconsolidated Entities, but excluding dividends on Qualified Preferred Stock).

                  "Fourth Amended Revolving Credit Agreement" has the meaning specified in the recitals of this Agreement.

                  "Free Cash Flow" means, for any Person for any period, the Adjusted Funds From Operations for such period less (a) the aggregate FF&E Reserve for such Person and its Subsidiaries for such period, and (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Articles V and VII, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 4.5.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Interest Expense" means, for any Person for any period, the sum of (a) the total interest expense in respect of all Indebtedness (excluding all Contingent Obligations) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries, plus (b) such Person's Pro Rata Share of Gross Interest Expense of such Person's Unconsolidated Entities.

                  "Guarantor" means the Existing Guarantors and each direct and indirect wholly owned Subsidiary of the US Borrower formed or acquired after the date hereof, provided, however, a wholly owned Subsidiary of the US Borrower which is formed or acquired after the date hereof shall only be required to be a Guarantor if such Subsidiary is a Required Guarantor.

                  "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Authority of the United States as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", "restricted hazardous waste", "contaminant", "toxic waste", "toxic substance" or words of similar meaning or import under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

                  "Hilton" means Hilton Hotels Corporation, a Delaware corporation, or any Person controlled by Hilton Hotels Corporation that is a Manager.

                  "Hotel" means (a) any Real Estate or Lease comprising an operating facility offering hotel or other lodging services, or offering food and beverage or associated retail services (so long as (i) such facility was acquired together with and is operated in conjunction with, an operating facility which offers hotel or other lodging services and (ii) such facility is in immediate proximity with an operating facility which offers hotel or other lodging services) and (b) any Real Estate or Lease comprising a facility offering other services so long as the EBITDA from such services does not exceed 2% of the EBITDA of the US Borrower for any such Fiscal Year.

                  "Hotel Documents" means, with respect to any Hotel, the following documents:

                  (i) a description of such Hotel, such description to include the age, location and number of rooms or suites of such Hotel;

                  (ii) details of the US Borrower's Investment in such Hotel and, if available (or able to be reasonably obtained), details of the Adjusted NOI of such Hotel for the prior four (4) Fiscal Quarters;

                  (iii) a copy of the most recent ALTA Owner's Policy of Title Insurance (or commitment to issue such a policy to the Person owning or to own such Hotel) relating to such Hotel showing the identity of the fee titleholder thereto and all matters of record as of its date;

                  (iv) copies of each of the Operating Lease, Management Agreement and License relating to such Hotel;

                  (v) copies of all engineering, mechanical, structural and maintenance studies performed by third party consultants with respect to such Hotel;

                  (vi) a "Phase I" environmental assessment of such Hotel prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the US Borrower performed with respect to such Hotel;

                  (vii) if such Hotel is owned pursuant to a Qualified Lease, a copy of such Lease together with all and any amendments thereto or modifications thereof; and

                  (viii) such other information as the Administrative Agent may reasonably request in order to evaluate the Hotel.

                  "Improvements" has the meaning specified in Section 4.22(c).

                  "Indebtedness" of any Person means, without duplication, the principal amount of (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments (including, in the case of the Borrowers, the Revolving Credit Loans outstanding), (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obliga-tions of such Person, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other equity securities) any Stock or Stock Equivalents of such Person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (viii) all liabilities of such Person under Title IV of ERISA.

                  "Indemnified Matters" has the meaning specified in Section 10.4(b).

                  "Indemnitees" has the meaning specified in Section 10.4.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three, six, nine (to the extent available) or twelve (to the extent available) months thereafter, as selected by the US Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 2.7, and (ii) thereafter, if such Eurodollar Rate Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.7, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three, six, nine (to the extent available) or twelve (to the extent available) months thereafter, as selected by the US Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.7; provided, however, that:

                  (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (C) the US Borrower may not select any Interest Period which ends after the Final Maturity Date;

                  (D) Intentionally Omitted;

                  (E) the US Borrower may not select any Interest Period in respect of Dollar Revolving Credit Loans having an aggregate principal amount of less than $5,000,000; and

                  (F) there shall be outstanding at any one time no more than fifteen (15) Interest Periods in the aggregate.

                  "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

                  "Investment" means, with respect to any Person, (a) any loan or advance to any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, (i) any other Person, (ii) all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person.

                  "IRS" means the Internal Revenue Service, or any successor thereto.

                  "Issuing Lender" means Chase.

                  "Joint Enterprise" means with respect to any Person, any joint venture, corporation, partnership or other business entity which is not (directly or indirectly) owned 100% by such Person.

                  "Joint Venture Hotel" means any Hotel owned by an Eligible Joint Venture.

                  "Judgment Currency" has the meaning specified in Section 10.16(a). "Judgment Currency Conversion Date" has the meaning specified in
Section 10.16(a).

                  "JV%" means, with respect to any Eligible Joint Venture, the percentage ownership interest of the US Borrower in such Eligible Joint Venture.

                  "L/C Cash Collateral Account" has the meaning specified in
Section 8.3.

                  "L/C Supportable Obligations" means (i) obligations of the US Borrower or any of its wholly-owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, (ii) earnest money or performance obligations in respect of acquisitions permitted pursuant to the terms of this Agreement and (iii) such other obligations of the US Borrower or any of its wholly-owned Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

                  "Lease" means, with respect to the US Borrower or any of its Subsidiaries or Unconsolidated Entities, any leasehold estate in real property owned by the US Borrower or such Subsidiary or Unconsolidated Entity, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

                  "Legal Proceedings" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

                  "Lender" means (a) (i) prior to the MeriStar Merger Date, each Lender listed on Schedule I-A-1 and (ii) on and after the MeriStar Merger Date, each lender listed on Schedule I-A-2, and (b) each Person which becomes a "Lender" hereunder pursuant to Section 10.7. Unless the context otherwise requires, each reference in this Agreement to a Lender includes each Canadian Lender and shall include references to any Affiliate of any such Lender which is acting as a Canadian Lender.

                  "Lender Reply Period" has the meaning specified in Section 10.1(d).

                  "Letter of Credit" has the meaning specified in Section
2.17(a).

                  "Letter of Credit Fee" has the meaning specified in Section 2.3(b).

                  "Letter of Credit Outstandings" means, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" has the meaning specified in
Section 2.18(a).

                  "Leverage Ratio" means, at any date, a fraction (expressed as a percentage) the numerator of which is Total Indebtedness, on such date, and the denominator of which is Total Value, on such date.

                  "License" means either (x) an agreement in favor of either the US Borrower or the Operating Lessee as licensee, permitting the use of hotel system trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel or (y) a Management Agreement, provided the Manager under such Management Agreement owns the rights to hotel system trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

                  "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes, the Subsidiary Guaranty, each Bankers' Acceptance and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means each of the Borrowers and each Subsidiary of the US Borrower that is a party to a Loan Document.

                  "Majority Lenders" means, at any time, Lenders holding an amount greater than 50% of the then aggregate unpaid principal amount of Revolving Credit Loans (excluding Revolving Credit Loans held by Non-Funding Lenders) or, if no such Revolving Credit Loans are then outstanding, Lenders having an amount greater than 50% of the Revolving Credit Commitments of all Lenders (excluding Non-Funding Lenders).

                  "Management Agreement" means an agreement relating to the operation and/or management of any Hotel.

                  "Manager" means Hilton, Bass, Sheraton, MeriStar, Coastal Hotel Group, Inc., or such other manager as shall be reasonably approved by the US Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed) and engaged as manager under the Management Agreement.

                  "Material Adverse Change" means a material adverse change in any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of (A) either entity which comprises the US Borrower or (B) the US Borrower and its Subsidiaries taken as one enterprise,
(ii) the legality, validity or enforceability of any Loan Document, or any material Operating Lease or the Operating Leases taken as a whole, (iii) the ability of any Borrower or its Significant Subsidiaries to repay the Obligations or to perform its obligations under any Loan Document, (iv) the ability of any Operating Lessee to perform its obligations under any material Operating Lease or to perform its obligations under their respective Operating Leases taken as a whole, or (v) the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                  "MeriStar" shall mean MeriStar Hospitality Corp., a Maryland corporation.

                  "MeriStar Merger" means the merger of MeriStar with and into FelCor, with FelCor as the surviving corporation of such merger, pursuant to, and in accordance with the terms of the MeriStar Merger Documents.

                  "MeriStar Merger Date" means the date which the MeriStar Merger is consummated pursuant to the MeriStar Merger Documents.

                  "MeriStar Merger Documents" means the Merger Agreement, dated as of May 9, 2001, as amended, between the US Borrower and MeriStar, and all other agreements and documents entered into in connection with the MeriStar Merger.

                  "Minimum Tangible Net Worth" means, with respect to the US Borrower, (a) at any time prior to the MeriStar Merger Date the sum of (i) $1,500,000,000; plus (ii) 50% of the aggregate net proceeds received by the US Borrower or any of its Subsidiaries after June 30,

2000 in connection with any offering of Stock or Stock Equivalents of the US Borrower and its Subsidiaries taken as a whole and (b) on and after the MeriStar Merger Date the sum of (i) $2,000,000,000; plus (ii) 50% of the aggregate net proceeds received by the US Borrower or any of its Subsidiaries after the MeriStar Merger Date in connection with any offering of Stock or Stock Equivalents of the US Borrower and its Subsidiaries taken as a whole.

                  "Moody's" means Moody's Investor Service Inc.

                  "Multiemployer Plan" means, as of any applicable date, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                  "Net Operating Income" means, with respect to any Hotel, for any period, the sum of the following (without duplication) (a) all gross income, revenues, receipts and all other consideration received by the owner of such Hotel from the operation thereof, including, without limitation, base rent, percentage and similar rentals, late charges and interest payments, but excluding extraordinary income and, until earned, security deposits, prepaid rents and other refundable receipts, minus (b) all expenses incurred by the owner of such Hotel during such period in the operation of such Hotel, including, without limitation, real estate taxes, personal property taxes, maintenance and repair costs of a non-capital nature for the structural portions of such Hotel and premiums payable for insurance on or with respect to such Hotels, but excluding extraordinary expenses.

                  "Non-Funding Lender" has the meaning specified in Section 2.13(f).

                  "Non-Recourse Indebtedness" of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further, that if a personal recourse claim is made in connection therewith, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Notice of Conversion or Continuation" has the meaning specified in Section 2.7(b) hereof.

                  "Obligation Currency" has the meaning specified in Section 10.16.

                  "Obligations" means the Revolving Credit Loans, the obligation to pay Unpaid Drawings and all other advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to the Administrative Agent, any Lender, the Issuing Lender, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum then payable by any Borrower under this Agreement or any other Loan Document.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Operating Lease" means a lease or sublease relating to any Hotel, between the US Borrower or any of its Subsidiaries or Eligible Joint Ventures or Unconsolidated Entities, as lessor, and an Operating Lessee, as lessee, substantially in a form as approved by Administrative Agent.

                  "Operating Lessee" means either (x) FelCor TRS Holdings, L.P. or its Subsidiary (provided FelCor TRS Holdings, L.P. owns directly or indirectly at least 50% of the voting Stock in such Subsidiary and maintains voting control over such Subsidiary), or (y) any entity listed on Schedule III attached hereto, each as lessee under an Operating Lease.

                  "Operator" means the Operating Lessee and/or the Manager or both (as the case may be) responsible for the operation and management of any Hotel.

                  "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award.

                  "Original Revolving Credit Agreement" has the meaning specified in the recitals to this Agreement.

                  "Other Taxes" has the meaning specified in Section 2.14(b).

                  "Participant" has the meaning specified in Section 2.19(a).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Pension Plan" means a plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Permit" means any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Covenant" means (i) any periodic reporting covenant, (ii) any covenant restricting payments by the US Borrower with respect to any securities of the US Borrower which are junior to the Qualified Preferred Stock, (iii) any covenant the default of which can only result in an increase in the amount of any redemption price, or dividend rate, (iv) any covenant the default of which gives rise only to rights or remedies which are subject to subordination terms reasonably acceptable to the Administrative Agent, (v) any covenant providing board membership or observance rights with respect to the US Borrower's board of directors and (vi) any other covenant that does not adversely affect the interests of the Lenders (as reasonably determined by the Administrative Agent).

                  "Permitted Liens" means, collectively, (a) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) the US Borrower or such Subsidiary or Eligible Joint Venture is not in default with respect to such payment obligation to such Person, or (ii) the US Borrower or such Subsidiary or Eligible Joint Venture is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; (b) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that neither the US Borrower nor any of its Subsidiaries or Eligible Joint Ventures is in default in respect of any payment obligation with respect thereto unless the US Borrower or such Subsidiary or Eligible Joint Venture is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; and (c) zoning restrictions, subleases, licenses or concessions for restaurants, bars, gift shops, antennas, communications equipment and similar agreements entered into in the ordinary course of such Person's business in connection with the ownership and operation of a hotel; and easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the US Borrower or any of its Subsidiaries or Eligible Joint Venture or impair, in any material manner, the use of such property for the purposes for which such property is held by the US Borrower or any such Subsidiary or Eligible Joint Venture; and (d) Liens on Stock held by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, so long as such Stock secures on an equal and ratable basis the Revolving Credit Loans and any other Indebtedness.

                  "Person" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Principal Balance" means, collectively, the outstanding principal balances of the Revolving Credit Notes from time to time.

                  "Pro Rata Share" means, for any Person, with respect to such Person's Unconsolidated Entities (or Subsidiaries), the percentage ownership interest of such Person in such Unconsolidated Entity (or Subsidiary), provided that, in the event that such Person is the general partner of such Unconsolidated Entity (or Subsidiary), such Person's Pro Rata Share with respect to such Unconsolidated Entity (or Subsidiary) shall be the percentage of the general partner interests owned by such Person in such Unconsolidated Entity (or Subsidiary) with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity (or Subsidiary).

                  "Projections" means those financial projections covering the fiscal years ending in 2001 through 2006, inclusive, delivered to the Lenders by the US Borrower.

                  "Purchasing Lender" has the meaning specified in Section 2.15.

                  "Qualified Lease" means any Lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the Lease expressly provides that (i) such Lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 35 years, (d) under which no material default has occurred and is continuing, (e) with respect to which a security interest may be granted without the consent of the lessor (or as to which the Lease expressly provides that (i) a security interest in such lease may be granted with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), and (f) which contains lender protection provisions reasonably acceptable to the Administrative Agent. Notwithstanding the foregoing, Qualified Lease shall in any event include each of the Leases described on Schedule V (which Schedule includes (i) all leases existing as of the Restatement Effective Date which satisfy the criteria set forth above and (ii) all leases deemed to be Qualified Leases pursuant to
Section 10.1(a)(x) of this Agreement prior to the Restatement Effective Date).

                  "Qualified Preferred Stock" means any preferred stock of either entity comprising the US Borrower, so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before August 1, 2008, (ii) expressly provide that (x) dividends on such preferred stock are only payable if dividends are concurrently paid on the US Borrower's common stock and (y) no remedies are available to the holders of such preferred stock as a result of the failure to pay dividends other than the election of up to two directors of the US Borrower, (iii) do not contain any covenants other than any Permitted Covenant and (iv) do not grant the holders thereof any voting rights except for
(x) voting rights required to be granted to such holders under applicable law,
(y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantial assets, or liquidations involving the US Borrower and (z) limited customary voting rights to elect not more than two directors during any period when dividends are in arrears.

                  "Ratable Portion" or "ratably" means, except as otherwise specifically provided herein with respect to any Lender, the quotient obtained by dividing the Revolving Credit Commitment of such Lender by the Revolving Credit Commitments of all Lenders and that pay-ments of principal of the Revolving Credit Loans and interest thereon shall be made pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit Loans held by the Lenders.

                  "Real Estate" means all of those plots, pieces or parcels of land now owned or hereafter acquired by the US Borrower or any of its Subsidiaries or Unconsolidated Entities (the "Land"), including, without limitation, those listed on Schedule 4.22(a), together with the right, title and interest of the US Borrower or such Subsidiary or Unconsolidated Entity, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "Recourse Indebtedness" of any Person means the sum of the following: (A) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP as to which recourse for payment is not limited to the specific assets encumbered by a Lien, provided, however, that personal recourse of a holder of Indebtedness against (i) any Subsidiary (or Unconsolidated Entity) of the US Borrower formed specifically for the limited purpose of owning specific assets which secure Indebtedness which does not exceed 65% of the value of the assets owned by such Subsidiary (or Unconsolidated Entity) or (ii) any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate, shall not, by itself, cause any Indebtedness to be characterized as Recourse Indebtedness, provided further, that if a personal recourse claim is made in connection therewith, such claim shall constitute Recourse Indebtedness for the purposes of this Agreement; plus (B) such Person's Pro Rata Share of Recourse Indebtedness of such Person's Unconsolidated Entities.

                  "Recourse Secured Indebtedness" of any Person means the sum of the following: (A) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP (x) which is secured by a Lien (other than a Permitted Lien) and (y) as to which recourse for payment is not limited to the specific assets encumbered by such Lien, provided, however, that personal recourse of a holder of Indebtedness against (i) any Subsidiary (or Unconsolidated Entity) of the US Borrower formed specifically for the limited purpose of owning specific assets which secure Indebtedness which does not exceed 65% of the value of the assets owned by such Subsidiary (or Unconsolidated Entity) or (ii) any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate, shall not, by itself, cause any Indebtedness to be characterized as Recourse Secured Indebtedness, provided further, that if a personal recourse claim is made in connection therewith, such claim shall constitute Recourse Secured Indebtedness for the purposes of this Agreement; plus (B) such Person's Pro Rata Share of Recourse Secured Indebtedness of such Person's Unconsolidated Entities.

                  "Refurbishment Hotel" means Hotels, designated by the US Borrower, which (i) will experience or are experiencing a disruption in hotel operations due to refurbishment and (ii) are continuously operating with at least 65% of its rooms in service at all times. Any given Hotel may only be characterized as a Refurbishment Hotel for a maximum of six consecutive Fiscal Quarters provided, however, that the requirement of continuous operation shall not apply with respect to the Allerton Hotel or any other Hotel approved by the Administrative Agent (each, a "Specified Refurbishment Hotel").

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                  "Register" has the meaning specified in Section 10.7.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

                  "Remedial Action" means all actions, including without limitation any Capital Expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post- remedial monitoring and care, or (iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws and Environmental Permits.

                  "Reporting Operating Lessee" means any Operating Lessee (other than a wholly-owned Subsidiary of the US Borrower) which is a party to Operating Leases which in the aggregate provide at least 25% of Borrower's consolidated Operating Lease revenue.

                  "Requested Operating Lessee" means each Operating Lessee (other than a wholly-owned Subsidiary of the US Borrower) which is a party to Operating Leases which in the aggregate provide at least 10% of the US Borrower's consolidated Operating Lease revenue provided such Operating Lessee has been designated by the Administrative Agent as a Requested Operating Lessee.

                  "Required Guarantor" means any direct or indirect wholly-owned Subsidiary of the US Borrower which is formed after the date hereof, provided the value of the assets of such Subsidiary plus the value of the assets of such Person's Subsidiaries' exceed 2% of Total Value, provided further, that in the event the aggregate value of the assets of all wholly-owned

Subsidiaries which are not Guarantors exceed the Specified Percentage of Total Value, then each direct or indirect wholly-owned Subsidiary formed thereafter shall be deemed a Required Guarantor. Notwithstanding the above, (a) any direct or indirect wholly-owned Subsidiary of the US Borrower, whether existing on the date hereof or formed after the date hereof, that is determined at any time to be a Specified Taxable REIT Subsidiary shall be deemed to be a Required Guarantor, (b) any direct or indirect wholly-owned Subsidiary of the US Borrower, whether existing on the date hereof or formed after the date hereof, that is determined at any time to be an Excluded Taxable REIT Subsidiary shall be deemed not to be a Required Guarantor and (c) any Special Purpose Subsidiary, whether existing on the date hereof or formed after the date hereof, shall be deemed not to be a Required Guarantor, provided that in the event that the aggregate Indebtedness of all Special Purpose Subsidiaries which are not Guarantors exceeds 25% of Total Value then each Special Purpose Subsidiary formed thereafter shall be deemed a Required Guarantor.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person.

                  "Restatement Effective Date" has the meaning specified in
Section 3.1.

                  "Restricted Payments" has the meaning specified in Section
7.4.

                  "Revolving Credit Commitment" means, as to each Lender, the commitment of such Lender to make Revolving Credit Loans to the US Borrower pursuant to Section 2.1(a) in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name under the caption "Revolving Credit Commitment" (i) on Schedule I-A-1 at all times prior to the MeriStar Merger Date, and (ii) on Schedule I-A-2 on and after the MeriStar Merger Date, in each case as such amount may be reduced or increased pursuant to this Agreement, and "Revolving Credit Commitments" means the aggregate Revolving Credit Commitments of all Lenders.

                  "Revolving Credit Loan" has the meaning specified in Section 2.1(b) (it being understood and agreed that for purposes of the definition of Available Credit, Majority Lenders and Super Majority Lenders, all of the outstanding Revolving Credit Loans constituting Canadian Revolving Credit Loans shall be calculated according to the Dollar Equivalent in effect at the time of determination).

                  "Revolving Credit Notes" means the Canadian Revolving Credit Notes and the Dollar Revolving Credit Notes.

                  "Room Revenues" means Net Rooms Department Revenue (as defined in the Uniform System of Accounts for the Lodging Industry).

                  "S&P" means Standard & Poor's Ratings Services Group and its successors.

                  "Second Amended Revolving Credit Agreement" has the meaning specified in the recitals to this Agreement.

                  "Second Extension Deadline Date" has the meaning specified in
Section 2.22.

                  "Settlement Date" has the meaning specified in Section
2.16(d).

                  "Sharing Event" means (i) the occurrence of any Default or Event of Default with respect to any Borrower pursuant to Section 8.1(e) or (ii) the declaration of the termination of the Revolving Credit Commitments, or the acceleration of the maturity of any Revolving Credit Loans, in each case pursuant to Section 8.2.

                  "Sheraton" means Sheraton Operating Corporation or any Person controlled by Starwood Hotels & Resorts Worldwide, Inc. (or its successors or assigns) that is a Manager.

                  "Significant Subsidiary" means, at any date of determination,
(i) any Subsidiary of the US Borrower which, or (ii) any group of Subsidiaries of the US Borrower which when aggregated, at such date, directly or indirectly own(s) or lease(s) one or more Hotels having an aggregate value (calculated on the basis of the US Borrower's Investment therein) in excess of 3% of Total Value at such time.

                  "Sixth Amended Revolving Credit Agreement" has the meaning specified in the recitals to this Agreement.

                  "Solvent" means, with respect to any Person, that the value of the assets of such Person (at fair value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Special Purpose Subsidiary" means any direct or indirect wholly-owned Subsidiary of the US Borrower (i) formed solely in connection with a securitization or similar financing, (ii) whose assets are subject to Liens securing Indebtedness incurred in connection with such securitization or similar financing, and (iii) that is otherwise restricted in its ability to incur any Indebtedness or engage in any business activities other than with respect to such securitization or similar financing.

                  "Specified Investments" shall mean (i) an Investment by the Borrower or its Subsidiaries of approximately $60,000,000 in MeriStar Investment Partners, L.P., pursuant to an Agreement of Limited Partnership, dated as of March 31, 1999, as amended, modified or supplemented from time to time, provided that the Investment made pursuant to the transaction described in this clause
(i) shall be a Specified Investment only to the extent that there is no material breach by any party to the Agreement of Limited Partnership referred to in this clause (i); and (ii) a loan by the Borrower or its Subsidiaries of up to $50,000,000 to MeriStar Hotels & Resorts Inc., pursuant to a Revolving Credit Agreement, dated as of August 3, 1998, as amended, modified or supplemented, provided that the loan made pursuant to the transaction described in this clause
(ii) shall be a Specified Investment only to the extent that there is no default or event of default under the Revolving Credit Agreement referred to in this clause (ii) as a result of the borrower's failure to pay principal, interest or fees in accordance with the terms of such Revolving Credit Agreement.

                  "Specified Percentage" means 2%, provided that the Specified Percentage shall be increased to 5% on and after the date on which the MeriStar Merger is consummated.

                  "Specified Refurbishment Hotel" has the meaning specified in the definition of Refurbishment Hotel.

                  "Specified Taxable REIT Subsidiary" means any Taxable REIT Subsidiary that either (i) is an Operating Lessee or (ii) owns or operates one or more Hotels.

                  "Stated Amount" of each Letter of Credit means, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Status" means the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status, Level VIII Status, Level IX Status or Level X Status, as the case may be.

                  As used in this definition:

                  "Level I Status" exists on any date if, on such date, either US Borrower has a long-term senior unsecured actual debt rating of A-or better by S&P and A3 or better by Moody's Investor Service, Inc. ("Moody's");

                  "Level II Status" exists on any date if, on such date, either US Borrower has a long-term senior unsecured actual debt rating of BBB+ by S&P and Baa1 by Moody's;

                  "Level III Status" exists on any date if, on such date, either US Borrower has a long-term senior unsecured actual debt rating of BBB by S&P and Baa2 by Moody's;

                  "Level IV Status" exists on any date if, on such date, either US Borrower has a long-term senior unsecured debt rating of BBB- by S&P and Baa3 by Moody's;

                  "Level V Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is less than 25%;

                  "Level VI Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 25% but less than 35%;

                  "Level VII Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 35% but less than 40%;

                  "Level VIII Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 40% but less than 45%;

                  "Level IX Status" exists on any date if, on such date (y) none of the Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 45% but less than 50%; and

                  "Level X Status" exists on any date if, on such date (y) none of Level I Status through Level IV Status exists and (z) the Leverage Ratio is equal to or greater than 50% but less than 55%.

                  If S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the US Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be. If the long term senior unsecured actual debt ratings of either US Borrower by S&P and Moody's are not equivalent, the higher rating will apply for the purposes of determining Status. If the long term senior unsecured actual debt ratings of either US Borrower by S&P and Moody's are two or more Levels apart, the rating one Level below the higher rating will apply for the purposes of determining Status.

                  "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, preferred stock, partnership interests and limited liability company interests.

                  "Stock Equivalents" means all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subsidiary" means, with respect to any Person (other than FelCor LP with respect to FelCor), at any date, any corporation, partnership or other business entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

                  "Subsidiary Guaranty" means a guaranty, in substantially the form of Exhibit I, executed by each Guarantor, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                  "Super Majority Lenders" means, at any time, Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of Revolving Credit Loans (excluding Revolving Credit Loans held by Non-Funding Lenders) or, if no such Revolving Credit Loans are then outstanding, Lenders having at least 66-2/3% of the Revolving Credit Commitments of all Lenders (excluding Non-Funding Lenders).

                  "Swing Advance" has the meaning set forth in Section 2.16.

                  "Swing Advance Bank" means Chase.

                  "Syndication Agent" has the meaning specified in the preamble to this Agreement.

                  "Tangible Net Worth" means, with respect to the US Borrower at any date, (a) the sum of (i) the total shareholders' equity of FelCor, and (ii) the book value of all partnership interests in FelCor LP owned by Persons other than FelCor; minus (b) the sum of all intangible assets of FelCor, each as shown on the consolidated balance sheet of FelCor as of such date.

                  "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "Tax Return" has the meaning specified in Section 4.3.

                  "Taxable REIT Subsidiary" means any direct or indirect wholly-owned Subsidiary of the US Borrower that qualifies as a taxable REIT subsidiary under Section 856(l) of the Code.

                  "Taxes" has the meaning specified in Section 2.14(a).

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provi-sions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such Service.

                  "Termination Date" means the earlier of (i) the Final Maturity Date, and (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.4 or 8.2.

                  "Third Amended Revolving Credit Agreement" has the meaning specified in the recitals to this Agreement.

                  "Total Indebtedness" of any Person means the sum of the following (without duplication): (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP, plus
(b) such Person's Pro Rata Share of Indebtedness of such Person's Unconsolidated Entities, provided, however, Indebtedness of a Person's Subsidiary shall only be included in the calculation of Total Indebtedness to the extent of the greater of (x) such Person's Pro Rata Share of such Indebtedness and (y) the amount of such Indebtedness guaranteed by such Person.

                  "Total Secured Indebtedness" of any Person means any Total Indebtedness of such Person for which the obligations thereunder are secured by a pledge of or other encumbrance (other than a Permitted Lien) on any assets of such Person or its Subsidiaries or Unconsolidated Entities.

                  "Total Value" means the sum of:

                  (A) for Hotels owned or leased pursuant to a Qualified Lease (including newly acquired Hotels and Hotels to be immediately acquired using the proceeds of any Revolving Credit Loans), other than Hotels described in clause (B) below, Adjusted NOI on a consolidated basis from such Hotels for the preceding four (4) Fiscal Quarters divided by ten percent (10%); plus

                  (B) for Hotels owned or leased pursuant to a Qualified Lease by the US Borrower (or any Subsidiary or Unconsolidated Entity of the US Borrower) (x) for less than four (4) fiscal Quarters and for which the US Borrower (or any Subsidiary or Unconsolidated Entity of the US Borrower) does not have, or is not able to reasonably obtain, trailing four quarter audited financial information or (y) which the US Borrower has designated as a Refurbishment Hotel, in each such case 95% of the US Borrower's Investment in such Hotels (provided that if the Allerton Hotel is designated as a Refurbishment Hotel, then such Hotel (together with any other Specified Refurbishment Hotel) shall be valued at 85% of the US Borrower's Investment in such Hotel); plus

                  (C) the sum of $15,000,000, being the agreed aggregate sum of the US Borrower's investment at cost in (x) certain vacant land at the Kingston Plantation Hotel in Myrtle Beach, South Carolina, and (y) Promus/FCH Condominium Company, L.L.C.; plus

                  (D) unencumbered cash or Cash Equivalents held by the US Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) plus the US Borrower's Pro Rata Share of unencumbered cash or Cash Equivalents held by the Borrower's Unconsolidated Entities; plus

                  (E) the value of all Specified Investments to the extent not otherwise included in (A) through (D) above;

provided, however, that in the case of (A) above, Adjusted NOI with respect to a Hotel shall only be included in the calculation of Total Value if such Hotel is, as at the date of such calculation, owned or leased by the US Borrower, its Subsidiary or its Unconsolidated Entity but only to the extent (i) in the case of Adjusted NOI attributable to the US Borrower's Subsidiaries, financial statements prepared in accordance with GAAP would consolidate such Subsidiary with the US Borrower and (ii) in the case of Adjusted NOI attributable to the US Borrower's Unconsolidated Entities, of the US Borrower's Pro Rata Share of such Adjusted NOI, and provided further, in the case of (B) above, the US Borrower's Investment with respect to a Hotel shall only be included in the calculation of Total Value if such Hotel is, as of the date of such calculation, owned by the Borrower, its Subsidiary or Unconsolidated Entity. Notwithstanding the foregoing, in no event shall more than 20% of Total Value be attributable to Refurbishment Hotels which are valued at 95% (or 85% in the case of the Allerton Hotel or any other Specified Refurbishment Hotel) of the US Borrower's Investment.

                  "Unconsolidated Entity" means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

                  "Unencumbered" means, with respect to any Hotel, at any date of determination, the circumstance that such Hotel on such date:

                  (a) is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and
         (ii) the organizational documents of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, but excluding Permitted Liens and, in the case of any Qualified Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Lease);

                  (b) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures) which prohibits or limits the ability of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures to create, incur, assume or suffer to exist any Lien upon such Hotel, other than Permitted Liens (excluding any agreement or organizational document (x) which limits generally the amount of Indebtedness which may be incurred by the US Borrower or its Subsidiaries or Eligible Joint Ventures or (y) which requires the consent of partners (or the equivalent) in such

         Eligible Joint Venture (other than the US Borrower or its wholly owned Subsidiaries) to create, incur, assume or suffer to exist any Lien upon such Hotel); and

                  (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on such Hotel, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (other than pursuant to an "equal and ratable" clause contained in any agreement governing Indebtedness).

                  For the purposes of this Agreement, any Joint Venture Hotel or Hotel owned by the US Borrower or a Subsidiary of the US Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel and (ii) all Stock owned directly or indirectly by either FelCor or FelCor LP in the entity that owns such Hotel is Unencumbered (other than by a Permitted Lien).

                  "Unencumbered Hotel Property" means, collectively, (a) such of the Hotels owned or leased by the US Borrower or any of its direct or indirect wholly-owned Subsidiaries, and (b) such of the Joint Venture Hotels, as in each case shall meet at any time and from time to time, each of the following minimum criteria:

                  (a) such Hotel is Unencumbered;

                  (b) such Hotel is free of all material structural and title defects and other material adverse matters;

                  (c) such Hotel is, as of the date upon which such Hotel is included as an Unencumbered Hotel Property and as of the end of each succeeding Fiscal Quarter, (i) in compliance, in all material respects, with all applicable Environmental Laws, and (ii) not subject to any material Environmental Liabilities and Costs, in each case as initially verified by a written report of an environmental consultant reasonably acceptable to the Administrative Agent; and

                  (d) such Hotel is (i) owned in fee simple by, or (ii) leased pursuant to a Qualified Lease in favor of, the US Borrower or its direct or indirect wholly-owned Subsidiary or an Eligible Joint Venture;

provided that, if a Joint Venture Hotel is owned by an Eligible Joint Venture which owns more than a single Hotel, such Joint Venture Hotel shall only be an Unencumbered Hotel Property if it satisfies all of the requirements set forth in subparagraphs (a) through (d) above and all other Hotels owned by such Eligible Joint Venture satisfy the conditions set forth in subparagraphs (a) and (c) above, provided further, that the parties acknowledge and agree that the Embassy Suites Hotel located at Los Angeles Airport, CA is subject to a mortgage in favor of FelCor LP but the Administrative Agent has agreed, as a one time waiver only, to accept such Hotel as Unencumbered (for purposes of clause (a) above) provided that such Hotel shall cease to be Unencumbered (for purposes of clause
(a) above), inter alia, in the event that FelCor LP assigns its mortgage to any other Person.

                  "Unencumbered NOI" means Adjusted NOI from each Unencumbered Hotel Property, provided, that (i) only the US Borrower's JV% of Adjusted NOI generated by any Joint Venture Hotel shall be included in Unencumbered NOI and
(ii) in no event shall more than 25 % of Unencumbered NOI be attributable to Unencumbered Hotel Properties leased pursuant to Qualified Leases.

                  "Unpaid Drawing" has the meaning specified in Section 2.20(a).

                  "Unsecured Indebtedness" of any Person means any Indebtedness of such Person not required to be included in the computation of Total Secured Indebtedness of such Person.

                  "Unsecured Interest Expense" means, for any Person for any period, the greater of (I) the sum of (a) the total interest expense in respect of all Unsecured Indebtedness of such Person (excluding, on an annual basis, up to $3,000,000 of noncash expense which is attributable to the amortization of costs and expenses incurred in connection with the incurrence of such Indebtedness) and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries in respect of Unsecured Indebtedness, plus (b) such Person's Pro Rata Share of Unsecured Interest Expense of such Person's Unconsolidated Entities and (II) 7.5% of the sum of (a) the average outstanding balance of all Unsecured Indebtedness of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP plus (b) such Person's Pro Rata Share of Unsecured Indebtedness of such Person's Unconsolidated Entities for such period.

                  "US Borrower" has the meaning specified in the preamble to this Agreement.

                  "US Borrower Guaranty" means the guaranty of the US Borrower pursuant to Section 11.

                  1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  1.4. Certain Terms. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                                   ARTICLE II

              AMOUNTS AND TERMS OF THE LOANS AND LETTERS OF CREDIT

                  2.1. The Revolving Credit Loans. (a) On the terms and subject to the conditions contained in this Agreement (including, on and after the initial Additional Revolving Credit Commitment Date, Section 2.21), each Lender (other than a Canadian Lender in its capacity as such) severally agrees to make loans (each a "Dollar Revolving Credit Loan") to the US Borrower in Dollars from time to time on any Business Day during the period from the Restatement Effective Date until (but not including) the Termination Date, which Dollar Revolving Credit Loans may be incurred and maintained as Base Rate Loans or Eurodollar Rate Loans, and may not in an aggregate amount exceed at any time outstanding such Lender's Dollar Revolving Credit Sub-Commitment; provided, however, that (i) at no time shall any Lender be obligated to make a Dollar Revolving Credit Loan in excess of such Lender's Dollar Ratable Portion of the Available Dollar Credit and (ii) at no time shall any Lender be obligated to make Revolving Credit Loans in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Dollar Revolving Credit Sub-Commitment, amounts prepaid pursuant to Section 2.6(b) may be reborrowed under this Section 2.1(a). The Dollar Revolving Credit Loans of each Lender shall be evidenced by the Dollar Revolving Credit Note to the order of such Lender.

                  (b) On the terms and conditions contained in this Agreement, each Canadian Lender severally agrees to make loans (each a "Canadian Revolving Credit Loan" and, together with a Dollar Revolving Credit Loans, the "Revolving Credit Loans") to the Canadian Borrower in Canadian Dollars from time to time on any Business Day during the period from the Restatement Effective Date until (but not including) the Termination Date, which Canadian Revolving Credit Loans may be incurred either by means of (x) Canadian Prime Rate Loans in Canadian Dollars or (y) Bankers' Acceptance Loans in Canadian Dollars on the terms and conditions provided for herein and in Schedule IV (the terms and conditions of which Schedule IV shall be deemed incorporated by reference into this Agreement) and in an aggregate amount not to exceed at any time outstanding such Canadian Lender's Canadian Revolving Credit Sub-Commitment; provided, however, that (i) at no time shall any Canadian Lender be obligated to make Canadian Revolving Credit Loans in excess of such Canadian Lender's Canadian Ratable Portion of the Available Canadian Credit and (ii) at no time shall any Canadian Lender be obligated to make Revolving Credit Loans in excess of such Canadian Lender's Ratable Portion of the Available Credit. Within the limits of each Canadian Lender's Canadian Revolving Credit Sub-Commitments, amounts prepaid pursuant to
Section 2.6(b) may be reborrowed under this Section 2.1(b). The Canadian Revolving Credit Loans of each Canadian Lender shall be evidenced by the Canadian Revolving Credit Note to the order of such Canadian Lender.

                  2.2. Making the Revolving Credit Loans. (a) Whenever a Borrower desires to incur Revolving Credit Loans (excluding Borrowings of Canadian Prime Loans to the extent resulting from automatic conversions of Bankers' Acceptance Loans as provided in clause (i) of Schedule IV), such Borrower shall give notice to the Administrative Agent not later than (i) 11:00 A.M. (New York City time) on the third (3rd) Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Loans, (ii) 11:00 A.M. (New York City time) on the second (2nd) Business Day prior to the date of the proposed Borrowing in the case of Bankers'

Acceptance Loans and (iii) 11:00 A.M. (New York City time) on the Business Day prior to the date of the proposed Borrowing in the case of Base Rate Loans or Canadian Prime Rate Loans. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (i) the date of such proposed Borrowing (which shall be a Business Day), (ii) the aggregate principal amount (or Face Amount, as the case may be) of such proposed Borrowing (stated in the Applicable Currency), (iii) the amount thereof, if any, requested to be Eurodollar Rate Loans, (iv) the initial Interest Period for any such Eurodollar Rate Loans, and (v) in the case of Canadian Revolving Credit Loans, whether the Canadian Revolving Credit Loans being made pursuant to such Borrowing are to be initially maintained as Canadian Prime Rate Loans or Bankers' Acceptance Loans and, if Bankers' Acceptance Loans, the term thereof (which shall comply with the requirements of clause (a) of Schedule IV). Dollar Revolving Credit Loans shall be made as Base Rate Loans unless (subject to Section 2.11) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans; provided, however, that the aggregate of the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $5,000,000 or an integral multiple of $500,000 in excess thereof.

                  (b) (i) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate under Section 2.8, and each Lender's pro rata portion of the proposed Borrowing in accordance with Section 2.2(b)(ii). Each Lender (or in the case of Canadian Revolving Credit Loans, each Canadian Lender) shall, before 12:00 Noon (New York City time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.2, in immediately available funds in the Applicable Currency, such Lender's pro rata portion of such proposed Borrowing in accordance with Section 2.2(b)(ii). By 12:00 Noon (New York City time) in the case of all Revolving Credit Loans, on the date specified by the respective Borrower in the Notice of Borrowing, subject to fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to such Borrower at the Administrative Agent's aforesaid address; provided that in the event that the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of such Borrowing in accordance with Section 2.2(b)(ii), the Administrative Agent shall be under no obligation to fund such Lender's pro rata portion of such Borrowing.

                  (ii) Subject to the provisions of Section 2.24(b) and in the case of Bankers' Acceptance Loans, clause (e) of Schedule IV, (i) all Borrowings of Dollar Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their Dollar Ratable Portions and (ii) all Borrowings of Canadian Revolving Credit Loans under this Agreement shall be made by the Canadian Lenders pro rata on the basis of their Canadian Ratable Portions.

                  (c) (i) Each Revolving Credit Loan maintained as a Base Rate Loan shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, (ii) each Revolving Credit Loan maintained as a Canadian Prime Rate Loan shall be in an aggregate amount of not less than Cdn $1,000,000 or an integral multiple of Cdn $100,000 in excess thereof and (iii) each Bankers' Acceptance Loan shall be in an aggregate amount of not less than the amount specified in Schedule IV.

                  (d) Each Notice of Borrowing shall be irrevocable and binding on the respective Borrower. In the case of any proposed Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the US Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Loan to be made by such Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date. In the case of any proposed Borrowing which the related Notice of Borrowing specifies is to be comprised of Bankers' Acceptance Loans, the Canadian Borrower shall indemnify each Canadian Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Bankers' Acceptance Loans to be made by such Lender as part of such proposed Borrowing when such Bankers' Acceptance Loans, as a result of such failure, are not made on such date.

                  (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Dollar Ratable Portion or Canadian Ratable Portion of such borrowing in accordance with Section 2.2(b)(ii), the Administrative Agent may assume that such Lender has made such Dollar Ratable Portion or Canadian Ratable Portion, as the case may be, available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the respective Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Dollar Ratable Portion or Canadian Ratable Portion, as the case may be, available to the Administrative Agent, such Lender and the respective Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Loan as part of such Borrowing for purposes of this Agreement. If the respective Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to such Borrower hereunder.

                  (f) The failure of any Lender to make the Revolving Credit Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, here-under to make its Revolving Credit Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender on the date of any Borrowing.

                  2.3. Fees. (a) The US Borrower agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee equal to the Applicable Margin then in effect for the commitment fee times the average daily unused portion of such Lender's Dollar Revolving Credit Sub-Commitment, from the date hereof until the Termination Date. The Canadian Borrower agrees to pay the Administrative Agent for the account of each Canadian Lender, a commitment fee equal to the Applicable Margin then in effect for the commitment fee times the average daily unused portion of such Canadian Lender's Canadian Revolving Credit Sub-Commitment from the date hereof until the Termination Date (with the commitment fees referred to in this sentence and in the immediately preceding sentence to be referred to as the "Commitment Fee"). The Commitment Fee shall be payable in arrears with respect to each full and partial calendar quarter on (i) the last Business Day of each calendar quarter during the term of such Lender's Revolving Credit Commitment, commencing September 30, 2001, (ii) the date of any reduction of the Revolving Credit Commitments pursuant to
Section 2.4 and (iii) the Termination Date. For purposes of this Section 2.3, Swing Advances shall be included as part of the unused portion of the Dollar Revolving Credit Sub-Commitments.

                  (b) The US Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on its respective Dollar Ratable Portion or, for periods from and after the occurrence of a Sharing Event, its respective Ratable Portion) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Credit Loans maintained as Eurodollar Rate Loans on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be payable in arrears with respect to each calendar quarter on (i) the last Business Day of each calendar quarter in which any Letter of Credit is outstanding, (ii) the date on which no Letters of Credit remain outstanding and
(iii) the Termination Date.

                  (c) The US Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to 0.125 % of the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be payable in arrears with respect to each calendar quarter on (i) the last Business Day of each calendar quarter in which such Letter of Credit is outstanding, (ii) the date upon which such Letter of Credit has been terminated in accordance with its terms and (iii) the Termination Date.

                  (d) The US Borrower shall pay, upon each Drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Canadian Borrower shall pay, at the time of the incurrence of each Bankers' Acceptance Loan, Acceptance Fees as required, and in accordance with, clause (g) of Schedule IV.

                  (f) (i) The US Borrower has agreed to pay to Chase additional fees, the amount and dates of payment of which are embodied in a separate agreement between the US Borrower and Chase and (ii) the Canadian Borrower has agreed to pay Chase Canada additional fees, the amount and dates of payment of which are embodied in a separate agreement between the Canadian Borrower and Chase Canada.

                  2.4. Reduction and Termination of the Commitments. (a) The US Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce ratably in part the respective Revolving Credit Commitments of the Lenders; provided, however, that
(i) each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) each reduction must be accompanied by any required prepayments under Section 2.6(d) and (iii) at no time shall the US Borrower reduce the aggregate Dollar Revolving Credit Sub-Commitments to an amount that is less than the aggregate Canadian Revolving Credit Sub-Commitments. At the time of each reduction to the Revolving Credit Commitment of each Lender pursuant to this Section 2.4(a), the US Borrower shall specify the amount of such reduction to apply to the Canadian Revolving Credit Sub-Commitment of such Lender and to the Dollar Revolving Credit Sub-Commitment of such Lender (the sum of which must equal the reduction to the Revolving Credit Commitment of such Lender); provided that all Lenders with Canadian Revolving Credit Sub-Commitments shall be treated in a consistent fashion (i.e., with no reductions, or with proportionate reductions, to their respective Canadian Revolving Credit Sub-Commitments) at the time of any reduction to the unused portion of the Revolving Credit Commitments of the Lenders pursuant to this Section 2.4(a). In the absence of a designation by the US Borrower pursuant to this Section 2.4(a), the amount of any reduction to the Revolving Credit Commitment of any Lender pursuant to this Section 2.4(a) shall apply (i) first, to reduce the Dollar Revolving Credit Sub-Commitment of the respective Lender and (ii) second, to the extent in excess thereof, to reduce the Canadian Revolving Credit Sub-Commitment of such Lender, in each case on a pro rata basis.

                  (b) On any date, the US Borrower may, at its option, permanently reduce or terminate the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders by written notice to the Administrative Agent to such effect (specifying the aggregate amount of reductions to the Canadian Revolving Credit Sub-Commitments, which shall be in the aggregate amount of not less than Cdn. $5,000,000 or an integral multiple of Cdn. $1,000,000 in excess thereof); provided that (i) no such reduction shall be made in an amount which would cause the Dollar Equivalent of the then outstanding aggregate principal amount or Face Amount, as the case may be, of the Canadian Revolving Credit Loans to exceed the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders after giving effect to the respective reduction pursuant to this Section 2.4(b), (ii) each reduction pursuant to this Section 2.4(b) shall apply pro rata to reduce the Canadian Revolving Credit Sub-Commitments of the various Canadian Lenders (based upon the relative amounts of such Canadian Revolving Credit Sub-Commitments) and
(iii) except to the extent the reduction to the Canadian Revolving Credit Sub-Commitments pursuant to this Section 2.4(b) is accompanied by a like reduction to the amount of the Revolving Credit

Commitments pursuant to Section 2.4(a), the amount of each Canadian Lender's reduction to its Canadian Revolving Credit Sub-Commitment pursuant to this
Section 2.4(b) shall result in a like increase to its Dollar Revolving Credit Sub-Commitment.

                  2.5. Repayment. The Borrowers shall repay the entire unpaid principal amount of the Revolving Credit Loans on the Termination Date.

                  2.6. Prepayments. (a) The Borrowers shall have no right to prepay the principal amount of any Revolving Credit Loans other than as provided in this Section 2.6.

                  (b) Each Borrower may, upon at least two (2) Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Dollar Revolving Credit Loans or Canadian Revolving Credit Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) any prepayment of any Eurodollar Rate Loan made other than on the last day of an Interest Period for such Revolving Credit Loan shall be subject to payment by the US Borrower to the Administrative Agent of any costs, fees or expenses incurred by any Lender in connection with such prepayment including, without limitation, any costs to unwind any Eurodollar Rate contracts; (ii) each partial prepayment shall be in an aggregate principal amount not less than (x) $3,000,000 or integral multiples of $100,000 in excess thereof in the case of Base Rate Loans or Eurodollar Rate Loans and (y) Cdn$1,000,000 or integral multiples of Cdn$100,000 in excess thereof in the case of Canadian Prime Rate Loans; and (iii) prepayments of Bankers' Acceptance Loans may not be made prior to the maturity date of the respective Bankers' Acceptances. Upon the giving of such notice of prepayment, the principal amount of the Revolving Credit Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (c) If at any time the US Borrower shall not be in compliance with the covenant contained in Section 5.1, (a "Financial Covenant Imbalance"), the Borrowers shall prepay the Revolving Credit Loans (allocated between Dollar Revolving Credit Loans and Canadian Revolving Credit Loans as the Borrowers may elect) then outstanding in an amount necessary to cure such Financial Covenant Imbalance, together with accrued interest as follows:

                  (i) in the event that the Financial Covenant Imbalance is due to (A) any sale, conveyance, transfer, assignment or other disposition of an Unencumbered Hotel Property, (B) a financing secured by a Hotel or (C) a Drawing, the prepayment shall be made within one (1) Business Day of such event occurring;

                  (ii) in the event that the Financial Covenant Imbalance is due to any (A) condemnation or taking by eminent domain of an Unencumbered Hotel Property, or (B) loss, damage or destruction by casualty to any Hotel, the prepayment shall be made within one (1) Business Day after receipt by the US Borrower or its Subsidiary or Eligible Joint Venture of the condemnation award or insurance proceeds relating to such event;

                  (iii) Intentionally Deleted; or

                  (iv) in the event that the Financial Covenant Imbalance is due to a determination by the Administrative Agent, after review of the applicable Hotel Documents, that an Unencumbered Hotel Property, represented by the US Borrower in a Compliance Certificate to be an Unencumbered Hotel Property, fails to meet (or never actually met) the requirements for Unencumbered Hotel Properties set forth herein, the prepayment shall be made within 5 Business Days of the Administrative Agent notifying the US Borrower of such Hotel's failure to meet the Unencumbered Hotel Property requirements.

                  (d) (i) If at any time the aggregate principal amount of Revolving Credit Loans outstanding at such time plus the Letter of Credit Outstandings at such time (for this purpose, (x) at all times prior to the occurrence of a Sharing Event and the automatic conversion of Canadian Revolving Credit Loans to Dollar Revolving Credit Loans pursuant to Section 2.24, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Canadian Revolving Credit Loan then outstanding, and (y) at all times after any occurrence as described in preceding clause (x), giving effect to the conversion to Dollar obligations required by Section 2.24) exceeds the Revolving Credit Commitments at such time, the Borrowers shall forthwith prepay the Revolving Credit Loans then outstanding (allocated between Dollar Revolving Credit Loans and Canadian Revolving Credit Loans as the Borrowers may elect), (other than Bankers' Acceptance Loans where the underlying Bankers' Acceptances have not yet matured) in an amount (for this purpose, using the Dollar Equivalent of payments in Canadian Dollars made with respect to Canadian Revolving Credit Loans) equal to such excess, together with accrued interest. If after giving effect to the prepayment of all outstanding Revolving Credit Loans (other than Bankers' Acceptance Loans referenced in the immediately preceding sentence) the sum of the outstanding Bankers' Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof) plus the Letter of Credit Outstandings at such time exceeds the Revolving Credit Commitments at such time, the Borrowers shall forthwith pay an amount of cash and/or Cash Equivalents equal to the lesser of such excess and the amount of Letter of Credit Outstandings at such time, which amount shall be deposited by the US Borrower with the Administrative Agent as collateral for the obligations of the US Borrower to the Issuing Lender and Lenders hereunder. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans (other than Bankers' Acceptance Loans as referenced in the first sentence of this clause (d) and the cash collateralization of all Letter of Credit Outstandings referenced in the immediately preceding sentence), the sum of the outstanding Bankers Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof) exceeds the Revolving Credit Commitments then in effect an amount of cash and/or Cash Equivalents equal to the lesser of such excess and the then outstanding Face Amount of all Bankers' Acceptances shall forthwith be deposited by the Canadian Borrower with the Administrative Agent as collateral for the obligations of the Canadian Borrower to the Canadian Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted by the Canadian Lenders which shall be paid to and applied by the Canadian Lenders, in satisfaction of the obligations of the Canadian Borrower to the Canadian Lenders in respect of such Banker's Acceptances, on the maturity date thereof.

                  (ii) If at any time the Dollar Equivalent of the aggregate outstanding principal amount (or Face Amount, as the case may be) of Canadian Revolving Credit Loans made to the Canadian Borrower exceeds 105% of the Canadian Revolving Credit Sub-Commitments at such time, the Canadian Borrower shall forthwith prepay principal of outstanding Canadian Revolving Credit Loans (other than Bankers' Acceptance Loans) where the underlying Bankers' Acceptances have not yet matured) in an amount equal to such excess, together with accrued interest. If after giving effect to the prepayment in full of all such outstanding Canadian Revolving Loans other than the Bankers' Acceptance Loans referenced in the immediately preceding sentence, the Dollar Equivalent of the aggregate outstanding Face Amount of Bankers' Acceptance Loans exceeds the Canadian Revolving Credit Sub-Commitments at such time, the Canadian Borrower shall forthwith pay to the Administrative Agent an amount of cash and/or Cash Equivalents equal to the amount of such excess (rounded up to the nearest integral multiple of Cdn. $100,000), such cash and/or Cash Equivalents to be held as cash collateral for the obligations of the Canadian Borrower to the Canadian Lenders in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted by the Canadian Lenders which shall be paid to and applied by the Canadian Lenders, in satisfaction of the obligations of the Canadian Borrower to the Canadian Lenders in respect of such Bankers' Acceptances, on the maturity date thereof.

                  (iii) If at any time the aggregate outstanding principal amount of Dollar Revolving Credit Loans exceeds the Dollar Revolving Credit Sub-Commitments at such time the US Borrower shall forthwith prepay the principal of outstanding Dollar Revolving Credit Loans in an amount equal to such excess, together with accrued interest.

                  2.7. Conversion/Continuation Option. (a) Swing Advances shall be automatically converted to Base Rate Loans on the Business Day following the date of borrowing thereof.

                  (b) The US Borrower may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, (ii) at any time to convert Swing Advances or any portion thereof to Base Rate Loans or Eurodollar Rate Loans, or (iii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate of the Eurodollar Rate Loans for each Interest Period therefor must be in the amount of $5,000,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation shall be allocated among the Dollar Revolving Credit Loans of all Lenders in accordance with their Dollar Ratable Portion. Each such election shall be in substantially the form of Exhibit C (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three (3) Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof and such Lender's Dollar Ratable Portion of the Revolving Credit Loans to be converted. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans or Swing Advances to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this

Section 2.7, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Revolving Credit Loans, then, upon the expiration of the Interest Period therefor, such Revolving Credit Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  (c) Mandatory conversions of Bankers' Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in clause (i) of Schedule IV. Except as otherwise provided in the immediately preceding sentence and as provided in clause (i) of Schedule IV, Bankers' Acceptance Loans shall not be permitted to be converted into Canadian Prime Rate Loans, and Canadian Prime Rate Loans shall not be permitted to be converted into Bankers' Acceptance Loans.

                  2.8. Interest. (a) The US Borrower shall pay interest on the unpaid principal amount of each Dollar Revolving Credit Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

                  (i) For Base Rate Loans and Swing Advances, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable monthly on the first day of each month, on the Termination Date and on the date any Base Rate Loan is converted or paid in full.

                  (ii) For Eurodollar Rate Loans, at a rate per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect on the most recent Applicable Margin Reset Date, payable on the last day of such Interest Period, on the Termination Date and, if such Interest Period has a duration of more than three months, on the last day of each calendar quarter during such Interest Period commencing on December 31, 2001.

                  (b) The Canadian Borrower shall pay interest on the unpaid principal amount of each Canadian Prime Rate Loan from the date thereof (which shall, in the case of a conversion pursuant to clause (i) of Schedule IV, be deemed to be the date upon which a maturing Bankers' Acceptance is converted into a Canadian Prime Rate Loan pursuant to said clause (i), with the proceeds thereof to be equal to the full Face Amount of the maturing Bankers' Acceptances) until the principal amount thereof shall be paid in full at a rate per annum equal at all times to the Canadian Prime Rate in effect from time to time plus the Applicable Margin payable monthly in arrears on the first day of each month and on the Termination Date.

                  (c) With respect to Bankers' Acceptance Loans, the Canadian Borrower shall pay Acceptance Fees as provided in clause (g) of Schedule IV. Until maturity of the respective Bankers' Acceptances, interest shall not otherwise be payable with respect thereto.

                  (d) If the principal indebtedness of the Revolving Credit Loans is declared immediately due and payable by the Administrative Agent pursuant to the provisions of this Agreement or any other Loan Document, or if the Revolving Credit Loans are not paid in full on the Termination Date, the Borrowers shall thereafter, unless and until such date, if any, as the Super Majority Lenders may elect, in their sole and absolute discretion, to waive, in writing, all or any portion of such default rate interest, pay interest on the principal sum then remaining unpaid from the date of such declaration or the Termination Date, as the case may be, until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the greater, on a daily basis, of (x) 13% or (y) 4% plus the Base Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which the respective Borrower may by law pay.

                  2.9. Interest Rate Determination and Protection; Etc. (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent two (2) Business Days before the first day of such Interest Period.

                  (b) The Administrative Agent shall give prompt notice to the US Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.8(a) or (b).

                  (c) If, with respect to Eurodollar Rate Loans, the Majority Lenders in good faith notify the Administrative Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to such Majority Lenders of making such Revolving Credit Loans or funding or maintaining their respective Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the US Borrower and the Lenders, whereupon

                  (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

                  (ii) the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the US Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  2.10. Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the US Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the US Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the US Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the US Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.10, the US Borrower may either (A) prepay in full all Eurodollar Rate

Loans of such Lender then outstanding in accordance with Section 2.6(b) and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10 or (B) convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans in accordance with Section 2.7 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10.

                  2.11. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the US Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and (ii) the US Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans.

                  2.12. Capital Adequacy. If (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Revolving Credit Commitments, Letters of Credit or Revolving Credit Loans and its other commitments, letters of credit or loans of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the respective Borrower or Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Revolving Credit Commitments, Revolving Credit Loans, Letter of Credit Outstandings or commitments to issue Letters of Credit. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                  2.13. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Revolving Credit Notes not later than 11:00 A.M. (New York City time) on the day when due, (x) in Dollars in immediately available funds without setoff or counterclaim to the Administrative Agent at its address referred to in Section 10.2 in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and (y) subject to the provisions of Section 2.24, in Canadian Dollars in immediately available funds without set-off or counterclaim to the Administrative Agent at its address referred to in Section 10.2, if such payment is made in respect of (i) principal of, the Face Amount of or interest on Canadian Revolving Credit Loans, or (ii) any increased costs, indemnities or other amounts owing with respect to Canadian Revolving Credit Loans, in the case of this clause (ii) to the extent the respective Lender which is charging same denominates the amounts owing in

Canadian Dollars. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees (other than amounts payable pursuant to Section 2.10, 2.11, 2.12, 2.14 or 2.16) to the Lenders, in accordance with their respective Dollar Ratable Portions or Canadian Ratable Portions, as the case may be, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. To the extent the foregoing payments are received by the Administrative Agent prior to 11:00 A.M. (New York City time) and are not distributed to the Lenders on the same day, the Administrative Agent shall pay to each Lender in addition to the amount distributed to such Lender, interest thereon, for each day from the date such amount is received by the Administrative Agent until the date such amount is distributed to such Lender, at the Federal Funds Rate. Payment received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Revolving Credit Loan held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest on the Base Rate Loans, Canadian Prime Rate Loans, Eurodollar Rate Loans and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable; provided, however, that Acceptance Fees shall be calculated on the basis of the term of maturity of a Bankers' Acceptance and a year of 365 days. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid in respect of Canadian Revolving Credit Loans hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculations is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement in respect of Canadian Revolving Credit Loans are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation in respect of Canadian Revolving Credit Loans under this Agreement.

                  (d) Whenever any payment hereunder or under the Revolving Credit Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due hereunder to the Lenders that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) If any Lender (a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan, (y) given notice to the Borrowers or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise or (z) failed to comply with its obligations pursuant to
Section 2.19(c), (i) such Non-Funding Lender shall lose any and all voting rights hereunder, and (ii) any payment made on account of the principal of the Revolving Credit Loans outstanding or Unpaid Drawings shall be made as follows:

                  (A) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the respective Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in Article III to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans or Unpaid Drawings held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans or Unpaid Drawings of such Lenders;

                  (B) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans or Unpaid Drawings held by the Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans or Unpaid Drawings; and

                  (C) any payment made on account of interest on the Revolving Credit Loans or Unpaid Drawings shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans or Unpaid Drawings with respect to which such payment is being made.

                  2.14. Taxes. (a) Any and all payments by the Borrowers under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities excluding, in the case of such Lender (other than a Canadian Lender in its capacity as such) or the Administrative Agent, taxes imposed by reason of any failure of such Lender or the Administrative Agent, if such Lender or the Administrative Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form W-8BEN (with respect to an income tax treaty) or W-8ECI or any successor or additional form (including but not limited to Form W-8BEN (with respect to the portfolio interest exemption), to deliver to the Administrative Agent or the US Borrower, from time to time as required pursuant to Section 2.14(f), such Form W-8BEN (with respect to an income tax treaty) or W-8ECI (as applicable) or any successor or additional form (including but not limited to Form W-8BEN (with respect to the portfolio interest exemption), pursuant to Section 2.14(f) being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the respective Borrower shall make such deductions, (iii) the respective Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the respective Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxation or other authority.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) Each Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the respective Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14 shall survive the payment in full of the Obligations.

                  (f) Prior to the Restatement Effective Date in the case of each Lender that is a signatory hereto (other than a Canadian Lender in its capacity as such), and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender (other than a Canadian Lender in its capacity as such) and from time to time thereafter, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, each Lender organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the US Borrower with two accurate and complete original signed copies of IRS Form W-8ECI or Form W-8BEN (with respect to an income tax treaty) or other applicable form (including but not limited to Form W-8BEN (with respect to the portfolio exemption), certificate or document prescribed by the IRS certifying as to such Lender's entitlement to such exemption or reduced rate with respect to all payments to be made by the US Borrower to such Lender hereunder and under the Revolving Credit Notes. Unless the US Borrower and the Administrative Agent have received forms or other documents pursuant to this
Section 2.14(f) indicating that payments by the US Borrower hereunder or under any Revolving Credit Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the US Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Loans made by it (other than pursuant to Sections 2.12 or 2.14) in excess of its Dollar Ratable Portion, Canadian Ratable Portion or, after the occurrence of a Sharing Event, its Ratable Portion, as the case may be, of payments on account of the Revolving Credit Loans obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders such participations in their Revolving Credit Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them.

                  2.16. Swing Advances. (a) The Swing Advance Bank, on the terms and subject to the conditions contained in this Agreement, shall make advances (each a "Swing Advance") to the US Borrower in Dollars from time to time on any Business Day during the period from the date hereof until the day preceding the Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $15,000,000, and (ii) the Available Dollar Credit; provided that the Swing Advance Bank shall not be requested to make a Swing Advance to refinance an outstanding Swing Advance. Within the limits set forth above, Swing Advances repaid may be reborrowed under this Section 2.16.

                  (b) Each Swing Advance shall be made upon a Notice of Borrowing for a Swing Advance being given by the US Borrower to the Swing Advance Bank by no later than 11:00 A.M. (New York City time) on the Business Day of the proposed Swing Advance. Upon fulfillment of the applicable conditions set forth in Article III, the Swing Advance Bank will make each Swing Advance available to the US Borrower at the Administrative Agent's address no later than 2:00 P.M. (New York City time) on the date notice is received as aforesaid. All Swing Advances shall bear interest at the same rate, and be payable on the same basis, as Base Rate Loans and shall be converted to Base Rate Loans pursuant to
Section 2.7(a).

                  (c) Each Swing Advance shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

                  (d) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing for a Swing Advance and each Lender's Dollar Ratable Portion thereof. Each Lender shall before 12:00 Noon (New York City time) on the next Business Day (the "Settlement Date") make available to the Administrative Agent, in immediately available funds, the amount of its Dollar Ratable Portion of the principal amount of such Swing Advance. Upon such payment by a Lender, such Lender shall be deemed to have made a Dollar Revolving Credit Loan to the US Borrower in the amount of such payment. The Administrative Agent shall use such funds to repay the Swing Advance to the Swing Advance Bank. To the extent that any Lender fails to make such payment to the Swing Advance Bank, the US Borrower shall repay such Swing Advance, on demand and, in any event, on the Termination Date.

                  (e) During the continuance of a Default under Section 8.1(e) or if a Sharing Event otherwise exists, each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Advance otherwise required to be funded by such Lender pursuant to the preceding paragraph, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Advance, by paying to the Swing Advance Bank on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Advance pursuant to the preceding paragraph, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Advance. If such amount is not in fact made available to the Swing Advance Bank on the date when the Swing Advance would otherwise be required to be made pursuant to the preceding paragraph, the Swing Advance Bank shall be entitled to recover such amount on demand from that Lender together with interest accrued from such date at the Federal Funds Rate. From and after the date on which any Lender purchases an undivided participation interest in a Swing Advance pursuant to this paragraph (e), the Swing Advance Bank shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal and of interest on such Swing Advance, other than those received from a Lender pursuant to this Section 2.16. If any payment made by or on behalf of the Borrower and received by the Swing Advance Bank with respect to any Swing Advance is rescinded or must otherwise be returned by the Swing Advance Bank for any reason and the

Swing Advance Bank has made a payment to the Administrative Agent, on account thereof, each Lender shall, upon notice to the Swing Advance Bank, forthwith pay over to the Swing Advance Bank an amount equal to such Lender's pro rata share of the payment so rescinded or returned based on the respective amounts paid in respect thereof to the Lenders pursuant to the preceding paragraph (d).

                  2.17. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Termination Date, for the account of the US Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the US Borrower, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender in its discretion (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Obligations. Schedule 2.17 contains a description of all letters of credit issued by the Issuing Lender pursuant to the Existing Credit Facility and which remain outstanding on the Restatement Effective Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued for the account of the Borrower for purposes of Sections 2.3(b), 2.3(c) and 2.19(a) on the Restatement Effective Date.

                  (b) Subject to the terms and conditions contained herein, the Issuing Lender hereby agrees that it will, at any time and from time to time on or after the Restatement Effective Date and prior to the Termination Date, following its receipt of the respective Letter of Credit Request, issue for the account of the US Borrower one or more Letters of Credit in support of such L/C Supportable Obligations of the US Borrower as are permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder, provided that the Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, or known to the Issuing Lender as of the date hereof and which the Issuing Lender in good faith deems material to it; or

                  (ii) the Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.18(b).

                  (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit), would exceed $75,000,000, (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) and the aggregate principal amount of all Revolving Credit Loans (for this purpose, using the Dollar Equivalent of all Canadian Revolving Credit Loans) then outstanding, would exceed the Revolving Credit Commitments at such time, (iii) each Letter of Credit shall be denominated in Dollars, (iv) each Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be automatically extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Termination Date, on terms acceptable to the Issuing Lender) and (B) the tenth Business Day prior to the Termination Date, (v) the Stated Amount of each Letter of Credit upon issuance shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Lender.

                  2.18. Letter of Credit Requests. (a) Whenever the US Borrower desires that a Letter of Credit be issued for its account, the US Borrower shall give the Administrative Agent and the Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit F (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the US Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.17(c). Unless the Issuing Lender has received notice from any Lender before it issues a Letter of Credit that one or more of the conditions specified in Article III are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.17(c), then the Issuing Lender may issue the requested Letter of Credit for the account of the US Borrower in accordance with the Issuing Lender's usual and customary practices. Upon the issuance of any Letter of Credit, the Issuing Lender shall promptly notify each Lender of such issuance and such notice shall be accompanied by a copy of the issued Letter of Credit.

                  2.19. Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, other than the Issuing Lender (each such Lender, in its capacity under Section 2.19, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Dollar Ratable Portion, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (excluding the Facing Fee), and any security therefor or guaranty pertaining thereto; provided that, upon the occurrence of a Sharing Event, the participations described above in this Section 2.19(a) shall be automatically adjusted so that each Lender shall have a participation in all then outstanding Letters of Credit, and related obligations as described above, in a percentage equal to its Ratable Portion (which adjustments shall occur concurrently with the adjustments described in Section 2.24). Upon any change in the Revolving Credit Commitments or the Dollar Ratable Portions (or in the circumstances provided in the proviso to the immediately preceding sentence, upon any change in the Ratable Portions of the Lenders pursuant to this Agreement), it is hereby agreed that, with respect to any outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.19 to reflect the new Dollar Ratable Portions or, in the circumstances described in the proviso to the immediately preceding sentence, the new Ratable Portions of the various Lenders.

                  (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Lender any resulting liability to the US Borrower or any Lender.

                  (c) In the event that the Issuing Lender makes any payment under any Letter of Credit and the US Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.20(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's Dollar Ratable Portion (or after the occurrence of a Sharing Event, its Ratable Portion) of such unreimbursed payment in Dollars and same day funds. If the Administrative Agent so notifies any Participant prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available such funds to the Issuing Lender on such Business Day. If and to the extent such Participant shall not have so made its Dollar Ratable Portion (or Ratable Portion, as the case may be) of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to the Issuing Lender its Dollar Ratable Portion (or Ratable Portion, as the case may be) of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its Dollar Ratable Portion (or Ratable Portion, as the case may be) of any payment under such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's Dollar Ratable Portion (or Ratable Portion, as the case may be) of any such payment.

                  (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall forward such payment to the Administrative Agent, which in turn shall distribute such funds to each Participant in accordance with the terms of Section 2.13.

                  (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the US Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the US Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (v) the occurrence of any Default or Event of Default.

                  2.20. Agreement to Repay Letter of Credit Drawings. (a) The US Borrower hereby agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in accordance with the terms of the first sentence of
Section 2.13, for any drawing (each, a "Drawing") made by it under any Letter of Credit (each such Drawing until reimbursed, an "Unpaid Drawing"), no later than three (3) Business Days after the date of such Drawing, with interest on the amount of such Drawing, to the extent not reimbursed prior to 11: 00 A.M. (New York time) on the date of such Drawing, from and including the date of such Drawing to but excluding the date the Issuing Lender was reimbursed by the US Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Credit Loans maintained as Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 11:00 A.M. (New York time) on the third Business Day following such Drawing, interest shall thereafter accrue on the amount (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 4%, in each such case, with interest to be payable on demand. The Issuing Lender shall give the US Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the US Borrower's obligations hereunder.

                  (b) The obligations of the US Borrower under this Section 2.20 to reimburse the Issuing Lender with respect to Drawings (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the US Borrower may have or have had against any Lender (including in its capacity as the Issuing Lender or as a Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the Issuing Lender's only obligation to the US Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Lender any resulting liability to the US Borrower.

                  2.21. Additional Revolving Credit Commitments. (a) The US Borrower shall have the right, at any time and from time to time and upon at least 30 days prior written notice to the Administrative Agent, to request on one or more occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Revolving Credit Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Additional Revolving Loan Commitment Agreement, make Dollar Revolving Credit Loans pursuant to Section 2.1(a), it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Revolving Credit Commitment as a result of any request by the US Borrower, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Additional Revolving Credit Commitment and executed and delivered to the Administrative Agent an Additional Revolving Credit Commitment Agreement in respect thereof as provided in Section 2.21(b) and (y) the other conditions set forth in Section 2.21(b) shall have been satisfied, such Lender shall not be obligated to fund any Dollar Revolving Credit Loans, or participate in any Letters of Credit, in excess of the amounts provided for in Section 2.1 or 2.19, as the case may be, before giving effect to such Additional Revolving Loan Commitments provided pursuant to this Section 2.21, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Assignee) may so provide an Additional Revolving Credit Commitment without the consent of any other Lender (it being understood and agreed that the consent of the Administrative Agent and the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required if any such Additional Revolving Credit Commitments are to be provided by a Person which is not already a Lender), (iv) each provision of Additional Revolving Credit Commitments on a given date pursuant to this Section 2.21 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Assignees who will become Lenders)) of at least $25,000,000, (v) the aggregate amount of all Additional Revolving Credit Commitments permitted to be provided pursuant to this Section 2.21 shall not exceed $150,000,000, (vi) the up-front fees payable to any Lender providing an Additional Revolving Credit Commitment shall be as set forth in the relevant Additional Revolving Loan Commitment Agreement, (vii) if, after the US Borrower has requested the then existing Lenders to provide Additional Revolving Credit Commitments pursuant to this

Section 2.21 on the terms to be applicable thereto, the US Borrower has not received Additional Revolving Credit Commitments in an aggregate amount equal to that amount of the Additional Revolving Credit Commitments which the US Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the US Borrower to the Administrative Agent as provided above), then the US Borrower may request Additional Revolving Credit Commitments from Persons which would qualify as Eligible Assignees hereunder in aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Assignee in any respect than the terms offered to the Lenders, provided that any such Additional Revolving Credit Commitments provided by any such Eligible Assignee which is not already a Lender shall be in a minimum amount (for such Eligible Assignee) of at least $10,000,000, and (viii) all actions taken by the US Borrower pursuant to this Section 2.21(a) shall be done in coordination with the Administrative Agent.

                  (b) At the time of any provision of Additional Revolving Credit Commitments pursuant to this Section 2.21, (i) the US Borrower, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Additional Revolving Credit Commitment (each, an "Additional Revolving Credit Lender") shall execute and deliver to the Administrative Agent an Additional Revolving Credit Commitment Agreement substantially in the form of Exhibit J, subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Revolving Credit Lender's Additional Revolving Credit Commitment to occur upon delivery of such Additional Revolving Credit Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 2.21(b) to the reasonable satisfaction of the Administrative Agent), and (ii) the US Borrower shall, in coordination with the Administrative Agent, repay all outstanding Dollar Revolving Credit Loans of the Lenders, and incur additional Dollar Revolving Credit Loans from other Lenders in each case so that the Lenders participate in each Borrowing of Dollar Revolving Credit Loans pro rata on the basis of their respective Dollar Revolving Credit Sub-Commitments (after giving effect to any increase in the Revolving Credit Commitments pursuant to this Section 2.21) and with the US Borrower being obligated to pay the respective Lenders the costs (if any) of the type referred to in Section 10.4(c) in connection with any such repayment and/or Borrowing and (iii) the US Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the US Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinion of counsel delivered to the Administrative Agent on the Restatement Effective Date pursuant to Section 3.1 and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Revolving Credit Commitment Date, and (w) on each such date, the Revolving Credit Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Credit Commitments, (x) on each such date Schedule I-A shall be deemed modified to reflect the revised Revolving Credit Commitments of the affected Lenders, (y) upon surrender of any old Dollar Revolving Credit Notes by the respective Additional Revolving Credit Lender (or, if lost, a standard lost note indemnity in form and substance reasonably satisfactory to the Borrower), to the extent requested by any Additional Revolving Credit Lender, a new Dollar

Revolving Credit Note will be issued, at the US Borrower's expense, to such Additional Revolving Credit Lender to the extent needed to reflect the revised Revolving Credit Commitment of such Lender and (z) on such date with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations by the Lenders in such Letters of Credit and Unpaid Drawings to reflect the new Dollar Ratable Portions (or Ratable Portions, as the case may be) of the Lenders.

                  (c) On the MeriStar Merger Date, the Revolving Credit Commitment of each Lender shall be modified to be the amount set forth opposite the name of such Lender on Schedule I-A-2 hereto. In connection with the foregoing, (i) the US Borrower shall, in coordination with the Administrative Agent, repay all outstanding Dollar Revolving Credit Loans of the Lenders, and incur additional Dollar Revolving Credit Loans from other Lenders in each case so that the Lenders participate in each Borrowing of Dollar Revolving Credit Loans pro rata on the basis of their respective Dollar Revolving Credit Sub-Commitments (after giving effect to any increase in the Revolving Credit Commitments pursuant to this Section 2.21) and with the US Borrower being obligated to pay the respective Lenders the costs (if any) of the type referred to in Section 10.4(c) in connection with any such repayment and/or Borrowing,
(ii) to the extent requested by any Lender, a new Dollar Revolving Credit Note will be issued, at the US Borrower's expense, to such Lender to the extent needed to reflect the revised Revolving Credit Commitment of such Lender and
(iii) on such date with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations by the Lenders in such Letters of Credit and Unpaid Drawings to reflect the new Dollar Ratable Portions (or Ratable Portions, as the case may be) of the Lenders.

                  (d) On the MeriStar Merger Date, the Canadian Revolving Credit Sub-Commitment of each Lender shall be modified to be the amount set forth opposite the name of such Lender on Schedule I-B-2 hereto. In connection with the foregoing, (i) the Canadian Borrower shall, in coordination with the Administrative Agent, repay all outstanding Canadian Revolving Credit Loans of the Lenders, and incur additional Canadian Revolving Credit Loans from other Lenders in each case so that the Lenders participate in each Borrowing of Canadian Revolving Credit Loans pro rata on the basis of their respective Canadian Revolving Credit Sub-Commitments (after giving effect to any increase in the Canadian Revolving Credit Sub-Commitments pursuant to this Section 2.21) and with the Canadian Borrower being obligated to pay the respective Lenders the costs (if any) in connection with any such repayment and/or Borrowing and (ii) to the extent requested by any Lender, a new Canadian Revolving Credit Note will be issued, at the Canadian Borrower's expense, to such Lender to the extent needed to reflect the revised Canadian Revolving Credit Sub-Commitment of such Lender.

                  2.22. Extension of the Final Maturity Date. (a) The US Borrower may at any time prior to the date which is 60 days prior to the initial Final Maturity Date (the "First Extension Deadline Date") extend the initial Final Maturity Date to a date which is one year following the initial Final Maturity Date and (b) to the extent that the initial Final Maturity Date is extended to a date which is one year from the initial Final Maturity Date, pursuant to clause (a) above, the Borrower may at any time prior to the date which is 60 days prior to the extended Final Maturity Date (the "Second Extended Deadline Date") extend the Final Maturity Date to a date which is two years from the initial Final Maturity Date, subject in each case to the following terms and conditions: (i) the US Borrower shall send a written notice indicating its intention to extend the Final Maturity Date to the Administrative Agent and each Lender, which notice (a) must be so delivered no later than (x) 10 days prior to the First Extension Deadline Date (in the case of clause (a) above) and (y) 10 days prior to the Second Extension Deadline Date (in the case of clause (b) above), and (B) shall specify the date of effectiveness of such extension, (any such effective date an "Extension Effective Date") (which Extension Effective Date shall be no earlier than 10 days following the delivery of the notice referred to above, but no later than First Extension Deadline Date (in the case of clause (a) above) and Second Extension Deadline Date (in the case of clause
(b) above), (ii) the US Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the US Borrower stating that no Default or Event of Default has occurred and is continuing as of the respective Extension Effective Date, and (iii) the Borrower shall pay to each Lender on the respective Extension Effective Date an extension fee (the "Extension Fee") equal to 0.25% of such Lender's Revolving Credit Commitment as of such Extension Effective Date. If the US Borrower complies with the provisions of clauses (i),
(ii) and (iii) of the immediately preceding sentence, then as of the respective Extension Effective Date the initial Final Maturity Date shall automatically be extended to the date which is one year from the initial Final Maturity Date, (in the case of clause (a) above) or the date which is two years from the initial Final Maturity Date (in the case of clause (b) above). No more than two one-year extensions of the Final Maturity Date shall be made pursuant to this Section 2.22.

                  2.23. Bankers' Acceptance Provisions. The parties hereto agree that the provisions of Schedule IV shall apply to all Bankers' Acceptances and Bankers' Acceptance Loans created hereunder, and that the provisions of Schedule IV shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

                  2.24. Special Provisions Regarding Canadian Revolving Credit Loans. (a) Upon the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Canadian Revolving Credit Loans shall be automatically converted into Dollar Revolving Credit Loans (in an amount equal to the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of the Canadian Revolving Credit Loans on the date such Sharing Event first occurred, which Dollar Revolving Credit Loans (i) shall be owed by the Canadian Borrower, (ii) shall thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all accrued and unpaid interest and other amounts owing with respect to such Canadian Revolving Credit Loans shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such accrued and unpaid interest and other amounts.

                  (b) Upon the occurrence of a Sharing Event, and after giving effect to any automatic conversion pursuant to Section 2.24(a), each Lender shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in the Revolving Credit Loans outstanding to, and any Unpaid Drawings owing by, each Borrower in such amounts so that each Lender shall have a share of the outstanding Revolving Credit Loans and Unpaid Drawings then owing by each Borrower equal to its Ratable Portion thereof (although if because of fluctuations in currency exchange rates any Lender (other than a Lender, which also is (or has an Affiliate which is) a Canadian Lender) would be required to purchase such participations after giving effect to which the sum of such Lender's outstanding

Revolving Credit Loans plus Ratable Portion of Unpaid Drawings, Swing Advances and Letters of Credit Outstandings (in each case including participations therein purchased pursuant to this Section 2.24) would exceed such Lender`s Revolving Credit Commitment, then such participations shall be in an amount after giving effect to which such Lender's outstanding Revolving Credit Loans plus Ratable Portion of Unpaid Drawings, Swing Advances and Letters of Credit Outstandings (in each case including participations therein purchased pursuant to this Section 2.24) would equal such Lender's Revolving Credit Commitment). Upon any such occurrence, the Administrative Agent shall notify each Lender and shall specify the amount of Dollars required from such Lender in order to effect the purchases and sales by the various Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the last interest payment date through the date of the Sharing Event plus any additional amounts payable by the Borrowers pursuant to Section 2.14 in respect of such accrued but unpaid interest); provided, in the event that a Sharing Event shall have occurred, each Lender shall be deemed to have purchased, automatically and without request, such participating interests. Promptly upon receipt of such request, each Lender shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Lender which has sold participations in any of its Revolving Credit Loans (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

                  (c) Upon the occurrence of a Sharing Event (i) no further Revolving Credit Loans shall be made, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, any outstanding Canadian Revolving Credit Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Canadian Revolving Credit Loans had originally been made in Dollars and shall be distributed by the relevant Lenders (or their affiliates) to the Administrative Agent for the account of the Lenders which made such Loans or are participating therein and
(iii) the Revolving Credit Commitments of the Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interest in any Revolving Credit Loans upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

                  (d) If any amount required to be paid by any Lender pursuant to Section 2.24(b) is not paid to the Administrative Agent within one Business Day following the date upon which such Lender receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 2.24(b), such Lender shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations times
(ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to Section 2.24(b) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such Lender on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Dollar Revolving Credit Loans maintained as Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Section 2.24 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 2.24 shall be paid to the Administrative Agent for the account of the relevant Lenders; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Lender the amounts owing to such Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

                  (e) Whenever, at any time after the relevant Lenders have received from any Lenders purchases of participations in any Revolving Credit Loans pursuant to this Section 2.24, the Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

                  (f) Each Lender's obligation to purchase participating interests pursuant to this Section 2.24 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of the US Borrower or any other Person, (d) any breach of this Agreement by the Borrower or any Lender, any of its Subsidiaries or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Lender which has purchased such participations shall be entitled to receive from the relevant Borrower or Borrowers any increased costs and indemnities (including, without limitation, pursuant to Sections 2.10, 2.12, 2.14 and 10.4(c)) directly from such Borrower or Borrowers to the same extent as if it were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to the limitation set forth in the proviso to
Section 10.7(g). The Borrowers acknowledge and agree that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 2.24, increased Taxes may be owing by them pursuant to Section 2.14, which Taxes shall be paid (to the extent provided in Section 2.14) by the respective Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this
Section 2.24.

                  2.25. Certain Override Provisions Regarding Utilizations of the Canadian Revolving Credit Sub-Commitments. (a) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that (i) the sum of the Canadian Revolving Credit Sub-Commitments for all Canadian Lenders shall be fixed on a quarterly basis in accordance with this Section 2.25, (ii) in no event shall the sum of the Canadian Revolving Credit Sub-Commitments for all Canadian Lenders exceed the least of (x) $75,000,000, (y) the sum of the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders as then in effect (after giving effect to any reductions to such Canadian Revolving Credit Sub-Commitments from time to time, including pursuant to Sections 2.4 and/or 8.2) and (z) the total sum of the Revolving Credit Commitments for all Lenders then in effect, (iii) in no event shall the Canadian Revolving Credit Sub-Commitment for any Canadian Lender exceed the amount set forth opposite such Canadian Lender's name directly below the column entitled "Canadian Revolving Credit Sub-Commitment", on Schedule I-B-1 at all times prior to the MeriStar Merger Date, and on Schedule I-B-2 on and after the MeriStar Merger Date, in each case as the same may be reduced from time to time pursuant to Sections 2.4 and/or 8.2 or as the same may be further adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 10.7, (iv) at no time shall the Canadian Borrower be permitted to request an extension of credit pursuant to the Revolving Credit Commitments (whether in the form of Revolving Credit Loans, Swing Advances or Letters of Credit) and no such credit shall be made available if, after giving effect thereto, the sum of the aggregate principal amount of outstanding Revolving Credit Loans (excluding for this purpose Canadian Revolving Credit Loans) and Swing Advances, and the amount of Letter of Credit Outstandings at such time would exceed an amount equal to the Revolving Credit Commitments of the Lenders as then in effect less the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders as then in effect, (v) at no time shall the Canadian Borrower be permitted to request an extension of credit in the form of Canadian Revolving Credit Loans if, after giving effect thereto, the aggregate principal amount (and Face Amount, as applicable) of outstanding Canadian Revolving Credit Loans (for this purpose, using the Dollar Equivalent of the principal amount and/or Face Amount, as appropriate, of Canadian Revolving Credit Loans) would at any time exceed the total Canadian Revolving Credit Sub-Commitments of the Canadian Lenders, and (vi) the Canadian Revolving Credit Sub-Commitment for any Canadian Lender at any time shall be an amount equal to its pro rata share of the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders at such time determined on the basis of the Canadian Ratable Portion of the various Canadian Lenders. At all times from and after the date of this Agreement until an adjustment is made in accordance with this Section 2.25, the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders shall be $75,000,000.

                  (b) The US Borrower, not more than 20 days and not less than 5 Business Days prior to the last day of each calendar quarter, shall give written notice to the Administrative Agent either (x) requesting an adjustment (subject to the limitations set forth in paragraph (a) of this Section 2.25) effective as of the first Business Day of the immediately following calendar quarter (each such date an "Adjustment Date") to the amount of the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders; or (y) confirming that there will be no adjustments to the amount available under the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders, provided that
(i) no reduction to the amount of the Canadian Revolving Credit Sub-Commitment of the Canadian Lenders may be made if, after giving effect to any such reduction, the total Canadian Revolving Credit Sub-Commitments of the Canadian Lenders would be less than the sum of the aggregate Face Amount of all Bankers' Acceptance Loans and the principal amount of all Canadian Prime Rate Loans (for this purpose, using the Dollar Equivalent of the Face Amounts or principal amounts thereof) then outstanding and (ii) the failure by the US Borrower to deliver any such written notice (or the delivery by the Borrower of any such notice which does not comply with the requirements contained in this Section 2.25) to the Administrative Agent within the period required above will be deemed to be delivery by the US Borrower to the Administrative Agent of a written notice that there will be no adjustment to the Canadian Revolving Credit Sub-Commitments of the Canadian Lenders. If any adjustment is made on an Adjustment Date as described in this Section 2.25, then on the respective Adjustment Date all repayments required by this Section 2.25 and Section 2.6(d) shall be made on such date to the extent required as a result of such adjustments.

                                   ARTICLE III

                           CONDITIONS TO EFFECTIVENESS
                        OF THIS AGREEMENT AND OF LENDING
                      AND OF ISSUANCE OF LETTERS OF CREDIT

                  3.1. Conditions Precedent to Effectiveness of this Agreement, to Initial Revolving Credit Loans and Letters of Credit. The effectiveness of this Agreement and the obligation of each Lender to make its initial Revolving Credit Loan hereunder and the obligation of the Issuing Lender to issue a Letter of Credit hereunder is subject to satisfaction of the following conditions precedent: (i) the Administrative Agent shall have received counterparts of this Agreement duly executed by each Borrower, each of the Lenders and the Administrative Agent and (ii) the Administrative Agent shall have received the following, each dated the Restatement Effective Date unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender (the date of satisfaction of the conditions precedent set forth in this Section 3.1 and in
Section 3.2 being the "Restatement Effective Date"):

                  (a) The Revolving Credit Notes to the order of the Lenders, respectively.

                  (b) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or, as applicable, of such Loan Party's members or partners) in substantially the form of Exhibit K, certifying (i) the resolutions of its Board of Trustees or Directors, as appropriate, approving each Loan Document to which it is a party, (ii) all documents evidencing other necessary trust, partnership, company or corporate action, as appropriate, and required governmental and third party approvals, licenses and consents with respect to each Loan Document to which it is a party and the transactions contem-plated thereby and (iii) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Person.

                  (c) A copy of the declaration of trust or articles or certificate of incorporation or partnership agreement or certificate of partnership or articles of organization or operating agreement, as appropriate, of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party.

                  (d) (i) Favorable opinion of counsel to the Canadian Borrower, in substantially the form of Exhibit D-1, and as to such other matters as any Lender through the Administrative Agent may reasonably request,
         (ii) a favorable opinion of counsel to each US Borrower, the Loan Parties (other than the Canadian Borrower) in substantially the form of Exhibit D-2, and as to such other matters as any Lender through the Administrative Agent may reasonably request, (iii) a favorable opinion of counsel to each of the Borrowers and the Loan Parties, in substantially the form of Exhibit D-3, and to such other matters as any Lender through the Administrative Agent may reasonably request and (iv) a favorable opinion of counsel to FelCor, in substantially the form of Exhibit D-4, and to such other matters as any Lender through the Administrative Agent may reasonably request.

                  (e) A certificate of the chief financial officer or treasurer of each Borrower in substantially the form of Exhibit L, stating that such Borrower is Solvent after giving effect to the initial Revolving Credit Loans, the application of the proceeds thereof in accordance with Section 6.10 and the payment of all estimated legal, accounting and other fees related hereto and thereto.

                  (f) Evidence that the insurance required by Section 6.4 is in full force and effect.

                  (g) Such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

                  (h) A closing certificate, in substantially the form of Exhibit M, signed by a Responsible Officer of each Borrower, stating that the following statements are true and correct on the Restatement Effective Date:

                           (i) The statements set forth in Section 3.3 are true
                  after giving effect to the Revolving Credit Loans being made on the Restatement Effective Date.

                           (ii) All costs and accrued and unpaid fees and
                  expenses (including, without limitation, legal fees and expenses) required to be paid to the Lenders on or before the Restatement Effective Date, including, without limitation, those referred to in Sections 2.3 and 10.4, to the extent then due and payable, have been paid.

                           (iii) All necessary governmental and third party
                  approvals required to be obtained by any Loan Party in connection with the transactions contemplated hereby have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon any of the transactions contemplated hereby.

                           (iv) There exists no judgment, order, injunction or
                  other restraint prohibiting or imposing materially adverse conditions upon any of the transactions contemplated hereby.

                           (v) There exists no claim, action, suit,
                  investigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of any Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the Loan Documents or the financing hereunder or which, if adversely determined, would have a Material Adverse Effect.

                           (vi) There has been no Material Adverse Change since
                  December 31, 2000 in the corporate, capital or legal structure of the US Borrower or any of its Subsidiaries without the consent of the Administrative Agent.

                           (vii) The US Borrower's Tangible Net Worth is not
                  less than the Minimum Tangible Net Worth.

                  (i) The Administrative Agent's reasonable satisfaction with the form and substance of each Operating Lease.

                  (j) A Compliance Certificate, executed by the Chief Financial Officer or Treasurer of the US Borrower substantially in the form attached as Exhibit G (a "Compliance Certificate"), and if requested by the Administrative Agent, together with copies (to the extent not already delivered) of the Hotel Documents in respect of each Hotel indicated by Administrative Agent.

                  (k) The Subsidiary Guaranty, duly executed by the Guarantors party thereto, which Subsidiary Guaranty shall be in full force and effect.

                  3.2. Additional Conditions Precedent to Effectiveness of this Agreement, to Initial Revolving Credit Loans and Letters of Credit. The effectiveness of this Agreement, the obligation of each Lender to make its initial Revolving Credit Loan hereunder and the obligation of the Issuing Lender to issue Letters of Credit hereunder is subject to the further conditions precedent that:

                  (a) No Lender or the Issuing Lender in its sole judgment exercised reasonably shall have determined (i) that there has been any Material Adverse Change since December 31, 2000 or (ii) that there has occurred any adverse change which such Lender deems material in the financial markets generally, since December 31, 2000 or (iii) that there is any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which, if adversely determined, would have a Material Adverse Effect; and nothing shall have occurred since December 31, 2000 which, in the judgment of any Lender, has had a Material Adverse Effect.

                  (b) Each Lender and the Issuing Lender shall be satisfied, in its sole judgment, exercised reasonably, with the corporate, capital, legal and management structure of the US Borrower and its Subsidiaries, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting the US Borrower or any of its Subsidiaries.

                  (c) On the Restatement Effective Date and concurrently with the initial incurrence of Revolving Credit Loans and issuance of Letters of Credit hereunder, (i) all Existing Loans shall have been repaid in full in cash, together with accrued but unpaid interest thereon and (ii) there shall have been paid in cash in full all accrued but unpaid fees under, and as defined in, the Existing Credit Facility (including, without limitation, commitment fees, letter of credit fees and facing fees) accrued but unpaid prior to but excluding the Restatement Effective Date and all other amounts, costs and expenses (including, without limitation, breakage costs, if any, with respect to outstanding Eurodollar Rate Loans under and as defined in the Existing Credit Facility) then owing to any of the Existing Lenders and/or the Administrative Agent, as administrative agent under the Existing Credit Facility, in each case to the satisfaction of the Administrative Agent or the Existing Lenders, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Existing Credit Facility and (iii) all outstanding Revolving Credit Notes (as defined in the Existing Credit Facility) issued by the US Borrower to the Existing Lenders under the Existing Credit Facility shall be deemed canceled.

                  3.3. Conditions Precedent to Each Revolving Credit Loan and Letter of Credit. The obligation of each Lender to make any Revolving Credit Loan (including any Revolving Credit Loan being made by such Lender on the Restatement Effective Date) and the obligation of the Issuing Lender to issue a Letter of Credit shall be subject to the further conditions precedent that:

                  (a) The following statements shall be true on the date of such Revolving Credit Loan or issuance, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by the respective Borrower of the proceeds of such Revolving Credit Loan or such Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Revolving Credit Loan or issuance such statements are true):

                          (i) the representations and warranties of each
                  Borrower contained in Article IV and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made on a specified date shall be required to be true and correct only as of such specified date); and

                         (ii) no Default or Event of Default exists or will
                  result from the Revolving Credit Loans being made or the Letters of Credit being issued on such date.

                  (b) The making of the Revolving Credit Loans or the issuance of the Letters of Credit on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

                  (c) The Administrative Agent shall have received a Compliance Certificate, executed by a Responsible Officer of the US Borrower, satisfactory to the Administrative Agent, and if requested by the Administrative Agent, together with copies (to the extent not already delivered) of the Hotel Documents in respect of each Hotel indicated by Administrative Agent.

                  (d) The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders and the Administrative Agent to enter into this Agreement, each Borrower represents and warrants to the Lenders and the Administrative Agent that on and after the Restatement Effective Date:

                  4.1. Existence; Compliance with Law. Each Loan Party and each of its Subsidiaries and Eligible Joint Ventures (i) is a real estate investment trust or a corporation, limited liability company or limited partnership, as specified herein, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate, limited liability company or partnership power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its declaration of trust or certificate of or formation and by-laws, regulations or partnership agreement, as appropriate; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

                  4.2. Power: Authorization, Enforceable Obligations. (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                  (i) are within such Loan Party's corporate, partnership or trust powers, as appropriate;

                  (ii) have been duly authorized by all necessary corporate, partnership or trust action, as appropriate, including, without limitation, the consent of stockholders and general and/or limited partners where required;

                  (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' or Eligible Joint Ventures' respective declaration of trust, certificate of incorporation or formation or by-laws, regulations, partnership agreement or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures; and

                  (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3. 1, and each of which on the Restatement Effective Date will be in full force and effect.

                  (b) This Agreement has been, and each of the other Loan Documents has been, or will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents are or will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally.

                  4.3. Taxes. All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the US Borrower or any of its Tax Affiliates have been filed, except in the case of any such state, local or foreign tax return where such failure to file will not have a Material Adverse Effect, with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such Tax

Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of the US Borrower or such Tax Affiliate in conformity with GAAP and (ii) all such non-payments in the aggregate have no Material Adverse Effect. Proper and accurate amounts have been withheld by the US Borrower and each of its respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of the US Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or
(iii) any obligation under any written tax sharing agreement.

                  4.4. Full Disclosure. No written statement prepared or furnished by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  4.5. Financial Matters. (a) The consolidated balance sheet of the US Borrower and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income, retained earnings and cash flows of the US Borrower and its Subsidiaries for the fiscal year then ended, audited by PricewaterhouseCoopers, L.L.P. and the consolidated balance sheets of the US Borrower and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income, retained earnings and cash flows of the US Borrower and its Subsidiaries for the twelve months then ended, certified by the chief financial officer or treasurer of the US Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at December 31, 2000, and said statements of income, retained earnings and cash flows for the twelve months then ended, to year-end audit adjustments, the consolidated financial condition of the US Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the US Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Since December 31, 2000, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                  (c) Neither the US Borrower nor any of its Subsidiaries had at December 31, 2000 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

                  (d) The Projections that have been delivered to each Lender, were prepared on the basis of the assumptions expressed therein, which assumptions the US Borrower believed to be reasonable based on the information available to the US Borrower at the time so furnished and on the Restatement Effective Date.

                  (e) The US Borrower is, and on a consolidated basis the US Borrower and its Subsidiaries are, Solvent.

                  4.6. Litigation. There are no pending or, to the knowledge of any Borrower, threatened actions, investigations or proceedings affecting the US Borrower, any of its Subsidiaries or Eligible Joint Ventures, or (to the best knowledge of each Borrower) any Operating Lessee or any of their respective properties or revenues before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance of any action by (a) any Loan Party required or contemplated by any of the Loan Documents or (b) any Operator required or contemplated by any Operating Lease or Management Agreement is not, to the best knowledge of each Borrower, restrained or enjoined (either temporarily, preliminarily or permanently), and, to the best knowledge of each Borrower, no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions contemplated by the aforementioned documents.

                  4.7. Margin Regulations. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  4.8. Ownership of Borrower and Subsidiaries. (a) The authorized capital stock of FelCor consists of (i) as of the date hereof 200,000,000 shares of common stock, $.01 par value per share, of which 53,332,641 shares are issued and outstanding as of July 10, 2001, and (ii) as of the date hereof 20,000,000 shares of preferred stock, $.01 par value per share, of which 5,980,600 shares, designated as $1.95 Series A Cumulative Convertible Preferred Stock, $25.00 per share liquidation preference, and 57,500 shares designated as 9% Series B Cumulative Redeemable Preferred Stock, $2,500.00 per share liquidation preference (and represented by 5,750,000 Depository Shares, each representing a 1/100 interest such preferred stock) are outstanding as of July 10, 2001. All of the outstanding capital stock of FelCor has been validly issued, is fully paid and non-assessable.

                  (b) FelCor is the sole general partner of FelCor LP and, as of the date hereof, owns directly or indirectly at least 86% of the partnership interests of FelCor LP free and clear of all Liens.

                  (c) Set forth on Schedule 4.8 hereto is a complete and accurate list showing, as of the Restatement Effective Date, all Subsidiaries and Unconsolidated Entities of the US Borrower and, as to each such Subsidiary and Unconsolidated Entity, the jurisdiction of its formation and the percentage of the outstanding Stock of each class owned (directly or indirectly) by the US Borrower. No Stock of any Subsidiary or Unconsolidated Entity of the US Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right other than certain rights of first refusal imposed by Requirements of Law. All of the outstanding capital Stock of each such Subsidiary and Unconsolidated Entity owned by the US Borrower has been validly issued, is fully paid and (except for partnership interests) non-assessable, and all outstanding capital Stock of its Subsidiaries and Unconsolidated Entities owned by the US Borrower is free and clear of all Liens. Neither the US Borrower nor any such Subsidiary or Unconsolidated Entity is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary or Unconsolidated Entity, other than those imposed by Requirements of Law, or the Loan Documents; provided that mortgage loan agreements executed by certain Subsidiaries or Eligible Joint Ventures may contain such restrictions.

                  4.9.  ERISA.  (a)  There are no Multiemployer Plans.

                  (b) Each Plan and any related trust intended to qualify under Code Section 401 or 501 has been determined by the IRS to be so qualified and to the best knowledge of the US Borrower nothing has occurred which would cause the loss of such qualification.

                  (c) None of the US Borrower, any of its Subsidiaries or any ERISA Affiliate, with respect to any Pension Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or
Section 302 of ERISA or the terms of any such plan, and all required contributions and benefits have been paid in accordance with the provisions of each such plan.

                  (d) There are no pending or, to the knowledge of any Borrower, threatened claims, actions or proceedings (other than claims for benefits in the normal course), relating to any Plan other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect.

                  (e) No Pension Plan has any unfunded accrued benefit liabilities, as determined by using reasonable actuarial assumptions utilized by such plan's actuary for funding purposes. Within the last five years none of the US Borrower, any of its Subsidiaries or any ERISA Affiliate has caused a Pension Plan with any such liabilities to be transferred outside of its "controlled group" (within the meaning of Section 4001(a)(14) of ERISA).

                  (f) No Plan provides for continuing health, disability, accident or death benefits or coverage for any participant or his or her beneficiary after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary) which would result in the aggregate under all Plans in a liability in an amount which would have a Material Adverse Effect.

                  (g) None of the assets of any of the Loan Parties are subject to Title I of ERISA because they consist of "plan assets" within the meaning of DOL Regulation Section 2510.3-101 by reason of an equity investment in any of the Loan Parties.

                  4.10. Indebtedness. Except as disclosed on Schedule 4.10, as of the date hereof, none of the US Borrower or any of its Subsidiaries or Unconsolidated Entities has any Indebtedness.

                  4.11. Restricted Payments. From and after the Restatement Effective Date, the US Borrower has not declared or made any Restricted Payments (other than those permitted pursuant to Section 7.4).

                  4.12. No Burdensome Restrictions; No Defaults. (a) No Loan Party nor any of its Subsidiaries or Eligible Joint Ventures (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or assets of any such Loan Party or its Subsidiaries, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

                  (b) No Loan Party or Subsidiary or Eligible Joint Venture of any Loan Party is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of each Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary or Eligible Joint Venture of a Loan Party, other than those defaults which in the aggregate have no Material Adverse Effect.

                  (c) No Event of Default or Default has occurred and is continuing.

                  (d) There is no Requirement of Law the compliance with which by any Loan Party would have a Material Adverse Effect.

                  (e) As of the date hereof, no Subsidiary or Eligible Joint Venture of the US Borrower is subject to any Contractual Obligation (other than as set forth in the governing documents thereof) restricting or limiting its ability to transfer its assets to the US Borrower or to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights; provided that mortgage loan agreements executed by certain Subsidiaries or Eligible Joint Ventures may contain such restrictions.

                  4.13. Investments. Except as disclosed on Schedule 4.8 or 4.13, the US Borrower and its Subsidiaries considered as a single enterprise, is not engaged in any joint venture or partnership with any other Person nor does it maintain any Investment, as of the date hereof.

                  4.14. Government Regulation. Neither the US Borrower nor any of its Subsidiaries or Eligible Joint Ventures is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment", as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other federal or state statute or regulation such that its ability to incur Indebtedness is limited, or its ability to consummate the transactions contemplated hereby or by any other Loan Document, or the exercise by the Administrative Agent or any Lender of rights and remedies hereunder or thereunder, is impaired. The making of the Revolving Credit Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by the Loan Documents will not cause the US Borrower or any of its Subsidiaries or Eligible Joint Ventures to violate any provision of any of the foregoing or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  4.15. Insurance. All policies of insurance of any kind or nature owned by or issued to or for the benefit of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures, or issued in respect of any real property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. No Loan Party or any of its Subsidiaries or Eligible Joint Ventures has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

                  4.16. Labor Matters. (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the US Borrower or its Subsidiaries or their respective Hotels, other than those which in the aggregate have no Material Adverse Effect.

                  (b) There are no unfair labor practice charges, arbitrations or grievances pending against or involving, or to the knowledge of each Borrower threatened against or involving the US Borrower or its Subsidiaries or Eligible Joint Ventures, other than those which, in the aggregate, if resolved adversely to the US Borrower or such Subsidiary or Eligible Joint Venture, would have no Material Adverse Effect.

                  (c) As of the Restatement Effective Date, neither the US Borrower nor any of its Subsidiaries or Eligible Joint Ventures are parties to, or have any obligations under, any collective bargaining agreement.

                  (d) There is no organizing activity involving the US Borrower or any of its Subsidiaries or Eligible Joint Ventures pending or, to each Borrower's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to each Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures have made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

                  4.17. Force Majeure. Neither the business nor the properties of any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which in the aggregate have no Material Adverse Effect.

                  4.18. Use of Proceeds. The proceeds of the Revolving Credit Loans will be used by the Borrowers solely as follows: (a) subject to the limitations set forth herein, to fund any direct or indirect investment in existing Hotels, in Hotels and/or interests in Hotels which are to be acquired by the US Borrower or any of its Subsidiaries, and for the payment of related transaction costs, fees and expenses and (b) for general corporate or working capital purposes or for Letters of Credit.

                  4.19. Environmental Protection. Except as disclosed on
Schedule 4.19 (and each Borrower represents and warrants to the Lenders and the Administrative Agent that the matters disclosed in the reports identified on
Schedule 4.19 would not reasonably be expected to have a Material Adverse
Effect):

                  (a) to the best knowledge of the US Borrower and its Subsidiaries, all real property leased or owned by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures is free from contamination by any Hazardous Material which could reasonably be expected to subject the US Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (b) the operations of the US Borrower and each of its Subsidiaries or Eligible Joint Ventures, and the operations at any real property leased or owned by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures are in material compliance in all respects with all applicable Environmental Laws;

                  (c) neither the US Borrower nor any of its Subsidiaries or Eligible Joint Ventures have liabilities with respect to Hazardous Materials and, to the best knowledge of the US Borrower and its Subsidiaries, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials which could reasonably be expected to subject the US Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (d) (i) the US Borrower and its Subsidiaries and Eligible Joint Ventures and all real property owned or leased by the US Borrower or its Subsidiaries and Eligible Joint Ventures have all Environmental Permits necessary for the operations at such real property and are in material compliance with such Environmental Permits, (ii) there are no Legal Proceedings pending nor, to the best knowledge of the US Borrower and its Subsidiaries, threatened to revoke, or alleging the violation of, such Environmental Permits, and (iii) neither the US Borrower nor any of its Subsidiaries or Eligible Joint Ventures or to the best knowledge of the US Borrower and its Subsidiaries the Operators have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any property leased or owned by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures;

                  (e) neither the US Borrower's nor any of its Subsidiaries' or Eligible Joint Ventures' current facilities and operations, nor, to the best knowledge of the US Borrower and its Subsidiaries, any Operator, any predecessor of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, nor any of the US Borrower's or its Subsidiaries' or Eligible Joint Ventures' past facilities and operations, nor to the best knowledge of the US Borrower and its Subsidiaries, any owner of premises leased or operated by the US Borrower and its Subsidiaries and Eligible Joint Ventures, are subject to any outstanding written Order or Contractual Obligation, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation respecting (i) Environmental Laws, (ii) Remedial Action,
         (iii) any Environmental Claim, or (iv) the Release or threatened Release of any Hazardous Material;

                  (f) neither the US Borrower nor any of its Subsidiaries or Eligible Joint Ventures or, to the best knowledge of the US Borrower and its Subsidiaries, Operators are subject to any pending Legal Proceeding alleging the violation of any Environmental Law with respect to a Hotel nor, to the best knowledge of the US Borrower and its Subsidiaries, are any such proceedings threatened;

                  (g) neither the US Borrower nor any of its Subsidiaries or Eligible Joint Ventures nor, to the best knowledge of the US Borrower and its Subsidiaries, any Operators or predecessor of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, nor to the best knowledge of the US Borrower and its Subsidiaries any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment;

                  (h) none of the operations of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures or, to the best knowledge of the US Borrower and its Subsidiaries, of any Operators or predecessor of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, or, to the best knowledge of the US Borrower and its Subsidiaries, of any owner of premises leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent; and

                  (i) there is not now, nor to the best knowledge of the US Borrower and its Subsidiaries, has there been in the past, on, in or under any real property leased or owned by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, to the best knowledge of the US Borrower and its Subsidiaries or any of their predecessors (i) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water), (ii) any friable asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances other than naturally occurring radioactive material.

                  4.20. Contractual Obligations Concerning Assets. As of the date hereof, neither the US Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal, or other contractual right to purchase or acquire, or any

Contractual Obligation to effect an Asset Sale of, any Hotel owned or leased by the US Borrower or any of its Subsidiaries, except those that in the aggregate would not have a Material Adverse Effect whether or not exercised.

                  4.21. Intellectual Property. The Loan Parties and its Subsidiaries and Eligible Joint Ventures or the Operating Lessee own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, the Licenses and all trade names associated with any private label brands of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures. To the best knowledge of each Borrower, no material slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures or the Operating Lessee infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

                  4.22. Title. (a) Each Loan Party and their respective Subsidiaries and Eligible Joint Ventures own good and marketable fee simple absolute title to all of the Real Estate purported to be owned by them, which Real Estate is at the date hereof described in Schedule 4.22(a), and good and marketable title to, or valid leasehold interests in, all other properties and assets purported to be leased by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the balance sheet referred to in Section 4.5(a). Each Loan Party and its respective Subsidiaries or Eligible Joint Ventures received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Party's and their respective Subsidiaries' or Eligible Joint Ventures' right, title and interest in and to all such property except for such documents or actions the failure to obtain or accomplish which would not have a Material Adverse Effect.

                  (b) All material real property leased at the date hereof by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures is listed on Schedule 4.22(b). Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. The US Borrower has delivered to the Administrative Agent true and complete copies of each of such leases and all documents affecting the rights or obligations of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. None of the US Borrower or any of its respective Subsidiaries or Eligible Joint Ventures nor, to the knowledge of each Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which in the aggregate have no Material Adverse Effect.

                  (c) All components of all improvements included within the Hotels owned or leased, as lessee, by any Loan Party or Eligible Joint Venture (collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Hotels owned or leased by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures are installed and operating and are sufficient to enable the real property owned or leased by any Loan Party and their respective Subsidiaries or Eligible Joint Ventures to continue to be used and operated in the manner currently being used and operated, and no Loan Party or any of its Subsidiaries or Eligible Joint Ventures has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

                  (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

                  (e) No Loan Party or any of its Subsidiaries or Eligible Joint Ventures has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

                  (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures is located in a special flood hazard area as designated by any Federal Governmental Authorities.

                  4.23. Status as REIT. The US Borrower is organized in conformity with the requirements for qualification as an equity-oriented real estate investment trust under the Code. The US Borrower has met all of the requirements for qualification as an equity-oriented real estate investment trust under the Code for its Fiscal Year ended December 31, 2000. The US


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Borrower is in a position to qualify for its current Fiscal Year as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

                  4.24. Operator: Compliance with Law. To the best knowledge of the US Borrower and its Subsidiaries, each Operator (i) has full power and authority and the legal right to own, lease (or sublease), manage and operate (as applicable) the properties it operates and to conduct the business in which it is currently engaged with respect to any real property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its ownership, lease (or sublease), management or operation of any real property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures requires such qualification, and (iii) is in compliance with all Requirements of Law applicable to the real property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, or applicable to the operation or management thereof except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                  4.25. Operating Leases, Licenses and Management Agreement. (a) Each of the Hotels (i) is leased to an Operating Lessee under an Operating Lease, (ii) is the subject of a License, and (iii) is managed and operated for the Operating Lessee pursuant to a Management Agreement, except to the extent that the aggregate value of any Hotels owned or leased by the US Borrower (directly or indirectly) which are not leased to an Operating Lessee, managed by a Manager, and operated pursuant to and with the benefit of a License does not exceed 10% of Total Value.

                  (b) Each of the Operating Leases, Licenses and Management Agreements in respect of the Hotels (i) is in full force and effect, (ii) is a legally valid and binding obligation of each of the parties thereto, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect, and (iii) has not been modified, amended or supplemented in any material or adverse way. Neither the US Borrower nor any of its Subsidiaries or Eligible Joint Ventures has collected any rents becoming due under any Operating Lease more than 30 days in advance. All rent and other sums and charges payable by any Operating Lessee under each Operating Lease to which it is a party are current, no notice of default or termination under any such Operating Lease is outstanding, no termination event or condition or uncured default on the part of the Operating Lessee exists under any Operating Lease, and no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of the US Borrower or its Subsidiaries or Eligible Joint Ventures or the Operators (as the case may be), subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. As to all of the Leases, the US Borrower and each of its Subsidiaries or Eligible Joint Ventures has performed all of its repair and maintenance obligations (if any) and, to the best knowledge and belief of each Borrower, each Operating Lessee under each Operating Lease to which it is a party has performed all of its repair and maintenance obligations, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                  4.26. FF&E Reserves. An FF&E Reserve has been established in respect of each of the Hotels and the US Borrower or its Subsidiaries or Eligible Joint Ventures have made any

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
contributions to such FF&E Reserve as required by the terms of the Operating Lease and/or the Management Agreement relating thereto.

                                    ARTICLE V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations or Revolving Credit Commitments remain outstanding, unless the requisite Lenders specified in
Section 10.1 otherwise consent in writing, each Borrower agrees with the Lenders and the Administrative Agent that:

                  5.1. Unsecured Interest Expense Coverage. The US Borrower shall maintain at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on June 30, 2000, a ratio of (a) Unencumbered NOI to (b) Unsecured Interest Expense, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.25:1.0.

                  5.2. Fixed Charge Coverage Ratio. The US Borrower shall maintain at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on June 30, 2000, a ratio of (a) Adjusted EBITDA to (b) Fixed Charges, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 1.75:1.0, provided that, to the extent that the MeriStar Merger is consummated, the minimum ratio set forth above shall be deemed to be 1.65:1.0 for the Fiscal Quarter in which such consummation occurs and the six immediately subsequent Fiscal Quarters, after which such minimum ratio shall be 1.75:1.0 for each Fiscal Quarter thereafter.

                  5.3. Maintenance of Tangible Net Worth. The US Borrower shall maintain during each Fiscal Quarter a Tangible Net Worth of not less than the Minimum Tangible Net Worth.

                  5.4. Limitations on Total Indebtedness. The US Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Indebtedness (including, without limitation, the Obligations and all Capitalized Lease Obligations) of the US Borrower for borrowed money to exceed 55% of Total Value.

                  5.5. Limitations on Total Secured Indebtedness. The US Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Secured Indebtedness (including, without limitation, secured Obligations and Capitalized Lease Obligations) of the US Borrower, to exceed 25% of Total Value.

                  5.6. Adjusted NOI and Hotels. The US Borrower shall ensure that at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on June 30, 2000 at least 50% of the aggregate Adjusted NOI generated by all Hotels during the preceding four (4) Fiscal Quarters shall be generated by Hotels wholly owned or leased by the US Borrower or its wholly owned Subsidiaries, provided that, for Hotels owned or leased for less than four (4) Fiscal Quarters only the Adjusted NOI generated by such Hotels since the date of acquisition of such Hotel shall be included in calculating such aggregate Adjusted NOI.

                  5.7. Limitations on Recourse Secured Indebtedness. The US Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Recourse Secured Indebtedness (including, without limitation, secured Obligations and Capitalized Lease Obligations) of the US Borrower, to exceed the lesser of (x) 7.5% of Total Value and (y) (i) $200,000,000 prior to the MeriStar Merger Date and (ii) $400,000,000 on and after the MeriStar Merger Date.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, each Borrower agrees with the Lenders and the Administrative Agent that:

                  6.1. Compliance with Laws, Etc. The US Borrower shall comply, and shall cause each of its Subsidiaries and Eligible Joint Ventures to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that no Borrower shall be deemed in default of this Section 6.1 if all such non-compliances in the aggregate have no Material Adverse Effect.

                  6.2. Conduct of Business. The US Borrower shall (a) conduct, and shall cause each of its Subsidiaries and Eligible Joint Ventures to conduct, its business in the ordinary course and consistent with past practice; (b) use, and cause each of its Subsidiaries and Eligible Joint Ventures to use, its reasonable efforts, in the ordinary course and consistent with past practice, to
(i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, and (ii) keep available the services and goodwill of its present employees; (c) preserve, and cause each of its Subsidiaries and Eligible Joint Ventures to preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of its Subsidiaries and Eligible Joint Ventures to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries and Eligible Joint Ventures to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of clauses
(a) through (d), no Borrower shall be deemed in default of this Section 6.2 if all such failures in the aggregate have no Material Adverse Effect.

                  6.3. Payment of Taxes, Etc. The US Borrower shall pay and discharge, and shall cause each of its Subsidiaries and Eligible Joint Ventures, as appropriate, to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the US Borrower or the appropriate Subsidiary or Eligible Joint Venture in conformity with GAAP; provided, however, that no

Borrower shall be deemed in default of this Section 6.3 if all such non-payments in the aggregate have no Material Adverse Effect.

                  6.4. Maintenance of Insurance. The US Borrower shall maintain, and shall cause each of its Subsidiaries and Eligible Joint Ventures to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, public liability, product liability, and business interruption) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the US Borrower or such Subsidiary or Eligible Joint Venture engages in business or owns properties. Each Borrower will furnish to the Lenders from time to time such information as may be requested as to such insurance.

                  6.5. Preservation of Existence, Etc. The US Borrower shall preserve and maintain, and shall cause each of its Subsidiaries and Eligible Joint Ventures to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises, except as permitted under Section 7.5.

                  6.6. Access. The US Borrower shall, at any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, at the expense of the Lenders (but such expense to be reimbursed by the US Borrower in the event that any of the following reveal a material Default by the US Borrower), to (a) examine and make copies of and abstracts from the records and books of account of the US Borrower and each of its Subsidiaries and Eligible Joint Ventures, (b) visit the properties of the US Borrower and each of its Subsidiaries and Eligible Joint Ventures, (c) discuss the affairs, finances and accounts of the US Borrower and each of its Subsidiaries and Eligible Joint Ventures with any of their respective officers or directors, and (d) communicate directly with each Borrower's independent certified public accountants.

                  6.7. Keeping of Books. The US Borrower shall keep, and shall cause each of its Subsidiaries and Eligible Joint Ventures to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the US Borrower and each such Subsidiary or Eligible Joint Venture.

                  6.8. Maintenance of Properties, Etc. The US Borrower shall maintain and preserve, and shall cause each of its Subsidiaries and Eligible Joint Ventures to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; provided, however, that no Borrower shall be deemed in default of this Section 6.8 if all such failures in the aggregate have no Material Adverse Effect.

                  6.9. Performance and Compliance with Other Covenants. The US Borrower shall perform and comply with, and shall cause each of its Subsidiaries and Eligible Joint Ventures to perform and comply with, each of the covenants and agreements set forth in each Contractual Obligation to which it or any of its Subsidiaries or Eligible Joint Ventures is a party; provided, however, that no Borrower shall be deemed in default of this Section 6.9 if all such failures in the aggregate have no Material Adverse Effect.

                  6.10. Application of Proceeds. Each Borrower shall use the entire amount of the proceeds of the Revolving Credit Loans as provided in
Section 4.18.

                  6.11. Financial Statements. The US Borrower shall furnish to the Lenders:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of the US Borrower and its Subsidiaries and the Reporting Operating Lessees and any Requested Operating Lessee as of the end of such quarter and consolidated statements of income, retained earnings and cash flow of the US Borrower and its Subsidiaries and the Reporting Operating Lessees and any Requested Operating Lessee for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer or the treasurer of the US Borrower or the chief financial officer of the Reporting Operating Lessees or a Requested Operating Lessee, as appropriate, as fairly presenting the financial condition and results of operations of the US Borrower and its Subsidiaries and the Reporting Operating Lessees and any Requested Operating Lessee at such date and for such period, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrowers, any Reporting Operating Lessees or any Requested Operating Lessee, as appropriate, proposes to take with-respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the US Borrower or any Reporting Operating Lessee or any Requested Operating Lessee, as appropriate, in determining compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of the US Borrower or any Reporting Operating Lessee or any Requested Operating Lessee, as appropriate, of the financial statements furnished in respect of such Fiscal Quarter, provided, however, that for purposes of this subparagraph (a) of this paragraph 6.11 only, "Reporting Operating Lessees" and "Requested Operating Lessee" shall not include Bass;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the US Borrower and its Subsidiaries and the Reporting Operating Lessees as of the end of such year and consolidated statements of income, retained earnings and cash flow of the US Borrower and its Subsidiaries and the Reporting Operating Lessees for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, in a manner reasonably acceptable to the Administrative Agent without qualification as to the scope of the audit by PricewaterhouseCoopers L.L.P. or other independent public accountants of recognized national standing together with (i) a schedule in form satisfactory to the Administrative Agent of the computations used by the US Borrower in determining, as of the end of such Fiscal Year, the US Borrower's or a Reporting Operating Lessee's, as appropriate, compliance with all financial covenants contained herein, and (ii) a written discussion and analysis by the management of the US Borrower or any Reporting Operating Lessee, as appropriate, of the financial statements furnished in respect of such Fiscal Year, provided, however, that for purposes of this subparagraph (b) of this paragraph 6.11 only, "Reporting Operating Lessees" shall not include Bass;

                  (c) promptly after the same are received by the US Borrower, a copy of each management letter provided to the US Borrower by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the US Borrower or any of its Subsidiaries; and

                  (d) within 45 days after the end of each Fiscal Quarter, a Compliance Certificate as of the end of such Fiscal Quarter, executed by the Chief Financial Officer or Treasurer of the US Borrower and if requested by the Administrative Agent, together with copies (to the extent not already delivered) of the Hotel Documents in respect of each Hotel indicated by Administrative Agent.

                  6.12. Reporting Requirements. The US Borrower shall furnish to the Lenders:

                  (a) prior to any Asset Sale generating proceeds in excess of 10% of the Total Value of the US Borrower, a notice (i) describing the assets being sold, (ii) stating the estimated Asset Sale proceeds in respect of such Asset Sale and (iii) accompanied by a Compliance Certificate and a certificate of the Chief Financial Officer or the Treasurer of the US Borrower stating that before and after giving effect to such Asset Sale, the US Borrower shall be in compliance with all of its covenants set forth in the Loan Documents and that no Default or Event of Default will result from such Asset Sale;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year (or earlier if approved earlier by the Board of Directors of the US Borrower), an annual budget of the US Borrower and its Subsidiaries for the succeeding Fiscal Year, displaying on a quarterly basis anticipated balance sheets, forecasted Capital Expenditures, working capital requirements, revenues, net income, cash flow and EBITDA, all on a consolidated basis;

                  (c) promptly and in any event within 30 days after the US Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of the Chief Financial Officer or Treasurer or other appropriate officer of the US Borrower describing such ERISA Event or waiver request and the action, if any, which the US Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

                  (d) promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion the US Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

                  (e) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the US Borrower or any of its Subsidiaries, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

                  (f) promptly and in any event within two Business Days after any Borrower becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Operating Lease, Management Agreement or any Contractual Obligation which is material to the business, prospects, operations or financial condition of the US Borrower and its Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

                  (g) promptly after the sending or filing thereof, copies of all reports which the US Borrower sends to its security holders generally, and copies of all reports and registration statements which the US Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

                  (h) promptly upon the request of any Lender, through the Administrative Agent, copies of all federal tax returns and reports filed by the US Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

                  (i) promptly and in any event within ten days of the US Borrower or any Subsidiary thereof learning of any of the following, written notice to the Administrative Agent of any of the following:

                           (i) the Release or threatened Release of any
                  Hazardous Material on or from any property owned or leased by the US Borrower of any of its Subsidiaries or Eligible Joint Ventures and any written order, notice, permit, application or other written communication or report received by the US Borrower, any of its Subsidiaries or Eligible Joint Ventures in connection with or relating to any such Release or threatened Release, unless such Release or threatened Release is not reasonably likely to subject the US Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                           (ii) any notice or claim to the effect that the US
                  Borrower, any of its Subsidiaries or any Eligible Joint Ventures is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material into the environment;

                           (iii) receipt by the US Borrower, any of its
                  Subsidiaries or Eligible Joint Ventures or any Operator of notification that any real or personal property of the US Borrower or any of its Subsidiaries is subject to an Environmental Lien;

                           (iv) any Remedial Action taken by the US Borrower or
                  any of its Subsidiaries or Eligible Joint Ventures or any other Person on their behalf in response to any Hazardous Material on, under or about any real property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, unless such Remedial Action is not reasonably likely to subject the US Borrower or any of its Subsidiaries or Eligible Joint Ventures to Environmental Liabilities and Costs of $5,000,000 or more;

                           (v) receipt by the US Borrower or any of its
                  Subsidiaries or Eligible Joint Ventures of any notice of violation of, or knowledge by the US Borrower or any of its Subsidiaries or any Eligible Joint Ventures that there exists a condition which may result in a violation by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures of, any Environmental Law, unless such violation is not reasonably likely to subject the US Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                           (vi) any proposed Capital Expenditure by the US
                  Borrower or any of its Subsidiaries or Eligible Joint Ventures intended or designed to implement any existing or additional Remedial Action, unless such expenditures are not reasonably likely to exceed $5,000,000;

                           (vii) the commencement of any judicial or
                  administrative proceeding or investigation alleging a material violation of any Environmental Law; or

                           (viii) any proposed acquisition of stock, assets or
                  real property, or any proposed leasing of property by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, unless such action is not reasonably likely to subject the US Borrower and its Subsidiaries to Environmental Liabilities and Costs in excess of $5,000,000;

                  (j) promptly, such additional financial and other information respecting the financial or other condition of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures or the Operating Lessee or the status or condition of any real property owned or leased by the US Borrower or its Subsidiaries or Eligible Joint Ventures, or the operation thereof which the US Borrower is entitled to or can otherwise reasonably obtain, as the Administrative Agent from time to time reasonably requests; and

                  (k) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue identified in any notice or report required pursuant to this Section 6.12.

                  6.13. Leases and Operating Leases; Management Agreements and Licenses. (a) If requested by the Administrative Agent, the US Borrower shall provide the Administrative Agent, within 30 days of such request, with a copy of each Qualified Lease and each Operating Lease (to the extent not already delivered). The US Borrower shall, and shall cause each of its Subsidiaries and Eligible Joint Ventures to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases and Operating Leases now or hereafter held respectively by them with respect to real property, including, without limitation, the Leases set forth in Schedule 4.22(b); (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases or Operating Leases; (iii) not assign any Leases or sublet any portion of the premises if such assignment or sublet would have a Material Adverse Effect; (iv) provide the Administrative Agent with a copy of each notice of default under any Lease or Operating Lease received by the US Borrower or any Subsidiary or Eligible Joint Venture of the US Borrower immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the US Borrower or any Subsidiary or Eligible Joint Venture of the US Borrower under any Lease or Operating Lease simultaneously with its delivery of such notice under such Lease or Operating Lease except to the extent that such defaults, in the aggregate, would not have a Material Adverse Effect; (v) notify the Administrative Agent, not later than 30 days prior to the date of the expiration of the term of any Qualified Lease, of the US Borrower's or any Subsidiary or Eligible Joint Venture of the Borrower's intention either to renew or to not renew any such Qualified Lease, and, if the US Borrower or any Subsidiary or Eligible Joint Venture of the US Borrower intends to renew such Qualified Lease, the terms and conditions of such renewal; and (vi) maintain each Operating Lease in full force and effect and enforce the obligations of the Operating Lessee thereunder, in a timely manner except to the extent that the failure to do so, in the aggregate, would not have a Material Adverse Effect. Notwithstanding the foregoing, this
Section 6.13 shall not apply to (i) Operating Leases with wholly-owned Subsidiaries of the US Borrower and (ii) Operating Lessees that are wholly-owned Subsidiaries of the US Borrower.

                  (b) The US Borrower shall take all actions and do all things within its power or control necessary or required to cause each Operating Lessee to (i) keep, observe, comply with and perform all of the terms, provisions, covenants and undertakings on its part required by each Operating Lease, each License, each sublease and Management Agreement relating to any Hotel, and (ii) to enforce the provisions of each License and each Management Agreement, if the failure to comply or enforce such agreements would be reasonably likely, in the aggregate, to have a Material Adverse Effect; provided that this Section 6.13 shall not apply to (i) Operating Leases with wholly-owned Subsidiaries of the US Borrower and (ii) Operating Lessees that are wholly-owned Subsidiaries of the US Borrower.

                  6.14. Intentionally Omitted.

                  6.15. Employee Plans. For each Plan and any related trust hereafter adopted or maintained by a Loan Party or any of its ERISA Affiliates intended to qualify under Code Section

125, 401 or 501, the US Borrower shall (i) seek, and cause such of its ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such plan is so qualified; and (ii) cause such plan to be so qualified.

                  6.16. Intentionally Omitted.

                  6.17. Fiscal Year. The US Borrower shall maintain as its Fiscal Year the twelve month period ending on December 31 of each year.

                  6.18. Environmental Matters. (a) The US Borrower shall comply and shall cause each of its Subsidiaries and Eligible Joint Ventures and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

                  (b) If the Administrative Agent or Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law by the US Borrower or any of its Subsidiaries and Eligible Joint Ventures or any Operator related to any real property owned or leased by the US Borrower or any of its Subsidiaries and Eligible Joint Ventures, or real property adjacent to such real property, then the US Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the US Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and Lenders that the US Borrower or such Subsidiary, Eligible Joint Venture or real property owned or leased by them is in material compliance with all applicable Environmental Laws. Furthermore, the Administrative Agent shall have the right to inspect during normal business hours any real property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures if at any time Administrative Agent or Lenders have a reasonable basis to believe that there may be such a material violation of Environmental Law.

                  (c) The US Borrower shall, and shall cause each of its Subsidiaries and Eligible Joint Ventures and each Operating Lessee to, take such Remedial Action or other action as required by Environmental Laws, as any Governmental Authority requires, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice.

                  6.19. REIT Requirements. The US Borrower shall operate its business at all times so as to satisfy all requirements necessary to qualify as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code. The US Borrower will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of the US Borrower as an equity-oriented real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. The US Borrower will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

                  6.20. Maintenance of FF&E Reserves. The US Borrower shall cause to be maintained the FF&E Reserves pursuant to the terms of the Operating Leases.

                  6.21. Intentionally deleted.

                  6.22. Further Assurances. At any time upon the request of the Administrative Agent, each Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request to evidence the Revolving Credit Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

                  6.23. Unencumbered Hotel Properties/Financial Covenant Imbalance. (a) The US Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the US Borrower or any of its Subsidiaries receives or otherwise gains knowledge that (i) any Hotel included in the calculation of a prior Compliance Certificate as an Unencumbered Hotel Property, ceases, for any reason whatsoever, to be an Unencumbered Hotel Property or (ii) a Financial Covenant Imbalance exists, and the amount of the Revolving Credit Loans which must be repaid to cure such Financial Covenant Imbalance.

                  (b) The Administrative Agent, at the expense of the Lenders, which expense shall not exceed $10,000 without the consent of the Majority Lenders (but such expense to be reimbursed by the US Borrower in the event that a Hotel fails to meet requirements for an Unencumbered Hotel Property in any material respect) may make physical and other verifications of any Hotels included as Unencumbered Hotel Properties in any reasonable manner and through any medium that the Administrative Agent considers advisable, and the US Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

                  6.24. Hotel Documents. Within 30 days of the Administrative Agent's request, the US Borrower shall deliver to the Administrative Agent Hotel Documents (to the extent not already delivered) for any Hotel indicated by Administrative Agent.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or any of the Revolving Credit Commitments remain outstanding, without the written consent of the Administrative Agent, each Borrower agrees with the Lenders and the Administrative Agent that:

                  7.1. Restrictions on Wholly-Owned Subsidiaries. (a) The US Borrower shall not create or acquire any direct or indirect wholly-owned Subsidiary after the Restatement Effective Date, unless, if such Subsidiary is a Required Guarantor, concurrently with the creation or acquisition thereof, such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty.

                  (b) No wholly-owned Subsidiary which is acquired or created after the Restatement Effective Date may (i) incur any Indebtedness (other than (A) intercompany Indebtedness owed to the US Borrower and (B) Indebtedness which is either (x) Non-Recourse Indebtedness or (y) recourse to such Subsidiary provided such Indebtedness (I) does not exceed 65% of the value of such Subsidiary's assets which secures such Indebtedness and (II) is secured by all of the Hotels owned by such Subsidiary) or (ii) be subject to any contractual restriction on such Subsidiary's ability to declare or pay dividends or distribute cash or other assets to US Borrower or any of its Subsidiaries.

                  (c) The US Borrower shall not permit any direct or indirect wholly-owned Subsidiary (other than an Excluded Taxable REIT Subsidiary and Special Purpose Subsidiary) to own assets (including the assets of such Person's Subsidiaries) the value of which exceeds 2% of Total Value unless such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty, provided that in the event the aggregate value of the assets of all wholly-owned Subsidiaries (other than Excluded Taxable REIT Subsidiaries and Special Purpose Subsidiaries) which are not Guarantors exceed the Specified Percentage of Total Value, then the US Borrower shall not permit any direct or indirect wholly-owned Subsidiary formed thereafter (other than an Excluded Taxable REIT Subsidiary and Special Purpose Subsidiary) to own assets (including the assets of such Person's Subsidiaries) unless such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty; provided further, that in the event that the aggregate Indebtedness of all Special Purpose Subsidiaries which are not Guarantors exceeds 25% of Total Value then the US Borrower shall not permit any Special Purpose Subsidiary formed thereafter to own assets unless such Special Purpose Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty.

                  7.2. Operation/Ownership of Hotels. (a) The US Borrower shall not own or lease (directly or indirectly) any Hotels which are not (i) leased to an Operating Lessee pursuant to an Operating Lease within 90 days of the US Borrower's (or a Subsidiary's) acquisition of such Hotel, (ii) managed pursuant to a Management Agreement and (iii) operated pursuant to and with the benefit of a License, except to the extent that the aggregate value of any Hotels owned or leased by the US Borrower (directly or indirectly) which are not leased to an Operating Lessee, managed by a Manager, and operated pursuant to and with the benefit of a License (other than Doral properties and South Seas Plantation properties) does not exceed 10% of Total Value.

                  (b) The aggregate value of any Hotels owned or leased by the US Borrower (directly or indirectly) which are not operated under a nationally recognized brand may not exceed 10% of Total Value, it being understood and agreed that the Doral properties and South Seas Plantation properties are nationally recognized brands.

                  7.3. Lease Obligations. (a) The US Borrower shall not create or suffer to exist, or permit any of its Subsidiaries or Eligible Joint Ventures to create or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under other leases or agreements to lease entered into otherwise than in the ordinary course of business.

                  (b) The US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) the US Borrower or any of its Subsidiaries or Eligible Joint Ventures has sold or transferred or is to sell or transfer to any other Person, or (ii) the US Borrower or any of its Subsidiaries or Eligible Joint Ventures intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.

                  7.4. Restricted Payments. The US Borrower, unless otherwise required in order to maintain FelCor's status as a real estate investment trust in accordance with the written advice of independent counsel to the US Borrower, shall not, and shall not permit its Subsidiaries to declare or authorize any dividend payment or other distribution (such dividend or distribution shall be deemed made when so declared or authorized) of assets, properties, cash, rights, obligations or securities (other than distributions of Stock or Stock Equivalents, exclusive of Disqualified Stock) on account or in respect of any of its Stock or Stock Equivalents or any payment (whether in Disqualified Stock, Indebtedness, cash or other assets), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Stock or Stock Equivalents (collectively, "Restricted Payments"); provided that, notwithstanding the foregoing, (i) any Subsidiary may make Restricted Payments, directly or indirectly, to the US Borrower or any Guarantor; (ii) any non-wholly owned Subsidiary of the US Borrower may make Restricted Payments to the holders of its Stock or Stock Equivalents generally, so long as the US Borrower or its respective Subsidiary which owns the Stock or Stock Equivalents in the Subsidiary paying such Restricted Payments receives at least its proportionate share thereof (based upon its relative economic holding of equity interest in the Subsidiary paying such Restricted Payments and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto); and (iii) the US Borrower or any Subsidiary may make payments to purchase Stock or Stock Equivalents of any non-wholly owned Subsidiary. In addition, in any Fiscal Quarter the US Borrower may make Restricted Payments which, when added to Restricted Payments made during the immediately preceding three consecutive Fiscal Quarters, do not exceed an aggregate amount equal to the lesser of 85% of the consolidated Adjusted Funds From Operations and 100% of the Free Cash Flow of the US Borrower in each case for the immediately preceding four consecutive Fiscal Quarters; provided further, that in addition to the Restricted Payments permitted above, the US Borrower may purchase, redeem or acquire Stock or Stock Equivalents of the US Borrower for an aggregate purchase price not to exceed $275,000,000 from and after August 20, 1999 through the end of the term of the Revolving Credit Loans (including any extension thereof) plus net proceeds (including the fair market value of any property received) of any issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the US Borrower subsequent to June 30, 1999.

                  7.5. Mergers, Stock Issuances, Asset Sales, Etc. (a) The US Borrower shall not sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets or properties, and shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, (i) merge with any Person, or (ii) consolidate with any Person, unless the US Borrower or its Subsidiary or Eligible Joint Venture is the surviving or resulting entity and, following such merger or consolidation, no Default or Event of Default shall have occurred.

                  (b) The US Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to effect, enter into, consummate or suffer to exist any Asset Sale(s) of any Hotel(s) generating proceeds aggregating more than 25% of the value of the Hotels owned by the Borrower, its Subsidiaries and Eligible Joint Ventures as of the Restatement Effective Date.

                  (c) The US Borrower shall not sell or otherwise dispose of, or factor at maturity or collection, or permit any of its Subsidiaries or Eligible Joint Ventures to sell or otherwise dispose of, or factor at maturity or collection, any accounts receivables.

                  7.6. Restrictions on Construction/Budget Hotels. (a) The US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to (i) engage in the construction of new hotels (provided that nothing herein shall prohibit expansions to existing Hotels) or (ii) enter into any commitments or agreements to purchase any Hotels under, or to be under, original construction (provided that nothing herein shall limit commitments or agreements for expansions to existing Hotels), pursuant to which (A) such Persons' obligations, in the aggregate, exceed the lesser of (x) 15 % of the Total Value of the US Borrower as of the end of the Fiscal Quarter immediately preceding the date of any such commitment or agreement and (y) (I) $200,000,000 prior to the MeriStar Merger Date and (II) $400,000,000 on and after the MeriStar Merger Date, or (B) any such Person is or may be liable for, or otherwise assumes, any risks relating to the development or construction (but not operation) of such Hotel, whether by way of providing any guaranties of completion, payment of any construction loans, payment of construction cost overruns, or otherwise.

                  (b) Other than the US Borrower's (or its Subsidiary's or Unconsolidated Entity's) investments in budget hotels, limited service hotels or extended stay hotels which are in existence as of the Restatement Effective Date, the US Borrower's investments (direct or indirect) in any budget hotels, limited service hotels or extended stay hotels, shall not exceed, in the aggregate, 10% of Total Value.

                  7.7. Change in Nature of Business or in Capital Structure. (a) The US Borrower shall not make, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to make, any material change in the nature or conduct of its business as carried on at the Restatement Effective Date.

                  (b) The US Borrower shall not make, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its declaration of trust, certificate of incorporation or by-laws or other equivalent documents other than for changes or amendments which in the aggregate have no Material Adverse Effect.

                  7.8. Modification of Material Agreements. The US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, alter, amend, modify, rescind, terminate, supplement or waive any of their respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations unless approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with respect to any such failure to comply with any Contractual

Obligation, no Borrower shall be deemed in default of this Section 7.8 if all such failures in the aggregate would have no Material Adverse Effect; and provided further, that in the event of any breach or event of default by a Person other than the US Borrower or any of its Subsidiaries or Eligible Joint Ventures, the US Borrower shall promptly notify the Administrative Agent of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

                  7.9. Accounting Changes. The US Borrower shall not make, nor permit any of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent.

                  7.10. Transactions with Affiliates. The US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, enter into any transaction or series of related transactions, including, without limitation, any Asset Sale or the rendering of any service, with any Affiliate (other than among the US Borrower and its wholly-owned Subsidiaries) unless (a) no Default or Event of Default would occur as a result thereof, and (b) such transaction is (i) in the ordinary course of the US Borrower's or such Subsidiary's or Eligible Joint Venture's business, and (ii) upon fair and reasonable terms no less favorable to the US Borrower or such Subsidiary or Eligible Joint Venture, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  7.11. Adverse or Speculative Transactions. The US Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to engage in any transaction involving contracts for commodity options or futures contracts other than Interest Rate Contracts and Alternative Currency Contracts.

                  7.12. Environmental Matters. (a) The US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures or any Operating Lessee, or, to the extent reasonably practicable, any other Person to dispose of any Hazardous Material by placing it in or on the ground or waters of any property owned or leased by the US Borrower or any of its Subsidiaries or Eligible Joint Ventures.

                  (b) The US Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures, or, to the extent practicable, authorize any other Person to, dispose or to arrange for the disposal of any Hazardous Material on behalf of the US Borrower or any of its Subsidiaries or Eligible Joint Ventures except in material compliance with all applicable Environmental Laws currently and hereinafter in effect.

                  7.13. Joint Enterprises. Other than investments in Joint Enterprises in existence as of the Restatement Effective Date, the US Borrower's investments (direct or indirect) in Joint Enterprises shall not exceed, in the aggregate, 15% of Total Value.

                  7.14. Intentionally Omitted.

                  7.15. ERISA Plan Assets. The US Borrower shall not and shall not permit any of its Subsidiaries to have any of their assets become subject to Title I of ERISA because they constitute "plan assets" within the meaning of the DOL Regulation Section 2510.3-101 and by reason of an investment in the US Borrower or any Subsidiary.

                  7.16. Limitation on Liens. The US Borrower shall not, and shall not permit any of its Subsidiaries to secure any Indebtedness by a Lien on Stock owned by the US Borrower or any of its Subsidiaries (other than Stock of a Special Purpose Subsidiary) unless contemporaneously therewith effective provision is made to secure the Obligations equally and ratably with such Indebtedness for so long as such Indebtedness is secured by such Lien.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  8.1. Events of Default. Each of the following events shall be an Event of Default:

                  (a) any Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) (or any Face Amount, as the case may be) of, or interest on, any Revolving Credit Loan, any Unpaid Drawing, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

                  (b) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Revolving Credit Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure shall remain unremedied for thirty days after the earlier of the date on which (A) a Responsible Officer of any Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the US Borrower by the Administrative Agent or any Lender; or

                  (d) any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Recourse Indebtedness of such Loan Party or Subsidiary having a principal amount of $10,000,000 or more (excluding Indebtedness evidenced by the Revolving Credit Notes and any Non-Recourse Indebtedness), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

                  (e) any Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Borrower or any of its Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Borrower or any of its Significant Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or any Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) any judgment or order for the payment of money in excess of $10,000,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) an ERISA Event shall occur which, in the reasonable determination of the Majority Lenders, has a reasonable possibility of a liability, deficiency or waiver request of the US Borrower or any ERISA Affiliate, whether or not assessed, exceeding $5,000,000; or

                  (h) the US Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against the US Borrower or any of its Subsidiaries, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all the foregoing, the US Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $5,000,000; or

                  (i) there shall occur a Material Adverse Change or an event which is reasonably likely to have a Material Adverse Effect; or

                  (j) FelCor shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code; or

                  (k) FelCor shall cease at any time to be the sole general partner of FelCor LP; or

                  (l) the Canadian Borrower shall cease at any time to be a direct or indirect wholly-owned Subsidiary of the US Borrower; or

                  (m) Intentionally Deleted; or

                  (n) Intentionally Deleted; or

                  (o) any provision of any Subsidiary Guaranty shall for any reason cease to be valid and binding on any Loan Party party thereto, or any Loan Party shall so state in writing.

                  8.2. Remedies. (a) If there shall occur and be continuing any Event of Default, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrowers, declare the obligation of each Lender to make Revolving Credit Loans and the Issuing Lender to issue a Letter of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrowers, declare the Revolving Credit Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Revolving Credit Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that upon the occurrence of the Event of Default specified in subparagraph 8.1(e) above, (A) the obligation of each Lender to make Revolving Credit Loans and of the Issuing Lender to issue Letters of Credit shall automatically be terminated and (B) the Revolving Credit Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided by applicable law.

                  (b) If the Administrative Agent exercises any rights or remedies pursuant to subparagraph 8.2(a), the Administrative Agent shall not, without the consent of the Majority Lenders, rescind the exercise of said rights or remedies.

                  8.3. Actions in Respect of Letters of Credit. (a) Upon the Termination Date, the US Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office, for deposit in a special non-interest-bearing cash collateral account (the "L/C Cash Collateral Account") to be maintained with and in the name of the Administrative Agent on behalf of the Lenders at such place as shall be designated by the Administrative Agent, an amount equal to all Letter of Credit Outstandings.

                  (b) The US Borrower hereby pledges, and grants to the Administrative Agent a Lien on all of its right, title and interest in and to all funds held in the L/C Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of all amounts due and to become due from the US Borrower to the Lenders and the Issuing Lender.

                  (c) The Administrative Agent may, from time to time after funds are deposited in the L/C Cash Collateral Account, apply funds then held in the L/C Cash Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the US Borrower to the Issuing Lender or Lenders in respect of the Letter of Credit Outstandings.

                  (d) Neither the US Borrower nor any Person claiming on behalf of or through the US Borrower shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account. The US Borrower agrees that it will not
(i) sell or otherwise dispose of any interest in the L/C Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the L/C Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

                  (e) The Administrative Agent may also exercise, in its sole discretion, in respect of the L/C Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time, and the Administrative Agent may, without notice except as specified below, sell the L/C Cash Collateral Account or any part thereof in one or more sales, at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The US Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the US Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of the L/C Cash Collateral Account, regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (f) Any cash held in the L/C Cash Collateral Account, and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the L/C Cash Collateral Account, may, in the discretion of the Administrative Agent, then or at any time thereafter be applied (after all payments provided for in Section 8.3(c), the expiration of all outstanding Letters of Credit and the payment of any amounts payable pursuant to Section 10.4) in whole or in part by the Administrative Agent against all or any part of the other Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after the indefeasible cash payment in full of all of the Obligations shall be paid over to the US Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  9.1. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through one or more of its affiliates (each of whom shall be entitled to the benefits of this Article IX to the same extent as the Administrative Agent).

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Revolving Credit Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Revolving Credit Notes; provided, however, that the Administrative Agent shall not be required to take any action which the Administrative Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of (a) each notice and (b) to the extent the Administrative Agent grants any consents, approvals, disapprovals or waivers to the Borrowers pursuant to the directions of the Majority Lenders or all of the Lenders as required hereunder, notice of such consent, approval, disapproval or waiver, given to it by, or by it to, any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  9.2. Administrative Agent's Reliance, Etc. Neither the Administrative Agent, nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Revolving Credit Note as the holder thereof until such note has been assigned in accordance with Section 10.7; (ii) may rely on the Register to the extent set forth in Section 10.7(c);
(iii) may consult with legal counsel (including, without limitation, counsel to any Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of any Borrower or any other Loan Party or to inspect the property (including, without limitation, the books and records) of any Borrower or any other Loan Party; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.3. Chase and Affiliates. With respect to its Revolving Credit Commitments, the Revolving Credit Loans made by it and each Revolving Credit Note issued to it, and Letters of Credit issued by it, Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chase in its individual capacity. Chase and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower or any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of any Borrower or any other Loan Party or any of their respective Subsidiaries, all as if Chase were not the Administrative Agent and without any duty to account therefor to the Lenders.

                  9.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  9.5. Indemnification. The Lenders agree to indemnify the Issuing Lender, the Administrative Agent and their Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers or other Loan Parties), ratably according to the respective principal amounts of the Revolving Credit Notes then held by each of them (or if no Revolving Credit Notes are at the time outstanding, ratably according to the respective amounts of the aggregate of their Revolving Credit Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by any Borrower or another Loan Party.

                  9.6. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the US Borrower and may be removed by the Super Majority Lenders in the event that the Administrative Agent commits a willful breach of, or is grossly negligent in the performance of, its material obligations hereunder. Furthermore, in the event that at any time the Administrative Agent assigns its entire interest as a Lender hereunder to an Eligible Assignee as permitted by Section 10.7, which Eligible Assignee is not an Affiliate of the Administrative Agent, then the Administrative Agent shall resign as Administrative Agent. Upon any such resignation or removal (which shall be effective upon such date as a successor Administrative Agent accepts its appointment), the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Super Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.7. Duties of Other Agents. None of J.P. Morgan Securities Inc. in its capacity as Co-Lead Arranger and Joint Bookrunner, Bankers Trust Company in its capacity as Syndication Agent, Deutsche Banc Alex. Brown Inc. in its capacity as Co-Lead Arranger and Joint Bookrunner, Bank of America, N.A. in its capacity as Co-Documentation Agent, Wells Fargo Bank, National Association, as Co-Documentation Agent or Salomon Smith Barney Inc., in its capacity as Co-Documentation Agent, shall have any duties or responsibilities hereunder in its representative capacity as such.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, (x) the Administrative Agent shall have the right to waive or depart from any of the requirements or criteria contained in the definition of Qualified Lease and (y) subject to Sections 10.1(b) and (c) below, the Administrative Agent shall have the right to make non-material waivers of non-economic provisions of this Agreement or consent to non-material departures therefrom. The parties hereto agree that any non-material waiver of any provision of this Agreement or any other Loan Document shall be effective upon the execution by the party so charged of a written agreement to such effect.

                  (b) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Article III except as otherwise provided therein; (ii) increase the Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Revolving Credit Loans or any fees or other amounts payable hereunder; (iv) waive or postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Loans or any fees or other amounts payable hereunder;
(v) change the percentage of the Revolving Credit Commitments, the aggregate unpaid principal amount of the Revolving Credit Loans, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder; (vi) change the definitions of Available Credit, Majority Lenders or Super Majority Lenders (provided that the foregoing shall not include changes in any defined terms used in such definitions), (vii) release any Loan Party from its obligations under any Revolving Credit Note or any Subsidiary Guaranty, or
(viii) amend this Section 10.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (c) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, (x) unless in writing and signed by the Super Majority Lenders do any of the following: (i) waive or amend any of the covenants specified in Sections 5.1, 5.2, 5.3, 5.4 or 5.5, (ii) change the definitions of Unencumbered Hotel Property or Eligible Joint Venture (provided that the foregoing shall not include changes in any defined terms used in such definitions), (iii) waive payment of any default rate interest pursuant to
Section 2.8(b), or (iv) remove the Administrative Agent for a willful breach of, or gross negligence in the performance of, its material obligations hereunder pursuant to Section 9.6 or (y) unless in writing and signed by the Majority Lenders change the definitions of Adjusted NOI or Unencumbered NOI (provided that the foregoing shall not include changes in any defined terms used in such definitions).

                  (d) Each Lender shall reply promptly, but in any event within ten (10) Business Days of receipt by such Lender of a request for consent, approval, disapproval or waiver, from the Administrative Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to the Administrative Agent that it objects to consenting, approving, disapproving or waiving any matter as requested by the Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have consented, approved, disapproved or waived such matters as specified in the Administrative Agent's request.

                  10.2. Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Borrower, at the address specified opposite its signature below; if to any Lender (other than a Canadian Lender), at its address specified for such Lender on Schedule II-A and if to any Canadian Lender, at its address specified on
Schedule II-B, or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to the telegraph company, cable company or a recognized overnight courier, as the case may be, or
(z) when sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  10.3. No Waiver, Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Revolving Credit Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  10.4. Costs; Expenses; Indemnities. (a) Each Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent and its respective Affiliates in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent with respect thereto and, as to the Administrative Agent, with respect to advising it as to its rights and responsibilities under this Agreement and the other Loan Documents, and (ii) all costs and expenses of the Administrative Agent or any of the Lenders (including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent or any Lender) in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

                  (b) Each Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and the Issuing Lender and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing

(including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, arising from any misrepresentation or breach of warranty under Section 4.18 or any Environmental Claim or any Environmental Lien or any Remedial Action arising out of or based upon anything relating to real property owned or leased by the US Borrower or any of its Subsidiaries (collectively, the "Indemnified Matters"); provided, however, that no Borrower shall have any obligation under this Section 10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

                  (c) (i) If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Eurodollar Rate Loan, as a result of any payment or conversion made by the US Borrower or acceleration of the maturity of the Revolving Credit Notes pursuant to Section 8.2 or for any other reason or (ii) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation, in each case, the US Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to the extent not previously paid to such Lender pursuant to any other provision hereof, pay to the Administrative Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result thereof, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Revolving Credit Loan.

                  (d) Each Borrower shall indemnify the Administrative Agent, the Lenders and the Issuing Lender for, and hold the Administrative Agent, the Lenders and the Issuing Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (e) Each Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  10.5. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and the Issuing Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of each Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any Revolving Credit Note or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the respective Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this
Section 10.5 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  10.6. Binding Effect. (a) This Agreement shall become effective as of the Restatement Effective Date and thereafter shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent, each Lender and the Issuing Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  (b) Notwithstanding anything in this Agreement appearing to the contrary, this Agreement is executed as an amendment and restatement of the Sixth Amended Revolving Credit Agreement, and is intended by the parties as a modification, amendment, renewal and extension (but not as a novation) thereof and of the indebtedness evidenced thereby, in order to renew and extend such indebtedness pursuant to this Agreement.

                  10.7. Assignments and Participations. (a) Each Lender and the Issuing Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its Revolving Credit Commitment, commitment to issue Letters of Credit, the Revolving Credit Loans and Letter of Credit Outstandings owing to it and the Revolving Credit Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; provided, however, that (i) the aggregate amount of the Revolving Credit Commitments, Revolving Credit Loans and Letter of Credit Outstandings being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the assignor's entire interest, except (x) with the consent of the US Borrower and the Administrative Agent, or (y) during the continuance of an Event of Default, or (z) a Lender may assign a portion of its Revolving Credit Commitment, Revolving Credit Loans and Letter of Credit Outstandings to another existing Lender or Lenders only, provided that the aggregate amount of the Revolving Credit Commitment, Revolving Credit Loans and Letter of Credit Outstandings retained by the assignor shall in no event be less than $10,000,000, (ii) each assignee hereunder shall also be an Eligible Assignee, (iii) the assignment by any Lender of its Canadian Revolving Credit Sub-Commitment (or any portion thereof) shall constitute the assignment of a like amount of such Lender's (or its respective Affiliate's) Revolving Credit Commitment and (iv) any assignment of all or any portion of the Revolving Credit Commitment of any Lender shall be required to be accompanied by the assignment of all or such portions of the Canadian Revolving Credit Sub-Commitment and/or Dollar Revolving Credit Sub-Commitment of such Lender (or its respective Affiliate) as is equal, in the aggregate, to the amount of the Revolving Credit Commitment being so assigned. The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with the Revolving Credit Notes (or an Affidavit of Loss and Indemnity with respect to such Revolving Credit Notes satisfactory to the Administrative Agent) subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the US Borrower to the Lenders pursuant to each of the clauses of Section 6.11 (or if no such statements have been delivered, the financial statements referred to in Section 4.5) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and if such assignor was the Issuing Lender, of the Issuing Lender.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments (including the Dollar Revolving Credit Sub-Commitments and Canadian Revolving Credit Sub-Commitments) of and principal amount of the Revolving Credit Loans and Letters of Credit Outstandings owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Administrative Agent, the Issuing Lender or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall supply to each Borrower promptly after any amendment thereto, a copy of the amended Register.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender or Issuing Lender and an assignee representing that it is an Eligible Assignee, together with the Revolving Credit Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for such surrendered Revolving Credit Notes, new Revolving Credit Notes to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Revolving Credit Commitments hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit A.

                  (e) In addition to the other assignment rights provided in this Section 10.7, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Revolving Credit Loans) to any Federal Reserve Bank without notice to or consent of any Borrower or the Administrative Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

                  (f) Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Loans and Letters of Credit Outstandings owing to it and the Revolving Credit Notes held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender, (i) such Lender's obligations under the Loan Documents (including, without limitation, its Revolving Credit Commitment) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Revolving Credit Notes and Obligations for all purposes of this Agreement, and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  (g) Each participant shall be entitled to the benefits of Sections 2.10, 2.12, 2.14 and 10.4 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding (other than the provisions of Section 2.24), the Borrowers shall not, at any time, be obligated to pay to any assignee or participant of any interest of any Lender, under Section 2.10, 2.12, 2.14 or 10.4, any sum in excess of the sum which if the Borrowers would not at the time of such assignment have been obligated to pay to such assignor Lender any such amount in respect of such interest had such assignment not been effected or had such participation not been sold.

                  (h) Notwithstanding the foregoing provisions of this Section 10.7, the aggregate Revolving Credit Commitments and Revolving Credit Loans of
(i) Chase shall be at least equal to that of any other Lender, (ii) Bankers Trust Company shall be at least equal to that of any other Lender (other than Chase), (iii) Bank of America, N.A. shall be at least equal to that of any other Lender (other than Chase and Bankers Trust Company) and (iv) Wells Fargo Bank, National Association shall be at least equal to that of any other Lender (other than Chase and Bankers Trust Company); provided that (i) if an Event of Default exists, Chase, Bankers Trust Company, Bank of America, N.A. and/or Wells Fargo Bank, National Association may assign all or any portion of their respective Revolving Credit Commitments and Revolving Credit Loans and (ii) if Chase ceases to be Administrative Agent for any reason, Chase may assign all or any portion of its respective Revolving Credit Commitment and Revolving Credit Loans.

                  10.8. Governing Law; Severability. This Agreement and the Revolving Credit Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  10.9. Submission to Jurisdiction: Service of Process. (a) Any legal action or proceeding with respect to this Agreement or the Revolving Credit Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Each Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address provided herein.

                  (c) Nothing contained in this Section 10.9 shall affect the right of the Administrative Agent, any Lender or any holder of a Revolving Credit Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

                  10.10. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken (of the signature pages or otherwise) together shall constitute one and the same agreement.

                  10.12. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, and the agreements referred to in Section 2.3(b), embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter hereof.

                  10.13. Confidentiality. Each Lender and the Administrative Agent agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Administrative Agent's, as the case may be, Affiliates, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a nonconfidential basis from a source other than the Borrowers, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

                  10.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

                  10.15. Joint and Several Obligations. Unless the context clearly indicates otherwise, (i) each covenant, agreement, undertaking, condition or other matter stated herein or any other Loan Document as a covenant, agreement, undertaking or matter involving the US Borrower shall be jointly and severally binding upon each of the parties comprising the US Borrower and (ii) each covenant, agreement, undertaking, condition or other matter stated herein or in any other Loan Document as a covenant, agreement undertaking or matter involving each Borrower shall be jointly and severally binding upon each of the parties comprising the Borrower.

                  10.16. Judgment Currency. (a) The Borrowers' obligations hereunder and under the other Loan Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Canadian Dollar Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the Canadian Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                                   ARTICLE XI

                              US BORROWER GUARANTY

                  11.1. The Guaranty. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the US Borrower from the proceeds of the Canadian Revolving Credit Loans, the US Borrower hereby agrees with the Lenders as follows: the US Borrower hereby unconditionally, irrevocably and absolutely guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations of the Canadian Borrower to the Canadian Guaranteed Parties under this Agreement and the other Loan Documents to which it is a party (collectively, the "Canadian Obligations"). If any or all of the Canadian Obligations becomes due and payable hereunder or under such other Loan Documents, the US Borrower unconditionally promises to pay such Canadian Obligations, on demand, together with any and all reasonable out-of-pocket expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Canadian Obligations.

                  11.2. Bankruptcy. Additionally, the US Borrower unconditionally, irrevocably and absolutely guarantees the payment of any and all Canadian Obligations, including interest which would, but for a bankruptcy filing, have accrued after a bankruptcy filing, whether or not due or payable by the Canadian Borrower upon the occurrence of any of the events specified in
Section 8.01(e), and unconditionally and irrevocably promises to pay such Canadian Obligations to the Canadian Guaranteed Parties, or order, on demand, in the Applicable Currency.

                  11.3. Nature of Liability. The liability of the US Borrower hereunder is exclusive and independent of any security for or other guaranty of the Canadian Obligations whether executed by the US Borrower, any other guarantor or by any other party, and the liability of the US Borrower hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Canadian Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Canadian Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Canadian Borrower, or (e) any payment made to any Canadian Guaranteed Parties on the Canadian Obligations which such Canadian Guaranteed Parties repay to the Canadian Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the US Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  11.4. Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the Canadian Obligations guaranteed hereby or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Canadian Obligations guaranteed herein.

                  11.5. Independent Obligation. The obligations of the US Borrower hereunder are independent of the obligations of any other guarantor or the Canadian Borrower, and a separate action or actions may be brought and prosecuted against the US Borrower whether or not action is brought against any other guarantor or the Canadian Borrower and whether or not any other guarantor or the Canadian Borrower be joined in any such action or actions. The US Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Canadian Borrower or other circumstance which operates to toll any statute of limitations as to the Canadian Borrower shall operate to toll the statute of limitations as to the US Borrower.

                  11.6. Authorization. The US Borrower authorizes the Canadian Guaranteed Parties without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Canadian Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Canadian Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Canadian Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Canadian Borrower or other obligors;

                  (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Canadian Borrower to its creditors other than the Canadian Guaranteed Parties;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Canadian Borrower to the Canadian Guaranteed Parties regardless of what liability or liabilities of the US Borrower or the Canadian Borrower remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the US Borrower from its liabilities under this Article XI.

                  11.7. Reliance. It is not necessary for any Canadian Guaranteed Party to inquire into the capacity or powers of the Canadian Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  11.8. Subordination. Any indebtedness of the Canadian Borrower now or hereafter held by the US Borrower is hereby subordinated to the Canadian Obligations of the Canadian Borrower to the Canadian Guaranteed Parties; and such indebtedness of the Canadian Borrower to the US Borrower, if the Administrative Agent (at the direction of the Majority Lenders), after an Event of Default has occurred, so requests, shall be collected, enforced and received by the US Borrower as trustee for the Canadian Guaranteed Parties and be paid over to the Canadian Guaranteed Parties on account of the Canadian Obligations of the Canadian Borrower to the Canadian Guaranteed Parties, but without affecting or impairing in any manner the liability of the US Borrower under the other provisions of this Guaranty. Prior to the transfer by the US Borrower of any note or negotiable instrument evidencing any indebtedness of the Canadian Borrower to the US Borrower, the US Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  11.9. Waivers. (a) The US Borrower waives any right to require any Canadian Guaranteed Party to (i) proceed against the Canadian Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Canadian Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Canadian Guaranteed Parties' power whatsoever. The US Borrower waives any defense based on or arising out of any defense of the Canadian Borrower, any other guarantor or any other party other than payment in full in cash of the Canadian Obligations, including, without limitation, any defense based on or arising out of the disability of the Canadian Borrower, any other guarantor or any other party, or the unenforceability of the Canadian Obligations or any part thereof for any cause, or the cessation for any cause of the liability of the Canadian Borrower other than to the extent of payment in full in cash of the Canadian Obligations. The Canadian Guaranteed Parties may, at their election, foreclose on any security held by the Administrative Agent or any other Canadian Guaranteed Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Canadian Guaranteed Parties may have against the Canadian Borrower or any other party, or any security, without affecting or impairing in any way the liability of the US Borrower hereunder except to the extent the Canadian Obligations have been paid in cash. The US Borrower waives any defense arising out of any such election by the Canadian Guaranteed Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the US Borrower against the Canadian Borrower or any other party or any security.

                  (b) The US Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Canadian Obligations. The US Borrower assumes all responsibility for being and keeping itself informed of the Canadian Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Canadian Obligations and the nature, scope and extent of the risks which the US Borrower assumes and incurs hereunder, and agrees that the Canadian Guaranteed Parties shall have no duty to advise the US Borrower of information known to them regarding such circumstances or risks.

                  (c) All parties hereto agree that the US Borrower shall have no right of subrogation against the Canadian Borrower or any Guarantor regarding any payment of Canadian Obligations until all of the Obligations have been irrevocably paid in full in cash.

                  The US Borrower warrants and agrees that each of the waivers set forth above in this Section 11.9 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

                  11.10. Guaranty Continuing. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Canadian Guaranteed Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Canadian Guaranteed Parties or any subsequent holder of a Canadian Revolving Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on the US Borrower in any case shall entitle the US Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Canadian Guaranteed Parties or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

                  11.11. Binding Nature of Guaranties. This Guaranty shall be binding upon the US Borrower and its successors and assigns and shall inure to the benefit of the Canadian Guaranteed Parties and their successors and assigns.

                  11.12. Judgments Binding. If claim is ever made upon any Canadian Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Canadian Obligations and such Canadian Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Canadian Guaranteed Party with any such claimant (including the

Canadian Borrower) then and in such event the US Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the US Borrower, notwithstanding any revocation hereof or the cancellation of any Canadian Revolving Credit Note, or other instrument evidencing any liability of the Canadian Borrower, and the US Borrower shall be and remain liable to the Canadian Guaranteed Parties hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                                               * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.




                                    FELCOR LODGING TRUST
                                       INCORPORATED



                                    By: /s/  Lawrence D. Robinson
                                       ---------------------------------------
                                        Title: Executive Vice President

                                    FELCOR LODGING LIMITED PARTNERSHIP

                                    By:  FelCor Lodging Trust
                                         Incorporated, its general
                                         partner



                                    By: /s/  Lawrence D. Robinson
                                       ---------------------------------------
                                        Title: Executive Vice President

                                    FELCOR CANADA CO.



                                    By: /s/  Lawrence D. Robinson
                                       ---------------------------------------
                                        Title: Senior Vice President

                                    THE CHASE MANHATTAN BANK



                                     By:  /s/  John F. Mix
                                       ---------------------------------------
                                       Name:   John F. Mix
                                       Title:   Vice President



                                    THE CHASE MANHATTAN BANK OF CANADA, as
                                        Administrative Agent



                                    By: /s/  Christine Chan
                                       ---------------------------------------
                                       Name:  Christine Chan
                                       Title: Vice President



                                    THE CHASE MANHATTAN BANK, TORONTO BRANCH



                                    By:  /s/ Christine Chan
                                       ----------------------------------------
                                       Name:  Christine Chan
                                       Title: Authorized Vice President


                                    By:  /s/ Ralph Kern
                                       ----------------------------------------
                                       Name:  Ralph Kern
                                       Title: Authorized Representative


                                    BANK OF AMERICA, N.A.

                                    By:  /s/  Lesa J. Butler
                                        ---------------------------------------
                                        Name:  Lesa J. Butler
                                        Title: Principal

                                    BANK OF MONTREAL



                                    By:  /s/  Thomas A. Batterham
                                        ----------------------------------------
                                        Name:   Thomas A. Batterham
                                        Title:  Director



                                    BANK OF NOVA SCOTIA, NEW YORK AGENCY



                                    By:  /s/  Bruce G. Ferguson
                                         --------------------------------------
                                         Name:   Bruce G. Ferguson
                                         Title:  Managing Director



                                    BANKERS TRUST COMPANY



                                    By:   /s/  Brenda Casey
                                         --------------------------------------
                                         Name:    Brenda Casey
                                         Title:   Vice President



                                    CHANG HWA COMMERCIAL BANK LTD., NEW YORK
                                        BRANCH



                                    By:  /s/  Ming-Hsien Lin
                                         --------------------------------------
                                         Name:   Ming-Hsien Lin
                                         Title:  VP & General Manager



                                    CITICORP NORTH AMERICA, INC.

                                    By:  /s/  Kent Jeueett
                                         --------------------------------------
                                         Name:  Kent Jeueett
                                         Title: Managing Director

                                    CREDIT LYONNAIS, NEW YORK BRANCH

                                    By:  /s/  Bruno DeFloor
                                         --------------------------------------
                                         Name:   Bruno DeFloor
                                         Title:  Vice President



                                    DRESDNER BANK AG, NEW YORK BRANCH AND
                                        GRAND CAYMAN BRANCH



                                    By:  /s/  Ben J. Marciano
                                         --------------------------------------
                                         Name:  Ben J. Marciano
                                         Title: Director


                                    By:  /s/  David Sarner
                                         --------------------------------------
                                         Name:    David Sarner
                                         Title:   Associate



                                    FLEET NATIONAL BANK, N.A.



                                    By:  /s/  Jeff V. Aycock
                                         --------------------------------------
                                         Name:    Jeff V. Aycock
                                         Title:   Vice President



                                    HUA NAN COMMERCIAL BANK, LTD. NEW YORK
                                        AGENCY


                                    By:  /s/  Yun-Peng Chang
                                         --------------------------------------
                                         Name:    Yun-Peng Chang
                                         Title:   SVP & General Manager

                                    MORGAN STANLEY SENIOR FUNDING, INC.

                                    By:  /s/  Todd Vannucci
                                         --------------------------------------
                                         Name:    Todd Vannucci
                                         Title:   Principal



                                    PNC BANK, NATIONAL ASSOCIATION



                                    By:  /s/  Wayne P. Robertson
                                         --------------------------------------
                                         Name:     Wayne P. Robertson
                                         Title:    Vice President



                                    SOCIETE GENERALE, SOUTHWEST AGENCY

                                    By:  /s/  Thomas K. Day
                                         --------------------------------------
                                         Name:    Thomas K. Day
                                         Title:   Managing Director



                                    WELLS FARGO BANK, NATIONAL ASSOCIATION



                                    By:   /s/  J. Kent Howard
                                         --------------------------------------
                                         Name:     J. Kent Howard
                                         Title:    Senior Vice President

                                                                  Schedule I-A-1



                          REVOLVING CREDIT COMMITMENTS

            LENDER                                        REVOLVING CREDIT COMMITMENT
            ------                                        ---------------------------
     The Chase Manhattan Bank                                        $ 79,500,000

     Bankers Trust Company                                           $ 75,000,000

     Bank of America, N.A.                                           $ 75,000,000

     Wells Fargo Bank, National Association                          $ 75,000,000

     Citicorp North America, Inc.                                    $ 75,000,000

     The Bank of Nova Scotia                                         $ 50,000,000

     Credit Lyonnais New York Branch                                 $ 50,000,000

     Fleet National Bank                                             $ 35,000,000

     Bank of Montreal                                                $ 25,000,000

     PNC Bank, N.A.                                                  $ 25,000,000

     Morgan Stanley Senior Funding, Inc.                             $ 25,000,000

     Hua Nan Commercial Bank Ltd., New York Agency                   $ 13,500,000

     Chang Hwa Commercial Bank Ltd., New York Branch                 $ 12,000,000

     Dresdner Bank AG, New York and Grand Cayman                     $     0
     Branches

     Societe Generale                                                $     0
                                                                     ------------

                                                                     $615,000,000
                                                                     ============

                                                                  Schedule I-A-2



                          REVOLVING CREDIT COMMITMENTS

            LENDER                                        REVOLVING CREDIT COMMITMENT
            ------                                        ---------------------------
     The Chase Manhattan Bank                                        $ 79,500,000

     Bankers Trust Company                                           $ 75,000,000

     Bank of America, N.A.                                           $ 75,000,000

     Wells Fargo Bank, National Association                          $ 75,000,000

     Citicorp North America, Inc.                                    $ 75,000,000

     The Bank of Nova Scotia                                         $ 50,000,000

     Credit Lyonnais New York Branch                                 $ 50,000,000

     Fleet National Bank                                             $ 35,000,000

     Bank of Montreal                                                $ 25,000,000

     PNC Bank, N.A.                                                  $ 25,000,000

     Morgan Stanley Senior Funding, Inc.                             $ 25,000,000

     Hua Nan Commercial Bank Ltd., New York Agency                   $ 13,500,000

     Chang Hwa Commercial Bank Ltd., New York Branch                 $ 12,000,000

     Dresdner Bank AG, New York and Grand Cayman Branches            $ 35,000,000
                                                                     ------------
     Societe Generale                                                $ 50,000,000
                                                                     ------------
                                                                     $700,000,000
                                                                     ============

                                                                  Schedule I-B-1
                    CANADIAN REVOLVING CREDIT SUB-COMMITMENTS


                                                      CANADIAN REVOLVING CREDIT
             LENDER                                      SUB-COMMITMENT
             ------                                      --------------
     The Chase Manhattan Bank,                           $20,000,000
     Toronto Branch

     The Bank of Nova Scotia                             $25,000,000

     Bank of Montreal                                    $15,000,000
                                                         -----------
                                                         $60,000,000
                                                         ===========

                                                                  Schedule I-B-2

                    CANADIAN REVOLVING CREDIT SUB-COMMITMENTS


                                                     CANADIAN REVOLVING CREDIT
             LENDER                                      SUB-COMMITMENT
             ------                                      --------------
     The Chase Manhattan Bank,                            $ 31,250,000
     Toronto Branch

     The Bank of Nova Scotia                              $ 25,000,000

     Bank of Montreal                                     $ 18,750,000
                                                          ------------
                                                          $ 75,000,000
                                                          ============

                                                                   Schedule II-A

                   REVOLVING CREDIT APPLICABLE LENDING OFFICES
                            AND ADDRESSES FOR NOTICES


         US LENDERS


                                           DOMESTIC LENDING OFFICE AND                EURODOLLAR LENDING OFFICE
       LENDER                                  ADDRESS FOR NOTICES                    AND ADDRESS FOR NOTICES
The Chase Manhattan Bank              1 Chase Manhattan Plaza                         1 Chase Manhattan Plaza
                                      8th Floor                                       8th Floor
                                      New York, NY  10081                             New York, NY  10081
                                      Attn:  Loan and Agency Services                 Attn:  Loan and Agency Services
                                      Telecopy: (212) 552-5701                        Telecopy: (212) 552-5701
                                      Phone: (212) 552-7400                           Phone: (212) 552-7400

Bank of Montreal                      115 S. LaSalle St., 5th Floor                   115 S. LaSalle St., 5th Floor
                                      Chicago, Illinois 60603                         Chicago, Illinois 60603
                                      contact: Joyce Kidd                             contact: Joyce Kidd
                                      phone: (312) 750-5907                           phone: (312) 750-5907
                                      fax: (312) 750-6061                             fax: (312) 750-6061

The Bank of Nova Scotia               Real Estate Banking                             600 Peachtree Street, N.E.
                                      One Liberty Plaza                               Suite 2700
                                      New York, NY 10006                              Atlanta, GA 30308
                                      contact: Bruce Ferguson                         contact: Craig Subryan
                                      phone: (212) 225-5158                           fax: (404) 888-8998
                                      fax: (212) 225-5166

Bank of America, N.A.                 901 Main, 51st Floor                            901 Main, 51st Floor
                                      Dallas, TX 75202                                Dallas, TX 75202
                                      contact: Lesa J. Butler                         contact: Lesa J. Butler
                                      phone: (214) 209-1506                           phone: (214) 209-1506
                                      fax: (214) 209-0085                             fax: (214) 209-0085

Chang Hwa Commercial Bank Ltd., New   One World Trade Center, 32nd Floor              One World Trade Center, 32nd Floor
York Branch                           New York, NY 10048                              New York, NY 10048
                                      Contact: Peter Lien                             Contact: Peter Lien
                                      phone: (212) 390-7040                           phone: (212) 390-7040
                                      fax: (212) 390-7063                             fax: (212) 390-7063

                                                                   Schedule II-A
                                                                         Page 2

                                           DOMESTIC LENDING OFFICE AND                EURODOLLAR LENDING OFFICE
       LENDER                                  ADDRESS FOR NOTICES                    AND ADDRESS FOR NOTICES
Credit Lyonnais New York Branch       1301 Avenue of the Americas                     1301 Avenue of the Americas
                                      New York, NY 10019                              New York, NY 10019
                                      contact: Bruno de Floor                         contact: Bruno de Floor
                                      phone: (212) 261-3234                           phone: (212) 261-3234
                                      fax: (212) 261-7532                             fax: (212) 261-7532

Bankers Trust Company                 130 Liberty Street                              130 Liberty Street
                                      Mail Stop 2257                                  Mail Stop 2257
                                      New York, NY 10006                              New York, NY 10006
                                      contact: Wendy Williams                         contact: Wendy Williams
                                      phone: (212) 250-4854                           phone: (212) 250-4854
                                      fax: (212) 250-7351                             fax: (212) 250-7351

Fleet National Bank                   115 Perimeter Center Place, Suite 500           115 Perimeter Center Place, Suite 500
                                      Atlanta, Georgia 30346                          Atlanta, Georgia 30346
                                      contact: Jeanette Streander                     contact: Jeanette Streander
                                      phone: (770) 390-6550                           phone: (770) 390-6550
                                      fax: (770) 390-8434                             fax: (770) 390-8434

Hua Nan Commercial Bank Ltd., New     Two World Trade Center, Suite 2846              Two World Trade Center, Suite 2846
York Agency                           New York, NY 10048                              New York, NY 10048
                                      contact: Jeng Fang Geeng                        contact: Jeng Fang Geeng
                                      phone: (212) 488-2330                           phone: (212) 488-2330
                                      fax: (212) 912-1050                             fax: (212) 912-1050

PNC Bank, N.A.                        One PNC Plaza                                   One PNC Plaza
                                      Mail Stop: P1-POPP-19-2                         Mail Stop: P1-POPP-19-2
                                      249 Fifth Avenue                                249 Fifth Avenue
                                      Pittsburgh, PA 15222-2707                       Pittsburgh, PA 15222-2707
                                      contact: Jan Dotchin                            contact: Jan Dotchin
                                      phone: (412) 762-3986                           phone: (412) 762-3986
                                      fax: (412) 768-5754                             fax: (412) 768-5754

Wells Fargo Bank, National            5400 LBJ Freeway                                2120 East Park Place, Suite 100
Association                           Dallas, TX 75240                                El Segundo, CA 90245
                                      contact: Kent Howard                            contact: Match Fundings Administrator
                                      phone: (972) 364-1030                           fax: (310) 335-1014
                                      fax: (972) 386-4723

Citicorp North America, Inc.          399 Park Avenue                                 399 Park Avenue
                                      New York, NY 10043                              New York, NY 10043
                                      Contact:  Michael Psyllos                       Contact:  Michael Psyllos
                                      Phone:  (212) 723-6789                          Phone:  (212) 723-6789
                                      Fax:  (212) 723-8380                            Fax:  (212) 723-8380

                                                                   Schedule II-A
                                                                         Page 3

                                   Domestic Lending Office and
                                             Address                                 Eurodollar Lending Office and
          Lender                           for Notices                                   Address for Notices
Dresdner Bank AG, New York and        75 Wall Street                                  75 Wall Street
Grand Cayman Branches                 New York, NY  10005                             New York, NY  10005
                                      Contact: David Sarner                           Contact: David Sarner
                                      Phone: (212) 429-2680                           Phone: (212) 429-2680
                                      Fax: (212) 429-2129                             Fax: (212) 429-2129

Societe Generale, SW Agency           2001 Ross Avenue, Suite 4900                    2001 Ross Avenue, Suite 4900
                                      Dallas, TX 75201                                Dallas, TX 75201
                                      contact: Carol Ray-Barbee                       contact: Carol Ray-Barbee
                                      Phone: (214) 979-2757                           Phone: (214) 979-2757
                                      Fax: (214) 979-2717                             Fax: (214) 979-2717

                                                                   Schedule II-B

                    CANADIAN REVOLVING CREDIT SUB-COMMITMENT
              APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES


                                CANADIAN LENDERS

                                                   CANADIAN DOLLAR LENDING OFFICE
                          LENDER                       AND ADDRESS FOR NOTICES
                          ------                   ------------------------------
          The Chase Manhattan Bank, Toronto        Suite 1800
          Branch                                   Royal Bank Plaza
                                                   200 Bay Street
                                                   Post Office Box 80
                                                   Toronto, Ontario  M5J 2J2
                                                   Canada
                                                   Attn:  Funding Officer
                                                   Telecopy:  (416) 981-9128
                                                   Phone:  (416) 981-9235

          Bank of Montreal                         Main Branch
                                                   First Canadian Place
                                                   Toronto, Ontario M5X 1A1
                                                   Canada
                                                   Attn: Lali DaSilva
                                                   Re: Felcor Canada Co.
                                                   Telecopy: (416) 360-6850
                                                   Phone: (416) 867-7904

          The Bank of Nova Scotia                  Toronto Main Branch
                                                   Scotia Plaza
                                                   44 King Street West
                                                   Toronto, Ontario M5H 1H1
                                                   Canada
                                                   Attn:  Zorida Shaw
                                                   Phone:  (416) 866-6774
                                                   Telecopy:  (416) 866-6489

                                                                     Schedule IV

               CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES

                  This Schedule IV sets forth certain terms and conditions relating to the obligation of the Canadian Lenders to make loans to the Canadian Borrower by way of Bankers' Acceptances pursuant to Section 2.1(b) of the Credit Agreement to which this Schedule IV is attached. Capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

                  (a) Availability. All notices of borrowings, conversions or continuations for Bankers' Acceptances shall be in a minimum aggregate Face Amount of Cdn$2,500,000 or a multiple of Cdn$1,000,000 in excess thereof, and a Canadian Lender shall not be obliged to accept any bill of exchange which:

                  (i) is drawn on or which matures on a day which is not a Business Day;

                  (ii) matures on a day subsequent to the Termination Date;

                  (iii) has a term other than approximately 30, 60, 90 or 180 days;

                  (iv) is denominated in any currency other than Canadian
Dollars;

                  (v) is not in a form satisfactory to such Canadian Lender or the Administrative Agent;

                  (vi) has a Face Amount of less than Cdn.$1,000,000 or the Face Amount is not an integral multiple of Cdn.$100,000; or

                  (vii) in respect of which the Canadian Borrower has not then paid the applicable Acceptance Fee.

                  (b) Grace. The Canadian Borrower hereby renounces, and shall not claim or request or require any Canadian Lender to claim, any days of grace for the payment of any Bankers' Acceptance.

                  (c) Bankers' Acceptances in Blank. To facilitate the acceptance by the Canadian Lenders of Drafts as contemplated by the Credit Agreement and this Schedule IV, the Canadian Borrower shall, on the Restatement Effective Date and from time to time as required, supply each Canadian Lender with such numbers of Drafts as it may request, each executed and endorsed in blank by the Canadian Borrower, provided that each Canadian Lender is hereby authorized (in accordance with a Notice of Borrowing relating to a Bankers' Acceptance) to issue such Bankers' Acceptances endorsed in blank in such Face Amounts as may be determined by the Canadian Lender and each Canadian Lender is hereby appointed as the attorney of the Borrower for such limited purpose. Each Canadian Lender shall exercise such care in the custody and safekeeping of such bills as they give to similar property owned by them. Each Canadian Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such Face Amounts as may

                                                                     Schedule IV
                                                                          Page 2

be determined by such Canadian Lender, provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Canadian Lender. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed drafts to such Canadian Lender on a timely basis, nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use to the extent same has been finally judicially determined to have arisen by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Canadian Borrower in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder,
(iv) purchased by it hereunder, and (v) canceled at their respective maturity dates. At the option of the Administrative Agent or a Canadian Lender the Drafts contemplated by this clause (c) shall be in such form which qualifies as a "depository note" which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

                  (d) Execution of Bankers' Acceptances. Upon the request of any Canadian Lender, the Canadian Borrower shall provide to such Canadian Lender a power of attorney to complete, sign, endorse and issue Bankers' Acceptances on behalf of the Canadian Borrower in form and substance satisfactory to such Canadian Lender. Notwithstanding that any one or more of the individuals whose manual or facsimile signature appears on any bill as a signatory on behalf of the Canadian Borrower may no longer hold office at the date of such bill or at the date of its acceptance by any Canadian Lender hereunder, or at any time thereafter, any Bankers' Acceptance signed as aforesaid on behalf of the Canadian Borrower shall be valid and binding upon the Canadian Borrower.

                  (e) Issuance of Bankers' Acceptances. Promptly following receipt of a notice of borrowing, conversion or continuation by way of Bankers' Acceptances, the Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the Face Amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate Face Amount of Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Administrative Agent by reference to the respective Canadian Ratable Portions of the Canadian Lenders, except that, if the Face Amount of the Bankers' Acceptance, that would otherwise be accepted by a Canadian Lender, would not be Cdn.$100,000 or a multiple thereof, such Face Amount shall be increased or reduced by the Administrative Agent in its sole discretion to the nearest multiple of Cdn.$100,000.

                  Notwithstanding the foregoing, if by reason of any increase or reduction described in the immediately preceding sentence, any Canadian Lender shall have aggregate Bankers' Acceptances and Canadian Revolving Credit Loans in excess of its respective Canadian Ratable Portion of the total outstanding Bankers' Acceptances and Canadian Revolving Credit Loans for all the Canadian Lenders (any such Canadian Lender being herein called an "Over-Allotted Lender"), then at any time following the occurrence and during the continuance of an Event of Default, each other Canadian Lender agrees, upon request of the Over-Allotted Lender, to

                                                                     Schedule IV
                                                                          Page 3

promptly purchase from such Over-Allotted Lender participations in (or, if and to the extent specified by any such purchasing Lender, direct interests in) the Bankers' Acceptances and Canadian Revolving Credit Loans owing to the Over-Allotted Lender (and any interest due thereon, as the case may be) in such amounts, and to make such other adjustments from time to time as shall be equitable, to the end that all the Canadian Lenders shall hold the Bankers' Acceptances and Canadian Revolving Credit Loans ratably according to their respective Canadian Ratable Portions.

                  (f) Purchase of Bankers' Acceptances: Continuations as and Conversions into Bankers' Acceptance Loans. Subject to clause (k) below, upon the acceptance of a Bankers' Acceptance by a Canadian Lender, such Canadian Lender shall purchase, or arrange the purchase of, each Bankers' Acceptance from the Canadian Borrower at a price determined by the Discount Rate of such Bankers' Acceptance and provide to the Administrative Agent at its office the BA Discount Proceeds for the account of the Canadian Borrower. The BA Discount Proceeds so received by the Administrative Agent from the Canadian Lenders shall be retained by the Administrative Agent and applied (in a manner consistent with any election made by the Canadian Borrower pursuant to clause (i) below) as follows: (I) remitted to the Canadian Borrower, (II) to the prepayment of Canadian Prime Rate Loans (which shall constitute a conversion of the Canadian Revolving Credit Loans from Canadian Prime Rate Loans to Bankers' Acceptance Loans) or (III) to the payment of Bankers' Acceptances maturing on such date (which shall constitute a continuation of Bankers' Acceptance Loans to new Bankers' Acceptance Loans), provided that in the case of any such conversion or continuation of Canadian Revolving Credit Loans, the Canadian Borrower shall pay to the Administrative Agent for account of the respective Canadian Lenders such additional amounts, if any, as shall be necessary to effect the prepayment in full of the respective Canadian Prime Rate Loans being prepaid, or the Bankers' Acceptances maturing, on such date.

                  On any date on which a conversion or continuation described in the preceding paragraph shall occur, the Administrative Agent shall be entitled to net all amounts payable on such date by the Administrative Agent to a Canadian Lender against all amounts payable on such date by such Canadian Lender to the Administrative Agent. Similarly, on any such date, the Canadian Borrower hereby authorizes each Canadian Lender to net all amounts payable on such date by such Canadian Lender to the Administrative Agent for the account of the Canadian Borrower, against all amounts payable on such date by the Canadian Borrower to such Canadian Lender in accordance with the Administrative Agent's calculations.

                  (g) Acceptance Fees. The Canadian Borrower shall pay to the Administrative Agent, in advance, for distribution to each Canadian Lender which accepts a Bankers' Acceptance (based on their respective Canadian Ratable Portions), an Acceptance Fee in respect of the Face Amount of such Bankers' Acceptance, which shall be payable on or before the date of acceptance of such Bankers' Acceptance.

                  (h) Prepayments. Subject to clause (j) of this Schedule IV, and except as otherwise expressly provided under the Credit Agreement, no prepayment of any Bankers' Acceptances shall be made by the Canadian Borrower prior to the maturity date of such Bankers' Acceptance.

                                                                     Schedule IV
                                                                          Page 4

                  (i) Payment; Conversion or Renewal of Bankers' Acceptances. Upon maturity of a Bankers' Acceptance, the Canadian Borrower may (i) elect to issue a replacement Bankers' Acceptance by giving a notice of continuation prior to 11:00 A.M. (New York time) at least two Business Days prior to the maturity date thereof, which notice shall comply with the requirements of clause (a) of this Schedule IV; (ii) elect to have all or a portion of the Face Amount of the Bankers' Acceptance converted to a Canadian Prime Rate Loan by giving a Notice of Borrowing in accordance with Section 2.2 of the Credit Agreement; or (iii) pay to the Administrative Agent, on or before 10:00 A.M. (New York time) on the maturity date for the Bankers' Acceptance, an amount in Canadian Dollars equal to the Face Amount of the Bankers' Acceptance (notwithstanding that the Canadian Lender may be the holder of it at maturity). Unless a Bankers' Acceptance is paid in full at the maturity thereof, or continued as another Canadian Revolving Credit Loan by way of Bankers' Acceptances, the obligation of the Canadian Borrower to any Canadian Lender in respect of a maturing Bankers' Acceptance accepted by such Canadian Lender shall be deemed to be converted automatically into a Canadian Prime Rate Loan in an amount equal to the full Face Amount of the maturing Bankers' Acceptance. Such Canadian Prime Rate Loan shall be subject to all of the provisions of the Credit Agreement applicable to a Canadian Prime Rate Loan, including in particular the obligation to pay interest, from and after the maturity date of such Bankers' Acceptance.

                  (j) Default. Upon the acceleration of the Canadian Revolving Credit Loans to be due and payable pursuant to Section 8.2 of the Credit Agreement (whether by action of the Administrative Agent or the Majority Lenders, or automatically by reason of the occurrence of an Event of Default referred to in Section 8.1(e)), the Canadian Borrower shall pay to the Administrative Agent in satisfaction of the obligations of the Canadian Borrower to the Canadian Lenders in respect of then-outstanding Bankers' Acceptances, and there shall become immediately due and payable, an amount equal to:

                  (i) the aggregate Face Amount of all outstanding Bankers' Acceptances thereof; and

                  (ii) all unpaid Acceptance Fees, if any.

                  (k) Circumstances Making Bankers' Acceptances Unavailable. If the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto) and notified the Canadian Borrower and each of the Canadian Lenders that, by reason of circumstances arising after the Restatement Effective Date and affecting the Canadian money market (i) there is no market for Bankers' Acceptances or (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder, then the right of the Canadian Borrower to request that any Canadian Lender accept a Bankers' Acceptance shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist and the Administrative Agent so notifies the Canadian Borrower.

                  (l) Indemnification in Respect of Bankers' Acceptances. In addition to any liability of the Canadian Borrower to any Lender or the Administrative Agent under any other provision hereof, the Canadian Borrower shall indemnify each Lender and the Administrative

                                                                     Schedule IV
                                                                          Page 5

Agent and hold each of them harmless against any reasonable loss or expense incurred by such Lender or the Administrative Agent as a result of (x) any failure by the Canadian Borrower to fulfill any of its obligations hereunder including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by any Lender to fund any Bankers' Acceptance as a result of the failure of the Canadian Borrower to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder; or
(y) the Canadian Borrower's failure to provide for the payment to the Administrative Agent, for the account of each of the Canadian Lenders, of the full Face Amount of each Bankers' Acceptance on its maturity date.


                  (m) Bankers' Acceptances Purchased by a Canadian Lender. Bankers' Acceptances purchased by a Canadian Lender may be held by it for its own account until the maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Canadian Lender's sole discretion.